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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ROSETTA STONE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 12, 2013

Dear Stockholder:

        You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Rosetta Stone Inc. (the "Company" or "Rosetta Stone"), which will be held at our offices located at 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209, on Thursday, May 23, 2013, at 3:30 p.m., local time.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. We encourage you to vote your shares according to the instructions on the enclosed proxy card or on the Notice of Internet Availability of Proxy Materials. If you decide to attend the Annual Meeting and vote in person, you may withdraw your proxy at that time.

        To assist you in voting your shares, you will find enclosed the Notice of 2013 Annual Meeting of Stockholders, the 2013 Proxy Statement and our 2012 Annual Report to Stockholders, which includes the Company's audited financial statements.

        On behalf of the Board of Directors and employees of Rosetta Stone, we thank you for your continued interest in and support of the Company.

Sincerely,

Stephen M. Swad
 President and Chief Executive Officer

Your vote is important. Please vote promptly.

You may vote according to the instructions
on the enclosed proxy card or Notice of Internet
Availability of Proxy Materials.

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        You are cordially invited to attend our 2013 Annual Meeting of Stockholders, which will be held at 3:30 p.m. local time on May 23, 2013 at our corporate offices located at 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209 for the following purposes:

  1.
  Elect two Class I directors nominated by our Board of Directors to hold office until our Annual Meeting of Stockholders in 2016 or until their respective successors have been elected;

  2.
  Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2013;

  3.
  Approve the material terms of the performance goals for certain awards under the Rosetta Stone Inc. 2009 Omnibus Incentive Plan, as amended (the "2009 Plan"), to permit the Company to grant awards that may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code;

  4.
  Approve an amendment to the 2009 Plan to increase the number of shares available for issuance under the 2009 Plan;

  5.
  Conduct an advisory vote on the compensation of the named executive officers; and

  6.
  Consider any other matters that may properly be brought before the meeting.

        A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders who owned our stock at the close of business on April 2, 2013 may vote at the meeting, or at any adjournment or postponement of the meeting.

        Your vote is important. Whether or not you plan to attend the meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials and/or the Proxy Card sent to you, as promptly as possible.

By order of our Board of Directors,

Michael C. Wu General Counsel and Secretary

Arlington, Virginia
April 12, 2013

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 23, 2013 at 3:30 p.m. local time at 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209.
The proxy statement and annual report to stockholders are available at
http://investors.rosettastone.com.
The Board of Directors recommends that you vote FOR each of the proposals identified above.

ROSETTA STONE INC.

PROXY STATEMENT FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

i

ii

ROSETTA STONE INC.
1919 North Lynn St., 7th Fl.
Arlington, Virginia 22209

PROXY STATEMENT FOR THE
2013 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

        Our Board of Directors is asking for your proxy for use at the Rosetta Stone Inc. 2013 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are holding the Annual Meeting on Thursday, May 23, 2013 at 3:30 p.m. local time at our offices at 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209. Directions to the Annual Meeting may be found at http://www.rosettastone.com/directions. We have first released this proxy statement to our stockholders beginning on or about April 12, 2013.

Internet Availability of Proxy Materials

        Under rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card sent to stockholders of record and on the Notice of Internet Availability of Proxy Materials (the "Notice") sent to stockholders who hold their shares in street name. The Notice will also include instructions for stockholders who hold their shares in street name on how to access the proxy card to vote over the Internet.

Record Date, Outstanding Shares and Quorum

        Only holders of record of our common stock at the close of business on April 2, 2013 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, we had approximately 22,221,445 shares outstanding and entitled to vote, held by approximately 222 stockholders of record and approximately 8,600 beneficial owners, who may hold their shares through banks, brokers or other nominees. We need a quorum to take action at the Annual Meeting. We will have a quorum if a majority of the shares outstanding and entitled to vote on the Record Date are present at the Annual Meeting, either in person or by proxy.

        If by the date of the Annual Meeting we do not receive sufficient shares to constitute a quorum or approve one or more of the proposals, the Chair of the Annual Meeting, or the persons named as proxies, may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. The persons named as proxies would typically exercise their authority to vote in favor of adjournment.

Voting Rights

        Holders of our common stock are entitled to one vote for each share they own on the Record Date. Cumulative voting for directors is not permitted. The Inspector of Elections appointed for the Annual Meeting will tabulate all votes. The Inspector will separately tabulate yes and no votes, abstentions and broker non-votes for each proposal.

 Voting and Revoking Proxies

        Our Board of Directors is soliciting proxies to vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may submit your vote in person, and any proxy that you previously submitted may be revoked and superseded by the vote that you cast at the Annual Meeting. If you properly submit your proxy, and do not revoke it prior to the Annual Meeting, your shares will be voted in the manner described in this proxy statement or as you may otherwise direct.

        If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal 1 and in favor of Proposals 2, 3, 4 and 5. As far as we know, no other matters will be presented at the Annual Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

        Whether you submit your proxy via the Internet or by mail, you may revoke it at any time before voting takes place at the Annual Meeting. If you are the record holder of your shares and you wish to revoke your proxy, you must deliver instructions to the General Counsel and Secretary, at Rosetta Stone Inc., 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209. You may also revoke a proxy by submitting a later-dated proxy or by voting in person at the Annual Meeting. Please note that if a broker, bank or other nominee is the record holder of your shares and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the record holder confirming your beneficial ownership of the shares. If a broker, bank or other nominee is the record holder of your shares and you wish to revoke your proxy, you must contact the record holder of your shares directly.

Abstentions and Broker Non-Votes

        Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal.

        If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares un-voted or vote your shares on certain routine matters. However, the New York Stock Exchange (the "NYSE") precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Importantly, NYSE rules expressly prohibit brokers holding shares in street name for their beneficial holder clients from voting in uncontested director elections or executive compensation matters, including say-on-pay proposals, without receiving specific voting instructions from those clients. Under NYSE rules, only Proposal 2 (ratifying the selection of our independent registered public accounting firm) should be treated as a routine matter on which a broker can exercise its discretion and vote your shares without specific instructions. If your broker votes on your behalf on this proposal, your shares also will be counted as present for the purpose of determining a quorum. Proposals 1, 3, 4 and 5 are not considered routine matters, and, without your instruction, your broker cannot vote your shares with respect to these proposals. If a broker, bank, custodian, nominee or other record holder of Rosetta Stone stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, these shares (called "broker non-votes") will be counted as present in determining whether we have a quorum.

Soliciting Proxies

        We will pay all expenses of soliciting proxies to be voted at the Annual Meeting. After the proxies are initially distributed, we and/or our agents may also solicit proxies by mail, electronic mail, telephone or in person. We will ask brokers, custodians, nominees and other record holders to prepare and send a Notice of Internet Availability of Proxy Materials to people or entities for which they hold shares and forward copies of the proxy materials to beneficial owners who request paper copies.

 Delivery of Voting Materials to Stockholders Sharing an Address

        To reduce the expense of delivering duplicate materials to stockholders sharing the same address, we have adopted a procedure approved by the SEC called "householding." Under this procedure, certain stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of Internet Availability of Proxy Materials, annual report on Form 10-K and proxy materials, as applicable, sent to stockholders until such time as one or more of these stockholders notifies us that they wish to continue receiving individual copies. In addition, your broker or bank may also follow this procedure. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources.

How to Obtain a Separate Set of Voting Materials

        If you would like to have additional copies of our Notice of Internet Availability of Proxy Materials, annual report on Form 10-K and proxy materials, as applicable, mailed to you, please submit your request to the General Counsel and Secretary, Rosetta Stone Inc., 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209, or call the General Counsel and Secretary at (703) 387-5800 and we will promptly deliver these materials to you. You may also contact us at the address or phone number above if you received multiple copies of materials for the Annual Meeting and would prefer to receive a single copy in the future. If you would like to opt out of householding for future mailings, call the General Counsel and Secretary at (703) 387-5800 or send a written request to the General Counsel and Secretary at the above address.

Annual Report on Form 10-K and Additional Materials

        The Notice of Annual Meeting, this Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2012 have been made available to all stockholders entitled to vote at the Annual Meeting and who received the Notice of Internet Availability of Proxy Materials. The annual report on Form 10-K can also be viewed at http://investors.RosettaStone.com.

OUR BOARD OF DIRECTORS AND NOMINEES

        Our Board of Directors currently consists of 11 directors and is divided into three classes, with the nominees for one class to be elected at each annual meeting of stockholders, to hold office for a three-year term and until successors of the members of such class have been elected and qualified, subject to their earlier death, resignation or removal. On March 22, 2013, our Board of Directors determined, in consultation with Tom P.H. Adams and John E. Lindahl, that Messrs. Adams and Lindahl would not be nominated for re-election at the Annual Meeting due to other demands on their schedules. In addition, on April 7, 2013, Theodore J. (Ted) Leonsis resigned from the Board of Directors effective as of the date of the 2013 Annual Meeting due to other demands on his schedule. We expect that upon completion of the Annual Meeting the size of the Board of Directors will be reduced to eight directors. We believe that the board composition and size after the Annual Meeting will be sufficient to provide all required oversight, governance, and related board duties. We may add additional members to the Board of Directors in the future to contribute additional expertise in areas relevant to the Company's business.

        Only the terms of the Class I directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, our Board of Directors' nominees for election by the stockholders are two current Class I members of our Board of Directors, Phillip A. Clough and Stephen M. Swad. If elected, the nominees will serve as directors until the annual meeting of stockholders in 2016 and until their successors are elected and qualified, subject to their earlier death, resignation or removal.

        The names and certain information about the nominee directors and the continuing directors in each of the other two classes of our Board of Directors are set forth below. There are no family relationships among any of our directors or executive officers.

        It is intended that the proxy will be voted, unless otherwise indicated, for the election of the nominees as Class I directors to our Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies may be voted for the election of a substitute nominee that our Board of Directors may designate in place of such nominee.

        Because the upcoming Annual Meeting will trigger the expiration of the terms of only the Class I directors, proxies cannot be voted for more than two director nominees. The two candidates receiving the highest number of affirmative votes of the shares of our common stock entitled to vote at the Annual Meeting will be elected Class I directors to serve for a three-year term and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal.

Nominees for Class I Directors

        The name and age as of April 1, 2013 of each nominee director, his position with us, the year in which he first became a director and certain biographical information is set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since
Phillip A. Clough	51	Director	2006
Stephen M. Swad	51	Director, President and Chief Executive Officer	2012

Directors Standing for Election

Incumbent Nominees

        Each of the incumbent directors listed below has been nominated for election by our Board of Directors upon recommendation by the Corporate Governance and Nominating Committee and has agreed to stand for election to a three-year term. Information concerning the incumbent nominees for director is provided below. Mr. Clough has previously been elected by our stockholders. Mr. Swad joined the Board of Directors in February 2012, upon appointment by our Board of Directors, after he was recommended to serve as President and Chief Executive Officer by a special committee of the Board of Directors.

        Phillip A. Clough has served as a director since January 2006. Mr. Clough is a Managing General Partner of ABS Capital Partners, a growth equity investment partnership, and has been a General Partner of ABS Capital Partners since September 2001. Prior to joining ABS Capital Partners, Mr. Clough was President and Chief Executive Officer of Sitel Corporation, a publicly traded global provider of outsourced customer support services, from May 1998 to March 2001, and President of Sitel from January 1997 to May 1998. Prior to that, Mr. Clough was an investment banker with Alex. Brown & Sons Inc., an investment bank, from 1990 to 1997 and served in the United States Army from 1983 to 1988, rising to the rank of Captain. He served on the board of American Public Education, Inc. from August 2002 to May 2010. Mr. Clough currently serves on the boards of Liquidity Services, Inc., and various private companies. Mr. Clough holds a B.S. from the U.S. Military Academy at West Point and an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia.

        Our Board of Directors believes that Mr. Clough is particularly qualified to serve as a director based on his successful career in private equity. He has significant experience in the operation of public and private capital markets. Mr. Clough also has experience in corporate leadership, business operations, international business and technology.

        Stephen M. Swad has served as President, Chief Executive Officer and a director since February 2012. Prior to assuming this role, Mr. Swad served as our Chief Financial Officer from November 2010 until May 2012. Prior to joining the Company, Mr. Swad served as the Executive Vice President and Chief Financial Officer of Comverse Technology, Inc., from May 2009 to October 2010. From May 2007 to August 2008, he served as Executive Vice President and Chief Financial Officer of Federal National Mortgage Association (Fannie Mae). Mr. Swad previously served as Executive Vice President and Chief Financial Officer of AOL LLC from February 2003 to February 2007. He has also held various senior financial management positions with Time Warner and its subsidiaries. Mr. Swad, a former partner of KPMG LLP, has also served as a Deputy Chief Accountant at the U.S. Securities and Exchange Commission. He served on the board of Eloqua Inc. from August of 2011 until February 2013, including during the period between August 2012 through February 2013, during which it was a publicly held company. He holds a B.A. in Business Administration from the University of Michigan and is a Certified Public Accountant.

        Our Board of Directors believes that Mr. Swad is particularly qualified to serve as a director, based on his position as our Chief Executive Officer, as well as his extensive leadership, business and operating experience.

Directors Not Standing for Election

        The names and certain biographical information as of April 1, 2013 about the continuing members of our Board of Directors who are not standing for election at the Annual Meeting are set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since
James P. Bankoff	44	Director	2012
John T. Coleman	66	Director	2006
Laurence Franklin	60	Director	2006
Patrick W. Gross	68	Director	2006
Marguerite W. Kondracke	67	Director	2011
Laura L. Witt	44	Director	2005

Class II Directors Serving Until the 2014 Annual Meeting of Stockholders

        James P. Bankoff has served as a director since November 2012. Mr. Bankoff is chairman and CEO of Vox Media, Inc., the publisher of the SB Nation family of sports communities; The Verge, a leading consumer technology site; and Polygon, a site dedicated to covering the world of games and the people who love them. He has served in this capacity since January 2009. Immediately prior to joining Vox Media, Mr. Bankoff served as a senior adviser with Providence Equity Partners, a leading private equity firm focused on media and telecommunications. Prior to joining Providence in 2008, he served as Executive Vice President of programming and products at AOL. Mr. Bankoff joined AOL in 1995 and held a number of leadership positions including President, AOL web properties; President, Netscape; and Vice President of strategy and operations, AOL brand. Mr. Bankoff served on the board of Audible, Inc., from June 2007 to March 2008. Mr. Bankoff holds an M.B.A. from the Wharton School of the University of Pennsylvania and a B.A. from Emory University.

        Our Board of Directors believes that Mr. Bankoff is particularly qualified to serve as a director based on his extensive experience as an Internet innovator and leadership in creating unique digital publishing brands and websites. Mr. Bankoff also brings his corporate leadership experience, online industry expertise and strategic focus to the Board of Directors.

        Laurence Franklin served as the Chairman of the Board of Directors from February 2011 to February 2012, as a director since May 2006 and as the Chairman of the Rosetta Stone Audit Committee since February 2012. Since July 2011, Mr. Franklin has served as the Chief Executive Officer of Frette Srl, a leading manufacturer and retailer of luxury linens and home furnishings. Mr. Franklin served as President and Chief Executive Officer of Tumi Inc., a manufacturer and retailer of luxury travel, business and lifestyle accessories, from January 2002 until March 2009, and was serving on private company boards from March 2009 until joining Frette in July 2011. Prior to joining Tumi, Mr. Franklin served as President of Coach Leatherware Company, Inc. and General Manager of Elizabeth Arden Inc. Mr. Franklin began his career at Peat Marwick Mitchell and Co. in audit, and then worked in the Management Consulting Services group at Price Waterhouse & Co. Mr. Franklin earned his B.A. from Colgate University and his M.S. from the New York University Graduate School of Business.

        Our Board of Directors believes that Mr. Franklin is particularly qualified to serve as a director based on his long-tenured career, which provides valuable business, leadership and management experience, including expertise in wholesale channels of distribution, retail development, corporate management, operations and supply chain management and building international brands. Mr. Franklin's public finance, accounting and operations experience enables him to provide critical insight into, among other things, the Company's financial statements, accounting principles and practices, internal controls over financial reporting and risk management processes. Mr. Franklin qualifies as an audit committee financial expert.

        Laura L. Witt has served as a director since December 2005, including serving as Chairperson of our Board of Directors from December 2005 to February 2011. In September 1997, Ms. Witt joined ABS Capital Partners, a growth equity investment partnership, and has served as a General Partner since January 2001. She served on the boards of Double-Take Software, Inc., from 2002 to 2008 and Familymeds Group, Inc., from 2004 to 2007. Ms. Witt currently serves on the boards of several private companies. She earned a B.A. from Princeton University and an M.B.A. from the Wharton School at the University of Pennsylvania.

        Our Board of Directors believes that Ms. Witt is particularly qualified to serve as a director based on her deep familiarity with Rosetta Stone's business and industry. She has extensive experience in finance, technology and management gained through her career with ABS Capital Partners.

Class III Directors Serving Until the 2015 Annual Meeting of Stockholders

        John T. Coleman has served as a director since May 2006. Mr. Coleman served as President, Chief Operating Officer and a Director of Bose Corp., a manufacturer of high-end audio products, from July 2001 to July 2005. Prior to that, he was Executive Vice President and Vice President of Human Resources at Bose, and before that, he was General Manager of Bose's European manufacturing operations. Prior to joining Bose, Mr. Coleman was Director of Human Resources for General Electric Company in Ireland. Mr. Coleman was Head of the College of Business and Law at University College Cork in Ireland from May 2006 until June 2007. He has been a member of the Board of Advisors of the School of Economics at University College Cork since July 2008 and a member of the Board of Advisors of the School of Business at Maynooth College in Ireland since May 2010. Mr. Coleman has served on the Board of Nortek, Inc., since August 2010. Mr. Coleman served as a Major in the Irish Army reserve and holds diplomas in Personnel Management and in Training and Development from the Irish Management Institute. He also holds a diploma in Management Studies and an M.B.A. from the University of Ulster, Northern Ireland.

        Our Board of Directors believes that Mr. Coleman is particularly qualified to serve as a director based on his extensive experience in management, international business, operations, technology and human resources as a result of his experience at Bose and General Electric. Mr. Coleman has a background in the retail industry building an international brand. He also brings a global perspective to the Board of Directors.

        Patrick W. Gross has served as Lead Director of the Board of Directors since February 2012 and as a director since February 2006. Since 2002, Mr. Gross has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm that he founded. Prior to founding The Lovell Group in 2002, Mr. Gross was a founder, and served as a principal executive officer from 1970 to September 2002, of American Management Systems, Inc., or AMS, a publicly traded information technology consulting, software development, and systems integration firm. Mr. Gross is a director of Capital One Financial Corporation, Career Education Corporation, Liquidity Services, Inc. and Waste Management, Inc. Mr. Gross also currently serves on the boards of several private technology-based companies. Mr. Gross previously served on the boards of Computer Network Technology Corporation from 1997 to 2006, Mobius Management System, Inc., from 2002 to 2007 and Taleo Corporation from 2006 to 2012. He holds a B.S.E. from Rensselaer Polytechnic Institute, an M.S.E. from the University of Michigan and an M.B.A. from the Stanford Graduate School of Business.

        Our Board of Directors believes that Mr. Gross is particularly qualified to serve as a director based on his demonstrated leadership abilities and business judgment, shaped by four decades of executive management and board experience at complex commercial companies. Mr. Gross has extensive experience in finance, management, information technology, software, and education as a result of his management experience at AMS and service on the boards of other public companies. Mr. Gross' finance and operations experience as well as his long-tenured service on other public company boards provides significant insight into the Company's corporate governance, financial statements, accounting principles and practices, internal controls over financial reporting and risk management processes. Mr. Gross also qualifies as an audit committee financial expert.

        Marguerite W. Kondracke has served as a director since December 2011. Since May 2012, Ms. Kondracke has been a senior advisor to America's Promise Alliance, a nonprofit children's advocacy organization. Ms. Kondracke served as President and Chief Executive Officer of America's Promise Alliance from October 2004 to May 2012. She previously served as Special Assistant to U.S. Senator Lamar Alexander, as Staff Director for the Senate Subcommittee on Children and Families, and in the cabinet of former Tennessee Governor Lamar Alexander as Commissioner of the Department of Human Services. Ms. Kondracke was co-founder and Chief Executive Officer of Bright Horizons Family Solutions. She serves on the boards of Saks, Inc. and LifePoint Hospitals, Inc. Ms. Kondracke also serves on the Board of Trustees of Duke University. She holds a B.A. in religion from Duke University and an M.A. in psychology from Austin Peay State University.

        Our Board of Directors believes that Ms. Kondracke is particularly qualified to serve as a director based on her experience in dealing with the legislative and executive branches of government and extensive experience in education, management and operations, including experience as a chief executive officer.

EXECUTIVE OFFICERS

        The name, age and position(s) held by each of our executive officers, as of April 1, 2013, are set forth in the table below.

Name	Age	Position(s) Held with the Company
Stephen M. Swad	51	President and Chief Executive Officer, former Chief Financial Officer
Thomas M. Pierno	51	Chief Financial Officer
Pragnesh N. Shah	44	President, Global Consumer
Judy K. Verses	56	President, Global Institutions
Michael C. Wu	46	General Counsel and Secretary

        Biographical information for Mr. Swad is set forth above under "Our Board of Directors and Nominees—Directors Standing for Election." Biographical information for each of our other executive officers is set forth below.

        Thomas M. Pierno has served as Chief Financial Officer since May 2012. Prior to joining Rosetta Stone, Mr. Pierno served from 2011 to 2012 as Chief Financial Officer at Vertis Communications, Inc., a marketing communications firm, and while there, also directed supply chain and information technology operations. Prior to joining Vertis, Mr. Pierno held the position of Vice President, Financial Planning and Treasury at Comverse Technology, Inc., a global provider of software and systems, from 2010 to 2011, where he was responsible for worldwide budgets, forecasts and treasury operations. Before joining Comverse, Mr. Pierno served in several executive positions at AOL Inc. from 1998 to 2009, notably Senior Vice President and Controller. Prior to joining AOL, Mr. Pierno was Chief Financial Officer at World Color Press, Inc., a publicly traded printer of magazines, catalogs, direct mail and books, from 1994 to 1998. He began his career at Ernst & Young as a Certified Public Accountant. Mr. Pierno holds a B.B.A. in accounting and an M.B.A. from Pace University.

        Pragnesh N. Shah has served as President, Global Consumer since November 2011. Prior to joining Rosetta Stone, Mr. Shah was Vice President and General Manager e-commerce at Network Solutions, LLC, a wholly-owned subsidiary of Web.com Group, a provider of internet services and online marketing, from 2009 to 2011. Before joining Network Solutions, Mr. Shah was President and Chief Executive Officer of Mobilians International, Inc., a mobile payments subsidiary of a Korea-based parent company, from 2007 to 2008. He also served in several executive leadership roles at Sprint Nextel from 1996 to 2007, including roles in e-commerce, sales & marketing, and customer operations for mobile products. Mr. Shah began his career with NASA (National Aeronautics & Space Administration) as an aerospace engineer and holds an M.B.A. from Harvard Business School, an M.S. in Space Systems Engineering and a B.S. in Mechanical Engineering from George Washington University.

        Judy K. Verses has served as President, Global Institutions since October 2011. Prior to joining Rosetta Stone, Ms. Verses was President and Chief Client Officer at Blackboard, Inc., a market leader of educational enterprise software and consulting services, from 2009 to 2011 and President and Chief Operating Officer at Blackboard Learn from 2008 to 2009. From 1983 to 2007, Ms. Verses served in several executive positions at Verizon Communications Inc., notably Senior Vice President for Business Sales and Senior Vice President of Marketing for Verizon's portfolio of voice, video and data products. Ms. Verses earned her B.S. in business administration from the University of Connecticut.

        Michael C. Wu has served as General Counsel and Secretary of Rosetta Stone since November 2006. From August 2001 to October 2006, Mr. Wu served in several executive positions with Teleglobe International Holdings Ltd., a publicly traded international telecommunications company, and its predecessor company including as Vice President and General Counsel, Executive Director, Legal, and Executive Director, Operations and Corporate Services. Prior to joining Teleglobe, Mr. Wu was a Senior Counsel for Global One Communications LLC, an international telecommunications joint venture between Sprint Corporation, Deutsche Telekom and France Telecom. He also practiced law at Baker Botts LLP and a predecessor firm of Bingham McCutchen LLP. Mr. Wu holds a J.D. from the University of Virginia School of Law and a B.A. from Emory University.

CORPORATE GOVERNANCE

        Our Board of Directors believes that good corporate governance is important to ensure that Rosetta Stone is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that our Board of Directors has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the investor relations section under the corporate governance page of our corporate website, www.rosettastone.com. Alternatively, you can request a copy of any of these documents by writing to General Counsel and Secretary, Rosetta Stone Inc., 1919 North Lynn St., 7th Fl., Arlington, VA 22209.

Code of Ethics

        We have adopted a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our corporate website at www.rosettastone.com.

Composition of our Board of Directors; Classified Board

        Our Board of Directors currently consists of eleven members, ten of whom are non-employee members and nine of whom are considered independent under NYSE rules. On March 22, 2013, our Board of Directors determined, in consultation with Tom P.H. Adams and John E. Lindahl, not to nominate Messrs. Adams and Lindahl for re-election at the Annual Meeting due to other demands on their schedules. In addition, on April 7, 2013, Theodore J. (Ted) Leonsis resigned from the Board of Directors effective as of the date of the 2013 Annual Meeting due to other demands on his schedule. Upon the completion of the Annual Meeting, at this time, we expect that the size of our Board of Directors will be reduced to eight directors. We believe that the board composition and size after the Annual Meeting will be sufficient to provide all required oversight, governance, and related board duties. We may add additional members to the Board of Directors in the future to contribute additional expertise in areas relevant to the Company's business. Each director holds office until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors. Our certificate of incorporation provides that our Board of Directors is divided into three classes of directors, each serving a staggered three-year term. As a result, one class of our Board of Directors will be elected at each annual meeting for three-year terms. Our Board of Directors is classified as follows:

  •
  James P. Bankoff, Laurence Franklin, Theodore J. Leonsis and Laura L. Witt are designated Class II Directors whose terms are scheduled to expire at our 2014 annual meeting of stockholders (although, as noted above, Mr. Leonsis's resignation will be effective as of the date of the 2013 Annual Meeting);

  •
  John T. Coleman, Patrick W. Gross and Marguerite W. Kondracke are designated Class III Directors whose terms will expire at our 2015 annual meeting of stockholders; and

  •
  Tom P.H. Adams, Phillip A. Clough, John E. Lindahl and Stephen M. Swad are designated Class I Directors whose terms will expire at our 2013 Annual Meeting. Upon re-election at our 2013 Annual Meeting of Stockholders, Messrs. Clough and Swad will have terms that expire at our 2016 annual meeting of stockholders. As noted above, Messrs. Adams and Lindahl are not standing for re-election and, accordingly, their service as directors will end at the 2013 Annual Meeting.

        Our certificate of incorporation also provides that the number of authorized directors will be determined from time to time by resolution of our Board of Directors. Any additional directorships resulting from an increase in the number of authorized directors will be distributed among the three classes so that, as nearly as reasonably possible, each class will consist of one-third of the directors. The classification of our Board of Directors may have the effect of delaying or preventing changes in control of our Company. Our certificate of incorporation further provides for the removal of a director only for cause and by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of our directors.

Director Independence

        Our Board of Directors has reviewed the independence of each director and considered whether any director had or has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors has determined that all of our directors, other than the Chairman of our Board of Directors, Tom P.H. Adams, and Chief Executive Officer, Stephen M. Swad, are "independent directors" and meet the independence requirements under the listing standards of the NYSE and rules and regulations of the SEC.

        The Company's Corporate Governance Guidelines provide that the non-management directors will regularly meet in executive session, without management present. As required under applicable NYSE listing standards, in the fiscal year ended December 31, 2012, the Company's non-management directors met in regularly scheduled executive sessions at which only non-management directors were present. From January 2012 through February 2012 our Chairman of the Board Laurence Franklin presided over these executive sessions, until the appointment of Tom P.H. Adams as Chairman of the Board in February 2012. From March 2012 through the present our Lead Director Patrick Gross has presided over these executive sessions. Both Mr. Franklin and Mr. Gross are "independent directors" and meet the independence requirements under the listing standards of the NYSE and rules and regulations of the SEC. Our Board held at least one executive session in 2012 without Mr. Adams in attendance.

Board Leadership Structure and Role in Risk Oversight

        We have separated the positions of Chairman and Chief Executive Officer since our formation and funding by ABS Capital and Norwest Equity Partners. This separation reflected the determination of those stockholders at that time that such a structure was the most appropriate for us at that stage of our development.

        In October 2011, we announced that Tom P.H. Adams would be transitioning from President and Chief Executive Officer to non-executive Chairman of the Board of Directors, succeeding Laurence Franklin in such position upon appointment of a new president and chief executive officer. The Board of Directors commenced a search to identify a successor to serve as president and chief executive officer of the Company, and created a special Board of Directors search committee for this purpose. Ultimately, the Board of Directors identified and appointed Stephen M. Swad as President and Chief Executive Officer in February 2012. Additionally, the Board of Directors appointed Patrick W. Gross to the role of Lead Director in February 2012. On March 22, 2013, the Board of Directors determined, in consultation with Mr. Adams, not to nominate Mr. Adams for re-election at the Annual Meeting due to other demands on his schedule. Accordingly, Mr. Adams's term as Chairman of the Board of Directors will terminate at the Annual Meeting. On March 22, 2013, the Board of Directors appointed Mr. Gross as Chairman of the Board of Directors to succeed Mr. Adams at the Annual Meeting. With Mr. Gross' appointment as Chairman of the Board of Directors as of the date of the Annual Meeting the position of Lead Director will be eliminated.

        The Board of Directors oversees risk by actively reviewing management decisions and financial controls. The Board of Directors takes a hands-on role in risk management practices in such areas as credit risk, liquidity risk, and operational risk by obtaining detailed reports from management, maintaining continuous dialogue with management, and providing extensive input on material corporate decisions. The Board of Directors extensively oversees management, particularly through periodic conferences between the Chief Executive Officer and certain Board of Directors members. The extent of the Board of Directors' oversight function has the effect of solidifying the Board's leadership structure by providing excellent knowledge of the day-to-day workings of the Company to the Board of Directors.

        The Audit Committee assists our Board of Directors in risk oversight by reviewing and discussing policies with management and the independent auditor regarding our major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee, as part of its independent auditor and internal audit oversight, also reviews and discusses the effectiveness of our disclosure controls and internal control over financial reporting and the performance of the internal audit function. The Audit Committee also directs and monitors our implementation of our corporate-wide compliance program, and oversees the periodic review and assessment of the effectiveness of our compliance program.

        The Compensation Committee oversees the design and administration of our Company's executive compensation programs to promote an environment which does not encourage unnecessary and excessive risk-taking. The Compensation Committee also ensures that our compensation practices are in line with best practices with respect to 'say on pay' philosophies and guidelines.

        The Corporate Governance and Nominating Committee evaluates the Board of Directors' corporate governance guidelines and other Board and committee processes.

        Our Board of Directors receives periodic reports from each of these committees on their activities.

Committees of our Board of Directors

        Our Board of Directors has established the following standing committees: the Audit Committee; the Compensation Committee; and the Corporate Governance and Nominating Committee.

Attendance at Meetings

        Our Board of Directors held eight meetings during the year ended December 31, 2012. Each director attended at least 75% of the aggregate of the meetings of our Board of Directors and of the committees on which he or she served during the period for which he or she was a director or committee member, respectively. The following table sets forth the standing committees of our Board of Directors, the number of meetings held by each committee in 2012 and the membership of each committee during the year ended December 31, 2012.

Name	Audit	Compensation	Corporate Governance and Nominating
Tom P.H. Adams
James P. Bankoff(1)
Phillip A. Clough
John T. Coleman	Member	Member	Member
Laurence Franklin(2)	Chair
Patrick W. Gross(3)	Member		Chair
Marguerite W. Kondracke		Member
Theodore J. Leonsis		Member	Member
John E. Lindahl		Member
Stephen M. Swad
Laura L. Witt(4)		Chair	Member
Total Number of Meetings Held in 2012	9	8	4

(1)
In November 2012, Mr. Bankoff was appointed as a director.

(2)
In February 2012, the Board of Directors accepted Mr. Franklin's resignation as Chairman of the Board of Directors and appointed him Chairman of the Audit Committee.

(3)
In February 2012, Mr. Gross was appointed Lead Director and the Board of Directors accepted Mr. Gross' resignation as Chairman of the Audit Committee. Mr. Gross continues to serve as a member of the Audit Committee. In May 2012, the Board of Directors appointed him Chairman of the Corporate Governance and Nominating Committee.

(4)
In May 2012, the Board of Directors accepted Ms. Witt's resignation as Chairman of the Corporate Governance and Nominating Committee. Ms. Witt continues to serve as a member of the Corporate Governance and Nominating Committee and as the Chairperson of the Compensation Committee.

        Directors are encouraged, but not required, to attend our annual meeting of stockholders. Two members of our Board of Directors attended the 2012 Annual Meeting of Stockholders.

Audit Committee

        Our Audit Committee consists of John T. Coleman, Laurence Franklin and Patrick W. Gross, each of whom is a non-employee member of our Board of Directors. In February 2012, Mr. Franklin was appointed Chairman of our Audit Committee, succeeding Mr. Gross. Our Board of Directors has determined that each member of our Audit Committee meets the requirements of financial literacy and the standards of financial sophistication under the rules of the NYSE. Messrs. Franklin and Gross serve as our audit committee financial experts, as defined under SEC rules. Mr. Coleman, Mr. Franklin and Mr. Gross are independent as such term is defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including that of Rosetta Stone, except for Mr. Gross. The Board of Directors has determined, in accordance with NYSE rules, that Mr. Gross' simultaneous service does not impair his ability to effectively serve on Rosetta Stone's Audit Committee.

        Our Audit Committee is responsible for, among other things:

  •
  approving the appointment, retention, and termination of our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

  •
  evaluating the qualifications, performance and independence of our independent auditors;

  •
  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

  •
  reviewing the adequacy and effectiveness of our internal control policies and procedures;

  •
  discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and

  •
  preparing the Audit Committee report required by the SEC to be included in our annual proxy statement.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.rosettastone.com.

Report of the Audit Committee of the Board of Directors

        During the year ended December 31, 2012, our Audit Committee met nine times. In the exercise of the Audit Committee's duties and responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accounting firm's communications with the Audit Committee regarding independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence. Based on the foregoing, including its review and discussions, and subject to the limitations on the role and responsibilities of the Audit Committee in its charter, the Audit Committee recommended to the Board of Directors that our audited financial statements for fiscal year 2012 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Laurence Franklin (Chair)
Patrick W. Gross
John T. Coleman

        The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

Compensation Committee

        Our Compensation Committee consists of Laura L. Witt, John T. Coleman, Marguerite W. Kondracke, Theodore J. Leonsis and John E. Lindahl, each of whom is a non-employee, independent member of our Board of Directors. However, as described elsewhere in this proxy statement, the terms of Messrs. Lindahl and Leonsis as directors, and therefore as members of the Compensation Committee, will end effective upon the Annual Meeting. Ms. Witt is the Chairperson of our Compensation Committee. Our Board of Directors has determined that each member of our Compensation Committee meets the requirements for independence under the requirements of the NYSE. The Compensation Committee is responsible for, among other things:

  •
  reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity-based awards, executive employment agreements,

    severance and change in control arrangements, and any other special benefits, compensations or arrangements;

  •
  reviewing and approving annual goals and objectives, bonus criteria and equity guidelines for our employees;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis" disclosure required by SEC rules and regulations;

  •
  preparing the Compensation Committee report required by the SEC to be included in our annual proxy statement;

  •
  administering, reviewing and making recommendations with respect to our equity-based compensation plans; and

  •
  appointing, compensating and overseeing compensation consultants and other advisors.

        The Compensation Committee may form and delegate authority to one or more subcommittees as it deems necessary or advisable from time to time, provided, that any such subcommittee shall report any actions taken by it to the full Compensation Committee at its next regularly scheduled meeting.

        For 2012, the Compensation Committee engaged Exequity LLP, or Exequity, as its outside independent compensation consultant. Exequity regularly attends committee meetings and attends executive sessions as requested by the Compensation Committee's chairperson, Ms. Witt. Without the Compensation Committee's prior approval, Exequity will not perform any services for management, although the Compensation Committee has directed that Exequity work in cooperation with management as required to gather and review information necessary to carry out its obligations. For more information about the role of Exequity, see "Compensation Discussion and Analysis." In furtherance of maintaining the independence of the Compensation Committee's compensation consultant, the Committee has the sole authority to retain or terminate Exequity. The Compensation Committee has analyzed whether the work of Exequity as a compensation consultant has raised any conflict of interest, taking into consideration all factors relevant to a consultant's independence, including the following factors: (i) the provision of other services to the Company by Exequity; (ii) the amount of fees from the Company paid to Exequity as a percentage of the firm's total revenue; (iii) Exequity's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Exequity or the individual compensation advisors employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Exequity or the individual compensation advisors employed by the firm. The Compensation Committee has determined, based on its analysis of all factors relevant to a consultant's independence, including the factors above, that the work of Exequity and the individual compensation advisors employed by Exequity as compensation consultants to the Company has not created any conflict of interest.

        Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.rosettastone.com.

Compensation Committee Interlocks and Insider Participation

        None of Laura L. Witt, John T. Coleman, Marguerite W. Kondracke, Theodore J. Leonsis and John E. Lindahl, each of whom is a member of our Compensation Committee, is or was an officer or is an employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee

        Our Corporate Governance and Nominating Committee consists of Laura L. Witt, John T. Coleman, Patrick W. Gross and Theodore J. Leonsis, each of whom is a non-employee member of our Board of Directors. However, as described elsewhere in this proxy statement, the term of Mr. Leonsis as a director, and therefore as a member of the Corporate Governance and Nominating Committee, will end effective upon the Annual Meeting. Mr. Gross is the Chairperson of this Committee. Our Board of Directors has determined that each member of the Corporate Governance and Nominating Committee satisfies the requirements for independence under the NYSE rules.

        The Corporate Governance and Nominating Committee is responsible for, among other things:

  •
  assisting our Board of Directors in identifying prospective director nominees and recommending director nominees for each annual meeting of stockholders to our Board of Directors;

  •
  reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors;

  •
  reviewing succession planning for our Chief Executive Officer;

  •
  overseeing the evaluation of our Board of Directors;

  •
  determining the compensation of our directors; and

  •
  recommending members for each committee of our Board of Directors.

        Our Corporate Governance and Nominating Committee determines qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of Rosetta Stone. The Corporate Governance and Nominating Committee relies on its knowledge and relationships and the knowledge and relationships of our officers and other directors, as well as third parties when it deems appropriate, to identify and evaluate nominees for director, including nominees recommended by stockholders. With respect to nominees recommended by stockholders, our Corporate Governance and Nominating Committee will consider such nominees in the same manner as it evaluates other potential director nominees.

        Our Board of Directors has adopted a written charter, reviewed annually, for the Corporate Governance and Nominating Committee, which is available on our website at www.rosettastone.com.

Policy Governing Director Qualifications and Nominations

        Our Company seeks directors who possess, at a minimum, the qualifications and skills described below as set forth in our Policy Governing Director Qualifications and Nominations. Our Company considers diversity in its nomination of directors, and in its assessment of the effectiveness of the Board of Directors and its committees. In considering diversity, we evaluate each director candidate in the context of the overall composition and needs of our Board of Directors, with the objective of recommending a group that can best manage the business and affairs of the Company and represent stockholder interests using its diversity of backgrounds and experience. Our Corporate Governance and Nominating Committee will consider these and other qualifications, skills, and attributes when recommending candidates to our Board of Directors.

        Our Corporate Governance and Nominating Committee must be satisfied that each Committee-recommended nominee meets the following minimum qualifications:

  •
  the candidate shall exhibit high standards of integrity, commitment, and independence of thought and judgment;

  •
  the candidate shall be committed to representing the long-term interests of our Company's stockholders;

  •
  the candidate shall have sufficient time and availability to devote to the affairs of our Company, particularly in light of the number of boards on which the nominee may serve;

  •
  to the extent the candidate serves or has previously served on other boards, the candidate shall have a demonstrated history of contributing at board meetings; and

  •
  the candidate meets any other minimum qualifications and other criteria for board membership approved by our Board of Directors from time to time.

        In addition to the minimum qualifications for each candidate set forth above, our Corporate Governance and Nominating Committee shall recommend that our Board of Directors select persons for nomination to help ensure that:

  •
  a majority of the Board of Directors is "independent" in accordance with the standards, if any, promulgated by the SEC, or any exchange upon which securities of our Company are traded, and any governmental or regulatory body exercising authority over our Company;

  •
  each of our Audit, Compensation, and Corporate Governance and Nominating Committees are comprised entirely of independent directors; and

  •
  at least one member of our Audit Committee shall have such experience, education and other qualifications necessary to qualify as an "audit committee financial expert" as defined by the rules of the SEC and financial sophistication requirements under NYSE rules.

        In addition to any other standards our Corporate Governance and Nominating Committee may deem appropriate from time to time for the overall structure and composition of our Board of Directors, the Committee may consider the following factors when selecting and recommending that our Board of Directors select persons for nomination:

  •
  direct experience in our Company's industry or in the markets in which our Company operates;

  •
  assists in achieving a mix of Board members that represents a diversity of background and experience;

  •
  experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

  •
  accomplished in his or her respective field, with strong credentials and recognition; and/or

  •
  well regarded in the community.

 DIRECTOR COMPENSATION

Non-Employee Director Compensation Table

        The following table summarizes the compensation of each non-employee member of our Board of Directors for the fiscal year ended December 31, 2012:

Name	Fees Earned	Option Awards(1)		Restricted Stock Unit Awards(1)		Total
Tom P.H. Adams(2)	—	—		—		—
James P. Bankoff	—	$25,999	(3)	$26,163	(4)	$52,162
Phillip A. Clough(5)	$53,750	$49,560	(6)	$49,994	(7)	$153,304
John T. Coleman	$68,125	$49,560	(6)	$49,994	(7)	$167,679
Laurence Franklin(8)	$69,802	$49,560	(6)	$49,994	(7)	$169,356
Patrick W. Gross	$74,553	$49,560	(6)	$144,987	(9)	$269,100
Marguerite W. Kondracke	$35,485	$49,560	(6)	$49,994	(7)	$135,039
Theodore J. Leonsis	$55,000	$49,560	(6)	$49,994	(7)	$154,554
John E. Lindahl(10)	$48,750	$49,560	(6)	$49,994	(7)	$148,304
Laura L. Witt(5)	$79,196	$49,560	(6)	$49,994	(7)	$178,750

(1)
Represents the aggregate grant date fair value for restricted stock unit, or "RSU" awards and option awards granted in the applicable year, computed in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC 718"). Information about the assumptions used to value these awards can be found in Note 10 to the consolidated financial statements in the Form 10-K for the fiscal year ended December 31, 2012 filed on March 7, 2013.

(2)
Mr. Adams served as our President and Chief Executive Officer until February 2012 and as such his compensation earned with respect to 2012 is fully reflected in the Summary Compensation Table below. For his services as our Chairman in 2012, Mr. Adams earned fees of $30,357 and was awarded option awards and restricted stock unit awards with an aggregate grant date fair value of $49,560 and $49,994, respectively, for a total amount of $129,911.

(3)
Represents options to acquire 3,409 shares of common stock granted on November 13, 2012 at an exercise price of $13.01 per share, which was the closing price per share of our common stock on the NYSE on the grant date. These options vest in four quarterly installments from the date of grant.

(4)
Represents 2,011 RSUs granted on November 13, 2012. The RSUs were fully vested upon grant and will be paid out in shares of our common stock when the recipient director terminates his or her service on our Board of Directors.

(5)
Cash payments are made directly to ABS Capital Partners, LLC.

(6)
Represents options to acquire 6,150 shares of common stock granted on May 23, 2012 at an exercise price of $13.78 per share, which was the closing price per share of our common stock on the NYSE on the grant date. These options vest in four quarterly installments from the date of grant.

(7)
Represents 3,628 RSUs granted on May 23, 2012. The RSUs were fully vested upon grant and will be paid out in shares of our common stock when the recipient director terminates his or her service on our Board of Directors.

(8)
Cash payments are made directly to LF Enterprises LLC.

(9)
Represents 5,422 RSUs granted on February 22, 2012 and 3,628 RSUs granted on May 23, 2012 and 4,156 RSUs granted on August 22, 2012. The RSUs were fully vested upon grant and will be paid out in shares of our common stock when Mr. Gross terminates his service on our Board of Directors.

(10)
Cash payments are made directly to Norwest Equity Partners, VIII.

 Non-Employee Director Compensation Policy

        In April 2009, our Board of Directors adopted a compensation policy applicable to all of our non-employee directors effective upon completion of our initial public offering. The Corporate Governance and Nominating Committee monitors the compensation policy in relation to the market and our peer data. In the fourth quarter of 2011, Exequity reviewed the Board of Directors' compensation policy utilizing market data. Based on the market data provided to the Board, on May 23, 2012, our Corporate Governance and Nominating Committee increased the target equity compensation value to be more in line with the market. Following this adjustment, the current non-employee director compensation policy provides that each non-employee director will receive the following compensation for Board of Directors and committee services:

  •
  an annual retainer paid in cash or RSUs, at the choice of the director, in an amount equal to $35,000;

  •
  an annual cash retainer of $20,000 for chairing the Audit Committee and $15,000 for chairing the Compensation Committee or the Corporate Governance and Nominating Committee;

  •
  an annual retainer of $10,000 for each Audit Committee member and of $7,500 for each Compensation Committee member and each Corporate Governance and Nominating Committee member;

  •
  the members and chairpersons of any new committees that may be formed will be paid the same amounts as the members and chairpersons of the Compensation Committee and Corporate Governance and Nominating committee;

  •
  $1,250 for each Board of Directors meeting, above eight in a year, attended in person or by telephone lasting more than one hour;

  •
  $1,250 for each meeting of a committee, above ten in a year, attended in person or by telephone lasting more than one hour; and

  •
  an annual grant of equity with a fair market value as of the date of grant of $100,000 comprised of:

  •
  50% stock options vesting quarterly over one year conditioned upon the director's continued service on our Board of Directors during that year; and

  •
  50% RSUs, which will be fully vested upon issuance and will be paid out in shares of our common stock when the recipient director terminates his or her service on our Board of Directors.

        In February 2012, the Board of Directors appointed Patrick W. Gross to the role of Lead Director and adopted a policy to pay the Lead Director an additional $47,500 retainer every six months ($95,000 per annum), with such amount paid in either cash or RSUs at the election of the Lead Director. This amount was reduced in February 2013 going forward to $50,000 per annum. The additional Lead Director compensation was recommended by the Corporate Governance and Nominating Committee and approved by the Board of Directors.

        In February 2012, Laurence Franklin resigned his role as non-executive Chairman of the Board of Directors. The Board of Directors appointed Tom P.H. Adams to serve as non-executive Chairman on the Board of Directors. In such role, Mr. Adams was entitled to receive our standard non-employee director compensation described above, as well as an additional $15,000 annual cash retainer for service as non-executive Chairman. The additional retainer was prorated for the first quarter of 2012 with respect to Mr. Adams's role as Chairman. The additional compensation for non-executive Chairman service was recommended by the Corporate Governance and Nominating Committee and approved by our Board of Directors. As described elsewhere in this proxy statement, Mr. Adams's service as a director and non-executive Chairman will conclude at the Annual Meeting. As of the Annual Meeting, we will eliminate the position of Lead Director and we intend to compensate our Chairman on the same basis as we have historically compensated our Lead Director.

        Directors are encouraged to accumulate stock ownership, including ownership of the RSUs, equal in value to three times the annual retainer within three years of their appointment to the board of directors.

Outstanding Option and RSU Awards for Directors at December 31, 2012

        The following table provides information on the outstanding stock options and RSUs held by our non-employee directors as of December 31, 2012.

Director Name	Aggregate Number of Shares Subject to Outstanding Options (#)	Aggregate Number of Shares Subject to Outstanding RSUs (#)
Tom P.H. Adams	487,293	3,628
James P. Bankoff	3,409	2,011
Phillip A. Clough	15,903	9,195
John T. Coleman	41,903	9,195
Laurence Franklin	46,273	13,870
Patrick W. Gross	48,403	18,773
Marguerite W. Kondracke	9,909	5,808
Theodore J. Leonsis	14,175	8,245
John E. Lindahl	15,903	9,195
Laura L. Witt	15,903	9,195

STOCKHOLDER MATTERS

Stockholder Communications with our Board of Directors

        Stockholders and other interested parties who wish to communicate with our Board of Directors may address any inquiries, items for discussion or other materials to a particular director or to our Board of Directors, in care of our General Counsel and Secretary, Mr. Michael C. Wu, at the following address: Rosetta Stone Inc., 1919 North Lynn Street, 7th Floor, Arlington, VA 22209. Our General Counsel and Secretary or designated staff members in the office of the General Counsel will review these submissions and forward messages to members of our Board of Directors, as appropriate. Communications may also be referred to other departments within our Company. We generally will not forward to our Board of Directors any communication that we determine to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about our Company.

Stockholder Recommendations of Director Candidates

        Our Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders. A stockholder seeking to recommend a candidate for the Corporate Governance and Nominating Committee's consideration should submit such candidate's name and qualifications to: Corporate Governance and Nominating Committee, c/o General Counsel and Secretary, Rosetta Stone Inc., 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209.

Stockholder Proposals and Nominations for the 2014 Annual Meeting of Stockholders

        Any stockholder who intends to present a proposal for inclusion in our 2014 proxy statement and form of proxy must submit the proposal, in writing, so that our General Counsel and Secretary receives it at our principal executive offices, located at 1919 North Lynn Street, 7th Floor, Arlington,

Virginia 22209, by December 12, 2013, which is 120 days prior to the one year anniversary of the date this proxy statement is being sent to our stockholders. Any stockholder who wishes to bring a proposal or nominate a person for election to our Board of Directors at the 2014 Annual Meeting of Stockholders must provide written notice of the proposal or nomination to our General Counsel and Secretary, at our principal executive offices, between January 22, 2014 and February 21, 2014, which is 120 to 90 days prior to the one year anniversary of the upcoming Annual Meeting. In addition, our stockholders must comply with the requirements of the SEC related to nominations and stockholder proposals and the procedural requirements in our bylaws, which stockholders can obtain from us upon request and which are also on file with the SEC.

        Our bylaws provide that if a stockholder wishes to nominate a person for election as director or to propose other business to be considered at one of our annual meetings of stockholders, that stockholder must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Exchange Act. The stockholder proposing such business or making such nomination must be a stockholder of record of our Company on the date the nomination is delivered to our General Counsel and Secretary and at the time of our annual meeting and be entitled to vote at the annual meeting. The proposal or nomination must be received by our General Counsel and Secretary at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business 120 days prior to the annual meeting and no later than 90 days prior to such annual meeting or 10 days following our first public announcement of the date of the annual meeting. In addition, if the number of directors to be elected to our Board of Directors at an annual meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's nomination shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our General Counsel and Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first make such public announcement. These time periods are designed to allow us time to adequately consider all proposals and nominees.

        To be considered, each nomination must include the following information:

  •
  all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

  •
  the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

  •
  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert with them, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with him, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any of their respective affiliates or associates or persons acting in concert with any such person, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant;

  •
  a completed questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made, the form of which questionnaire will be provided by our General Counsel and Secretary upon written request; and

  •
  a written representation and agreement, in the form provided by our General Counsel and Secretary upon written request, that the nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to us or that could limit or interfere with the nominee's ability to comply, if elected as a director, with the nominee's fiduciary duties under applicable law, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as our director that has not been disclosed to us, and in the nominee's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as our director, and will comply with all of our applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines.

        The proposing stockholder must also include such other information as we may reasonably require or that is otherwise reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of our Company, to determine whether such nominee qualifies as an "independent director" or "audit committee financial expert" under applicable law, securities exchange rule or regulation, or any of our publicly-disclosed corporate governance guidelines or committee charters; including our policy governing director qualifications and nominations, and that could be material to a reasonable stockholder's understanding of the independence and qualifications, or lack thereof, of such nominee.

        To be considered, proposals for business to be considered by our stockholders at an annual meeting, other than the nomination of persons for election as directors, must include the following information:

  •
  a brief description of the business desired to be brought before the annual meeting;

  •
  the reasons for conducting such business at the annual meeting;

  •
  the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment;

  •
  any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

  •
  a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons, including their names, in connection with the proposal of such business by such stockholder; and

  •
  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

  •
  the name and address of such stockholder, as they appear on our books, and of such beneficial owner, if any;

  •
  the class or series and number of shares of our capital stock that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner;

    •
    any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any;

    •
    any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of our shares;

    •
    any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any of our securities;

    •
    any short interest in any of our securities of the stockholder or beneficial owner;

    •
    any right to dividends on our shares of capital stock owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares;

    •
    any proportionate interest in shares of our capital stock or derivative instrument held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner; and

    •
    any performance-related fees, other than an asset-based fee, to which such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of our shares or derivative instruments, if any, in each case with respect to the information required to be included in the notice.

        Such information must include any such interests held by members of such stockholder's or such beneficial owner's immediate family sharing the same household. All such information must be supplemented by such stockholder and such beneficial owner, if any, not later than 10 days after the record date for the annual meeting to disclose such ownership as of the record date, 10 days before the annual meeting date, and immediately prior to the commencement of the annual meeting, by delivery of such supplemented information to our General Counsel and Secretary. Such information shall also include any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from stockholders in support of such proposal or nomination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Table

        The following table shows shares of our common stock that we believe are owned as of March 31, 2013 by:

  •
  each of our named executive officers (as defined in "Compensation Discussion and Analysis");

  •
  each director and nominee;

  •
  all current directors, nominees and executive officers as a group; and

  •
  each stockholder owning more than 5% of our common stock.

        Unless indicated in the notes, to our knowledge each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power. Unless indicated in the notes, the address of each beneficial owner is c/o Rosetta Stone Inc., 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209.

        We calculated the percentage of shares outstanding based on 22,221,709 shares of common stock outstanding on March 31, 2013. In accordance with SEC regulations, we also include (1) shares subject to options that are currently exercisable or will become exercisable within 60 days of March 31, 2013, and (2) shares issuable upon settlement of RSUs that are vested, or will become vested within 60 days of March 31, 2013. Those shares are deemed to be outstanding and beneficially owned by the person holding such option or RSU for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Named Executive Officers:
Tom P.H. Adams(1)	831,080	3.7%
Stephen M. Swad(2)	371,379	1.7%
Thomas M. Pierno(3)	30,708	*
Michael S. Fulkerson(4)	0	*
Judy K. Verses(5)	41,471	*
Pragnesh N. Shah(6)	28,559	*
Michael C. Wu(7)	119,521	*
Non-Employee Directors:
James P. Bankoff(8)	3,716	*
Phillip A. Clough(9)	5,124,716	23.0%
John T. Coleman(10)	51,298	*
Laurence Franklin(11)	60,143	*
Patrick W. Gross(12)	144,687	*
Marguerite W. Kondracke(13)	15,717	*
Theodore J. Leonsis(14)	42,420	*
John E. Lindahl(15)	3,359,100	15.1%
Laura L. Witt(16)	5,124,716	23.0%
All current directors, nominees and executive officers as a group (16 people)(17)	10,249,613	44.4%
Other 5% Stockholders:
ABS Capital Partners IV Trust(18)	5,099,618	22.9%
Norwest Equity Partners VIII, LP(19)	3,334,002	15.0%
Nierenberg Investment Management Company, Inc.(20)	1,804,474	8.1%
John H. Lewis(21)	1,060,586	4.8%

*
Indicates ownership of 1% or less.

(1)
Includes 443,552 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2013. Options to purchase shares will continue to vest as long as Mr. Adams remains a member of our Board of Directors. Also includes 3,628 shares of common stock underlying vested RSUs that will be issued to Mr. Adams upon the termination of his service on the Board of Directors and 1,780 shares owned by Mr. Adams's spouse as to which Mr. Adams disclaims beneficial ownership.

(2)
Includes 106,250 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2013. Also includes 150,621 shares of restricted stock that will not be vested within 60 days of March 31, 2013.

(3)
Includes 12,500 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2013. Also includes 14,458 shares of restricted stock that will not be vested within 60 days of March 31, 2013.

(4)
Mr. Fulkerson's employment with the Company terminated on August 1, 2012.

(5)
Includes 17,038 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2013. Also includes 20,286 shares of restricted stock that will not be vested within 60 days of March 31, 2013.

(6)
Includes 16,250 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2013. Also includes 10,080 shares of restricted stock that will not be vested within 60 days of March 31, 2013.

(7)
Includes 70,294 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2013. Also includes 13,142 shares of restricted stock that will not be vested within 60 days of March 31, 2013.

(8)
Includes 1,705 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2013 and 2,011 shares of common stock underlying vested RSUs that will be issued to Mr. Bankoff upon the termination of his service on the Board of Directors.

(9)
Includes 15,903 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2013, 9,195 shares of common stock underlying vested RSUs that will be issued to Mr. Clough upon the termination of his service on the Board of Directors and an aggregate of shares held by the ABS Capital Partners IV Trust (the "Trust"). Mr. Clough is a managing director of the trustee of the Trust. Mr. Clough disclaims beneficial ownership of all of these shares. See footnote 18.

(10)
Includes 41,903 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2013 and 9,195 shares of common stock underlying vested RSUs that will be issued to Mr. Coleman upon the termination of his service on the Board of Directors. Includes 200 shares owned by Mr. Coleman's spouse as to which Mr. Coleman disclaims beneficial ownership.

(11)
Includes 46,273 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2013 and 13,870 shares of common stock underlying vested RSUs that will be issued to Mr. Franklin upon the termination of his service on the Board of Directors.

(12)
Includes 48,403 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2013 and 22,783 shares of common stock underlying vested RSUs that will be issued to Mr. Gross upon the termination of his service on the Board of Directors. Includes 73,501 shares owned by Mr. Gross's spouse as to which Mr. Gross disclaims beneficial ownership.

(13)
Includes 9,909 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2013 and 5,808 shares of common stock underlying vested RSUs that will be issued to Ms. Kondracke upon the termination of her service on the Board of Directors.

(14)
Includes 14,175 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2013 and 8,245 shares of common stock underlying vested RSUs that will be issued to Mr. Leonsis upon the termination of his service on the Board of Directors.

(15)
Includes 15,903 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2013, 9,195 shares of common stock underlying vested RSUs that will be issued to Mr. Lindahl upon the termination of his service on the Board of Directors and shares held by Norwest Equity Partners VIII, LP, or Norwest. Mr. Lindahl disclaims beneficial ownership of all of these shares. See footnote 19.

(16)
Includes 15,903 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2013, 9,195 RSUs and an aggregate of shares held by the Trust. Ms. Witt is a managing director of the trustee of the Trust. Ms. Witt disclaims beneficial ownership of all of these shares. See footnote 18.

(17)
Includes shares described in footnotes 1 through 16 above, but excludes duplicative shares that are included in the ownership of both Ms. Witt and Mr. Clough.

(18)
The Trust has voting and dispositive power over these shares, which is shared by each of Ms. Witt and Mr. Clough as managing directors of the trustee of the Trust. Ms. Witt and Mr. Clough, who both serve on our Board of Directors, disclaim beneficial ownership of these shares. The address of this entity is 400 East Pratt Street, Suite 910, Baltimore, MD 21202.

(19)
Norwest Equity Partners VIII, LP, or Norwest, is a limited partnership whose sole general partner is Itasca Partners VIII, LLC, or Itasca, and whose managing member is Norwest Venture Capital Management Inc., which is a wholly owned subsidiary of Wells Fargo & Co. All voting and dispositive power over these shares is held by Norwest acting by and through Itasca and its managing member. Norwest Venture Capital Management Inc. and Wells Fargo & Co. disclaim beneficial ownership of these shares. The address for Norwest, Itasca and Norwest Venture Capital Management Inc. is 80 South 8th Street, Suite 3600, Minneapolis, MN 55402.

(20)
Ownership information is based on the Schedule 13G/A filed with the SEC on February 12, 2013 by The D3 Family Fund, L.P., The D3 Family Bulldog Fund, L.P., The D3 Family Canadian Fund, L.P., The DIII Offshore Fund, L.P., Nierenberg Investment Management Company, Inc., Nierenberg Investment Management Offshore, Inc. and David Nierenberg, whose address is 19605 N.E. 8th Street, Camas, Washington 98607.

(21)
Ownership information is based on the Schedule 13G filed with the SEC on March 5, 2013 by John H. Lewis, Osmium Partners, LLC, Osmium Capital, LP, Osmium Capital II, LP and Osmium Spartan, LP, whose address is 300 Drakes Landing Road, Suite 172, Greenbrae, CA 94904.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, as well as beneficial owners of more than ten percent of our common stock, to file with the SEC an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically files those reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during the year ended December 31, 2012 all of our executive officers and directors, as well as beneficial owners of more than ten percent of our common stock, filed the required reports on a timely basis under Section 16(a) of the Exchange Act.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with the Company's management and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Laura L. Witt (Chair)
John T. Coleman
Marguerite W. Kondracke
Theodore J. Leonsis
John E. Lindahl

        The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Compensation Committee Report by reference therein.

 COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This section explains our executive compensation program as it relates to the "named executive officers" listed below whose 2012 compensation information is presented in the tables following this discussion in accordance with SEC rules.

Stephen M. Swad	President, Chief Executive Officer(1)
Tom P.H. Adams	Former President and Chief Executive Officer(2)
Thomas M. Pierno	Chief Financial Officer(3)
Michael S. Fulkerson	Former Chief Technology Officer(4)
Pragnesh N. Shah	President, Global Consumer
Judy K. Verses	President, Global Institutions
Michael C. Wu	General Counsel and Secretary

(1)
Mr. Swad became our President and Chief Executive Officer on February 22, 2012. Prior to becoming our President and Chief Executive Officer, Mr. Swad was our Chief Financial Officer and remained our Chief Financial Officer until Mr. Pierno was hired in May of 2012.

(2)
Mr. Adams resigned as our Chief Executive Officer on February 22, 2012.

(3)
Mr. Pierno was hired as our Chief Financial Officer on May 2, 2012.

(4)
Mr. Fulkerson's employment with the Company terminated on August 1, 2012.

Executive Summary

        Overview of Our Executive Compensation    The Compensation Committee believes that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies and responsible in that it both encourages our named executive officers to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks.

        Our compensation program is administered under a rigorous process which includes review of peer group and market practices, advice of an independent third-party consultant (who reports to the Compensation Committee, not to the executive officers of Company) and the Compensation Committee's assessment of the interaction of our compensation programs with our corporate goals, each of which is evaluated in the context of the Compensation Committee's fiduciary duty to act as the directors determine to be in the stockholders' best interests.

        Overview of 2012    Our Company in 2012 was in a state of transformation from a business model and leadership perspective. Our Chief Executive Officer announced in October 2011 that he would be transitioning from the role of President and Chief Executive Officer to non-executive Chairman of the Board as soon as a successor was identified. Ultimately, Stephen M. Swad, our former Chief Financial Officer, was identified as the successor and appointed as President and Chief Executive Officer in February 2012. During 2012, we produced $13.8 million of Adjusted EBITDA, a 327% improvement over 2011. Adjusted EBITDA is defined as GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses. Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions.

        2012 Advisory Votes on Executive Compensation    At our 2012 Annual Meeting of Stockholders, we held an advisory vote on executive compensation. More than 99% of the votes cast on the proposal were in favor of our named executive officer compensation as disclosed in the proxy statement. While this vote was only advisory and not binding, the Compensation Committee carefully considered the results of the vote in the context of our overall compensation philosophy, as well as our compensation policies and decisions. Our Compensation Committee believes that this 2012 stockholder vote strongly endorsed our compensation philosophy and the decisions we made for 2012. After reflecting on this vote, our Compensation Committee decided that no changes to 2012 compensation decisions were necessary based on the results of the 2012 stockholder vote.

        These changes demonstrate our ongoing commitment to align our executive compensation with the interests of our stockholders and evolving best practices.

        Aligning Compensation with Our Performance    One of the key factors the Compensation Committee takes into account when considering and approving compensation plans and programs, as well as payouts under such plans and programs, for our named executive officers is alignment with the Company's performance. To that end, we have structured our short-term and long-term incentives so that they reward achievement of key performance metrics that help realize our strategic goals and objectives. We believe that doing so will ultimately result in long-term stock price appreciation for our stockholders. To ensure that our compensation program continues to be well aligned with our performance, our Compensation Committee annually reviews all executive agreements to ensure they are supporting a pay-for-performance culture balanced against our strategic goals and objectives and any applicable operational constraints.

        Since the beginning of 2012, we maintained our commitment to a pay-for-performance culture by:

  •
  Maintaining the weighting of our executive bonus plan at 80% for financial performance metrics and 20% for nonfinancial strategic performance metrics;

  •
  Maintaining separate bonus metrics for our President, Global Institutions and President, Global Consumer in accordance with their sales performance, which reflects a commitment to compensate them based on their contributions to the financial performance of the Company; and

  •
  Adopting a new 2013 Long Term Incentive Program, with awards of cash and stock based on achievement of performance goal metrics over a two year period.

        Our executive compensation program has consistently and meaningfully been focused on pay-for-performance principles, and has included low or no payouts under our annual incentive plan when the Company's performance was below expectations and the threshold levels for payouts approved by our Compensation Committee. For example, no awards were granted under the 2011 Long Term Incentive Plan because none of the milestones were achieved prior to the termination of the 2011 Long Term Incentive Plan.

        Current Executive Compensation "Best Practices"    We employ the following executive compensation best practices:

  •
  No Guaranteed Bonuses.  We believe that bonuses should reflect actual Company performance. Therefore, since bonus guarantees undercut that notion, we do not guarantee bonus payments to our NEOs.

  •
  Implemented Double Trigger Vesting for Equity Awards.  Starting with equity awards granted in 2012, we implemented a policy that our equity awards would no longer vest upon consummation of a change in control unless there is also a termination of service other than for cause or a voluntary resignation for good reason.

  •
  No Repricing or Replacing Outstanding Stock Options.  We did not reprice or replace any of our outstanding stock options during 2012 and repricing is not permitted under our 2009 Omnibus Incentive Plan, as amended (the "2009 Plan") without stockholder approval.

  •
  No Excessive Perquisites.  We do not believe in granting perquisites to our named executive officers that are different from the perquisites available to all our employees generally.

  •
  No Tax Gross-ups.  In 2012, we amended our existing agreements to eliminate previously existing excise tax gross-up provisions related to change of control payments subject to Section 280G and Section 4999 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). We do not maintain any contract or agreement with any named executive officer that provides for any kind of tax gross-up payment.

  •
  No Excessive Severance Payments.  Our termination arrangements with our named executive officers do not call for excessive severance payments in cases of their termination of employment.

  •
  No Hedging By Our Named Executive Officers.  None of our named executive officers have hedged their Company stock interests, and we have adopted a policy prohibiting the hedging of Company securities by our named executive officers.

  •
  No Pledging By Our Named Executive Officers.  None of our named executives have pledged any of their Company stock, and we have adopted a policy prohibiting the pledging of Company securities by our named executive officers.

Overview

        The Compensation Committee has overall responsibility for the compensation program for our executive officers. Members of the Compensation Committee are appointed by our Board of Directors. Currently, the Compensation Committee consists of five members of our Board of Directors, none of whom are executive officers of our Company.

        Our executive compensation program is designed to encourage our executives to focus on building stockholder value, maximizing rational growth and bottom line results.

Elements of Our Executive Compensation Program for 2012

        Our objective is to provide a competitive total compensation package to attract and retain key personnel and drive performance. To achieve this objective, the Compensation Committee has implemented and maintains compensation plans that tie a substantial portion of the executives' overall compensation to financial and nonfinancial strategic corporate performance goals. Our 2012 executive compensation program consists of four principal components in 2012: base salary, annual bonus, discretionary retention awards and long-term equity incentives in 2012.

Compensation Element	Objectives	Key Features
Base Salaries

•

Provide a fixed level of cash compensation for performing the essential elements of the job.

•

Attract and retain executives.

•

Compensate executives for their daily efforts as management of the Company.

• Individual salaries are approximately at the median of the overall market data.
Annual Cash Incentive
Compensation

•

Motivate participants to achieve short-term business and financial goals.

•

Tie financial rewards to measurable achievements, reinforcing pay-for-performance.

•

Provide a competitive variable award opportunity that attracts and retains our executives.

•

Cash incentive payments based on a fixed target percentage of base salary during the fiscal year, with actual awards based on attainment of financial and nonfinancial strategic corporate performance goals.

•

Financial corporate performance goals are based on measurable financial metrics, such as revenue and Adjusted EBITDA.

•

Nonfinancial corporate performance goals based on strategic initiatives.

Discretionary Retention Bonuses

•

One-time discretionary bonus for 2012 designed to retain executives and other key employees during the transition of our former CEO to the Board of Directors and the subsequent search for a replacement.

•

Cash award portion contingent upon continued employment until December 31, 2012, or payable upon an executive's termination of employment by the Company without cause or by the executive for good reason.

•

Restricted stock award portion vests over two year period (50% annually), contingent upon an officer remaining employed until such dates, or vesting earlier upon termination of an executive's employment by the Company without cause or by the executive for good reason.

Compensation Element	Objectives	Key Features
Long-Term Equity Incentives

•

Align the interests of management with those of our stockholders through stock-based awards by facilitating and encouraging ownership of our common stock.

•

Retain the services of our executive team for a multi-year period.

•

Reward achievement of our strategic objectives that drive long-term stockholder value.

•

Facilitate and encourage ownership of our common stock.

•

Long-term incentives are provided by annual grants of equity awards under the 2009 Plan. In 2012, the equity awards consisted of a mix of approximately 60% stock options and 40% restricted stock.

•

Target value is intended to provide competitive compensation opportunities based on performance over a multi-year period with realizable value directly tied to stock price performance.

        For 2012, approximately 79% of the target total compensation for Mr. Swad, and an average of approximately 48% of the target total compensation for our other current named executive officers, was variable, in the form of the annual bonus opportunity, stock options, restricted shares and retention stock.

2012 Target Compensation of CEO, Stephen Swad	2012 Average Target Compensation for Other Named Executive Officers

        A detailed description of these components is provided below.

        Base Salaries    We utilize base salary as the primary means of providing compensation for performing the essential elements of an executive's job. We attempt to set base salaries at levels that allow us to attract and retain executives in competitive markets.

        Annual Cash Incentive Compensation    Our annual non-equity incentive compensation, in the form of an annual cash bonus under our executive bonus plan, is intended to compensate our executives for meeting our corporate objectives and to motivate our executives to meet and exceed these objectives. These objectives are both financial and nonfinancial/strategic and are based solely on Company performance. These objectives are separated so that executives may be paid a portion of their target bonus for meeting one objective, but not paid a portion of their target bonus if they fail to meet another objective. For financial objectives, the Compensation Committee typically sets a threshold to ensure that a minimum financial hurdle is met before any payment is earned, a target level upon achievement of which the full 100% bonus can be earned, a slightly lower hurdle where a partial bonus can be earned if the objective is almost achieved, and a higher hurdle where a substantially larger bonus can be earned for exceeding the 100% bonus target. The nonfinancial strategic goals include both defined milestones or other business metrics and objectives that cannot be defined by bright-line measurements and require a more qualitative determination of the level of achievement by our Compensation Committee.

        Discretionary Retention Bonuses    In addition to the executive bonus plan, we may utilize discretionary cash bonuses for retention purposes, to attract new executives or to reward executives for individual exemplary performance that is not necessarily rewarded by the executive bonus plan. In January 2012, the Compensation Committee granted special retention bonuses of amounts determined in its discretion to selected members of our senior management team and other key employees, including our named executive officers other than Mr. Adams and Mr. Pierno, in order to (i) retain key executives during the transformation of our business strategy and (ii) keep the executives focused on the Company's business objectives during the period of uncertainty following the October 2011 announcement that Mr. Adams would be transitioning from his position as President and Chief Executive Officer to Chairman of the Board of Directors upon the identification of a successor. The retention bonuses included cash awards and restricted stock awards, as further described below under the heading "Long-Term Equity Incentives." The retention cash awards were paid in single payments on December 31, 2012 contingent upon each named executive officer remaining employed until December 31, 2012, or the earlier termination of his or her employment by us without cause or by the executive for good reason. The restricted stock awards granted for this purpose vested 50% on January 1, 2013 and will vest 50% on January 1, 2014, contingent upon each named executive officer remaining employed until such date, or the earlier termination of his or her employment by us without cause or by the executive for good reason.

        Long-Term Equity Incentives    Our equity-based compensation is intended to enhance our ability to retain talent over a longer period of time, to reward long-term efforts that enhance future value of the Company, and to provide executives with a form of reward that aligns their interests with those of our stockholders. Executives whose skills and results we deem to be critical to our long-term success are eligible to receive higher levels of equity-based compensation. Upon commencement of their employment, executives typically receive an equity-based award or, a new hire equity grant, in the form of a combination of stock options and restricted stock that vests over a period of time. Thereafter, executives may receive additional awards from time to time as the Compensation Committee determines consistent with the objectives described above.

        It is our Compensation Committee's objective to make annual equity-based compensation awards to our executives in amounts that are competitive with the 50th percentile values of awards made by comparable public companies with whom we compete for talent. However, that is not always possible due to concerns of share dilution. For 2012, we began granting a mix of stock options and restricted stock awards to our executive officers. In general, the Compensation Committee believes that a mix of stock options and restricted stock awards is appropriate because it is concerned with both motivating long-term value creation (through the need for sustained increases in our stock price for stock options to have meaningful value) and promoting retention (through the grant of restricted stock awards). The Compensation Committee believes that this shift will also make our equity-based compensation better aligned with competitive practices in our market.

        As described above under "Discretionary Retention Bonuses," in January 2012, the Compensation Committee also granted a portion of the retention bonuses in the form of restricted stock awards.

        2013 Long Term Incentive Program    In February 2013, our Board of Directors approved the 2013 Rosetta Stone Inc. Long Term Incentive Program ("LTIP"). The LTIP will be administered under our 2009 Plan and any shares awarded under the LTIP will be apportioned from the shares reserved under the 2009 Plan. The purposes of the LTIP are to advance the best interests of the Company, motivate senior management to achieve key financial and strategic business objectives of the Company, offer eligible executives a competitive total compensation package including equity, reward executives for the success of the Company, provide ownership in the Company and retain key talent.

        Executives designated by the board of directors are eligible to receive performance stock awards and cash upon the Company's achievement of specified performance goals between January 1, 2013 and December 31, 2014. In order for the granting of any performance stock award or any cash payment to be made under the LTIP, the Company must meet the minimum threshold requirements for each performance goal for the 2014 fiscal year in addition to the performance goals for the 2013 fiscal year. Each performance goal is mutually exclusive. Each performance goal has a range of payout levels depending on the achievement of the goal ranging from zero to 200% of the incentive target.

        The maximum number of shares to be issued as performance share awards is 883,262 and the maximum cash payout is $3.17 million, although executives hired after the approval of the plan may be allowed to participate in the plan at the discretion of the board of directors, which could raise the overall share awards and cash payouts. The minimum number of shares to be issued as performance stock awards is zero and the minimum cash payout is zero. If performance stock awards are granted, the shares will be 100% vested as of the date of grant and there will be no subsequent holding period requirement.

        Before any payment of cash or the granting of performance stock awards pursuant to an award granted under the LTIP can be made, the material terms of the performance goals must be disclosed to, and subsequently approved by, the stockholders, in accordance with Treasury Regulation Section 1.162-27(e)(4). If the Company's stockholders do not approve the material terms of the performance goals prior to the end of the 2013 fiscal year, then any award under the LTIP shall be null and void, and any executive who has received an award under the LTIP shall have no rights to any payment of cash or performance stock awards pursuant to such award.

        Benefits    Our benefits, such as our basic health benefits, 401(k) plan, disability and life insurance, are intended to provide a stable array of support to executives and their families throughout various stages of their careers, and these core benefits are provided to all executives regardless of their individual performance levels on the same basis as our other benefits eligible employees in the United States. The 401(k) plan allows participants to defer up to 100% of their annual compensation, subject to any applicable caps set by the Internal Revenue Code. The executives' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) plan, under provision of a safe harbor plan. We currently provide matching contributions equal to 100% of an employee's individual contribution, up to a maximum of 4% of the participant's annual salary, subject to certain limits.

Determining the Amount of Each Element of Compensation

        Overview    We use several methods to determine the competitive market and understand current compensation practices related to the various elements of our compensation program. In general, the amount of each element of our compensation program is determined by our Compensation Committee on an annual basis taking into consideration our results of operations, long and short-term goals, the competitive market for our executives, the experience of our Compensation Committee members with similar stage companies and general economic factors.

        In setting named executive officers' compensation, the Compensation Committee considers the aggregate compensation payable to each executive officer and the forms of the compensation. We view the different components of our executive compensation as part of a comprehensive program to attract, retain, and properly motivate our executives. The Compensation Committee seeks to achieve the appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and nonfinancial strategic corporate goals. The Compensation Committee also considers publicly-disclosed peer group data and broad-based survey data, as described below.

        Our objective is to maintain a compensation program that is sufficiently competitive to position the Company to attract, motivate and retain our executives. It is important that our executives perceive that over time they will continue to have the opportunity to be compensated at a level that they regard as competitive. In general, our Board of Directors and Compensation Committee seek to align base and variable cash compensation and long-term equity incentives for our executives with the median of the overall market data, as defined below, subject to adjustments for individuals based on promotions, individual performance, internal equity and retention considerations. Although we are targeting the median of the overall market data for equity-based compensation, we have not been able to award competitive equity grants to our named executive officers. For this reason all of our named executive officers are below the median of the overall market data as it relates to equity compensation.

        Once the level of compensation is set for the year, the Compensation Committee may revisit its decisions if there are material developments during the year, such as promotions, that may warrant a change in compensation. After the year is over, the Compensation Committee reviews the performance of the executive officers and key employees to determine the achievement of annual incentive targets and to assess the overall functioning of our compensation plans against our goals.

        During 2012, the Compensation Committee continued to engage Exequity, an independent compensation consultant, to assist as its advisor. In its capacity as advisor to the Compensation Committee, Exequity assisted it in the review of our overall executive compensation program and with the design of a long-term performance incentive program. Exequity reviewed with the Compensation Committee in November 2012 the competitiveness of compensation for the Company's senior executive officers in relation to market compensation data. Based on this assessment, the Compensation Committee identified a shortfall of long-term incentive compensation value for the Company's named executive officers relative to peer market data. To address this shortfall and to emphasize long-term performance for our senior executives, the Compensation Committee approved the LTIP further described above under the heading "Long Term Incentive Program."

        Role of Chief Executive Officer and Other Executives in Executive Compensation Decisions    Our Compensation Committee generally seeks input from our Chief Executive Officer and our Sr. Vice President, Human Resources, when discussing the performance of and compensation levels for our named executive officers other than the Chief Executive Officer. The Chief Executive Officer provides information relating to each named executive officer's performance to assist the Compensation Committee with decision-making on executive compensation.

        Comparable Market Compensation    In analyzing the competitiveness of our executive compensation program, Exequity completed a market data assessment for our Compensation Committee. The market data for our named executive officers and other senior management team members was collected using two primary data sources including peer group proxy data from Equilar and Radford Global Technology Compensation Survey data, or the "Radford Survey." We target base and variable compensation and long-term equity incentives to the 50th percentile of overall market data, consisting of peer group data collected through proxy statements using Equilar and data collected from the Radford market survey data. The Radford survey includes compensation market data from more than 2,000 companies and provides a holistic perspective to total compensation levels, practices and emerging trends. The following data cuts were included to derive the survey data median: software companies, companies in the Internet/E-Commerce/Online Community industries, companies located in the mid-Atlantic states, and companies with most recent relative annual revenues ranging from $200M to $499.9M. The peer group data and Radford survey data medians are averaged to arrive at a composite median to which we compare our compensation. We refer to the composite data as the "overall market data."

        For 2012, the overall values of the elements of compensation described were in the aggregate below the medians of the overall market data for each of our named executive officer positions.

Benchmarking compensation to the 2012 Peer Group, Radford Survey data and overall market data was a primary focus of the compensation decisions, but we also took into account results of operations, long and short-term goals, the competitive market for executives, changes in the Company, such as the search for a new chief executive officer, experience of the Compensation Committee members with compensation decisions and general economic factors.

        The peer group that was defined in the third quarter of 2011 and used for purposes of making 2012 compensation decisions (the "2012 Peer Group") was reviewed and determined based on the following criteria: competitors with Rosetta Stone for key executive talent, similar or complementary industries, and similar revenue size. In the third quarter of 2012, Exequity reviewed the 2012 Peer Group to determine whether it was still an appropriate peer group for the end of 2012 and 2013, based on the following criteria: competitors with Rosetta Stone for key executive talent, similar or complementary industries and similar revenue size. In the third quarter of 2012, the Compensation Committee removed Blackboard Inc., Deltek, Inc., Taleo Corporation, and SuccessFactors, Inc. from the peer group because of changes to their public status and ownership status and Ancestry.com was added. The 2012 Peer Group to be used for 2013 compensation decisions (the "2013 Peer Group") are as follows:

Company	2012 Peer Group	2013 Peer Group
American Public Education, Inc.	X	X
Ancestry.com		X
Blackbaud, Inc.	X	X
Blackboard Inc.	X
Capella Education Company	X	X
comScore, Inc.	X	X
Deltek, Inc.	X
K12 Inc.	X	X
LeapFrog Enterprises, Inc.	X	X
MicroStrategy Incorporated	X	X
Nutrisystem, Inc.	X	X
Shutterfly, Inc.	X	X
SuccessFactors, Inc.	X
Taleo Corporation	X
THQ Inc.	X	X
WebMD Health Corp.	X	X

Total Number of Companies	15	12

        Base Salaries    Our Compensation Committee reviews our executives' base salaries on an annual basis taking into consideration the factors described above as well as changes in position or responsibilities. In the event of material changes in position, responsibilities or other factors, the Compensation Committee may consider changes in base pay during the year. We have executive employment agreements with each of our executive officers. Each agreement contains an initial base salary that may be increased, but not decreased, from time to time.

        In March 2012, the Compensation Committee approved the merit increases for 2012 retroactive to January 1, 2012 for certain named executive officers as outlined below. The Compensation Committee based its decision on a combination of elements designed to maintain compensation at a level it viewed as competitive with our peers and the market, and reflecting any changes in roles. The Compensation Committee also reviewed individual business goals for 2011 and performance towards those goals for our executive officers. In setting base salaries in March 2012, the Compensation Committee specifically considered the following:

  •
  Mr. Adams: In February 2012, Mr. Adams resigned as the Chief Executive Officer of the Company and was appointed the non-executive Chairman of the Board. Due to this change in role, Mr. Adams did not receive an increase to his base salary and his base salary terminated upon his resignation as CEO. Mr. Adams received a $575,000 transition bonus in August 2012 pursuant to a letter agreement with the Company dated October 12, 2011 as part of the transition of the CEO position.

  •
  Mr. Swad: Mr. Swad was appointed President and Chief Executive Officer in February 2012 with a base salary of $500,000, representing a 25% increase to his 2011 base salary. This increase in base salary served to more closely align the compensation of our CEO to the median of the overall market data.

  •
  Mr. Pierno: Mr. Pierno was hired as Chief Financial Officer in May 2012. The Compensation Committee determined his base salary by taking into consideration his experience level, compensation from his prior employer, market data for his position, and internal equity.

  •
  Mr. Wu: The Compensation Committee chose not to adjust Mr. Wu's base salary in March 2012 as Mr. Wu received an increase to his base salary by 20% in December 2011 to more closely align his pay with the median of the overall market data.

  •
  Mr. Fulkerson: The Compensation Committee increased Mr. Fulkerson's base salary by 17.65% in order to better align his base salary with the median of the overall market data.

  •
  Mr. Shah: Mr. Shah was hired as President, Global Consumer in November 2011 and the Compensation Committee chose not to adjust his base salary in March 2012. Upon hire, Mr. Shah's base salary was set slightly below median of the overall market data to reflect his overall experience level relative to this position, compensation received at his prior employer and internal equity.

  •
  Ms. Verses: Ms. Verses was hired as President, Global Institutions in October 2011 and the Compensation Committee chose not to adjust her base salary in March 2012. Upon hire, Ms. Verses' base salary was set at the overall market data median to reflect her overall experience level relative to this position, compensation received at her prior employer and internal equity.

	2011 Base Salary	Salary after 2012 Adjustments		% Change	Market Position of Base Salary*
Stephen M. Swad	$400,000	$500,000		25.00%	<MM
Tom P.H. Adams	$438,000	$438,000	(1)	0%	<MM
Thomas M. Pierno	N/A	$320,000		0%	<MM
Michael S. Fulkerson	$255,000	$300,000		17.65%	<MM
Pragnesh N. Shah	$275,000	$275,000		0%	<MM
Judy K. Verses	$300,000	$300,000		0%	=MM
Michael C. Wu	$300,000	$300,000		0%	<MM

*
MM means median of the overall market data as described above.

(1)
In February 2012, Mr. Adams resigned as the Chief Executive Officer of the Company and was appointed the non-executive Chairman of the Board. Due to this change in role, Mr. Adams did not receive an increase to his base salary and his base salary terminated upon his resignation as CEO.

        Annual Cash Incentive Compensation    Our Compensation Committee annually establishes an executive cash incentive plan and distributions are typically made within 75 days after the end of each calendar year if the Compensation Committee determines that the goals were achieved. However, the Compensation Committee has the authority to modify a bonus structure during the year if it deems appropriate. Examples of circumstances in which our Compensation Committee might consider revising a bonus plan include mergers, acquisitions, divestitures, board-approved budget revisions and other material changes in our Company.

        Our executive bonus plan for 2012 provided a potential bonus for each executive based on financial and nonfinancial strategic corporate goals. The potential award was based 80% on financial goals, with a threshold attainment as described in the chart below and 20% on nonfinancial strategic corporate goals, with no threshold attainment. The corporate financial goals and the corporate nonfinancial strategic goals each stand alone and are evaluated separately so that some goals can be met and corresponding amounts paid even if other goals are not met and therefore no corresponding amounts are paid. The Compensation Committee believes that maintaining an 80/20 split between financial and nonfinancial strategic corporate goals aligns the financial interests of our executives with the financial interests of our stockholders and that a continued emphasis on financial results is appropriate.

        80% of the award for achieving the financial goals under the executive bonus plan was based on the following:

	Percentage	Threshold	Target	Maximum	Actual Result	% Achievement (relative to target)
2012 Global Revenue(1)	60%	$231.05 M	$288.81 M	$433.21 M+	$273.2 MM	94.6%
2012 Adjusted EBITDA(2)	40%	$12.07 M	$15.09 M	$22.63 M+	$13.7 MM	90.8%

(1)
Global revenue is defined as GAAP revenue.

(2)
Adjusted EBITDA is defined as GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses. Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions.

        With respect to the 2012 financial goals portion of the bonus, no amount would be earned if we failed to achieve 80% of both financial targets. If we achieved 80% of a financial target, 10% of the amount attributable to such target would be earned. If we achieved 100% of a financial target, 100% of the amount attributable to such target would be earned. If we achieved 120% or more of the target, 150% of the amount attributable to such target would be earned. Between 80% and 100% and between 100% and 120% of the financial targets, the amount earned would be interpolated between the two points based on the above. The revenue and adjusted EBITDA components of the financial goals were mutually exclusive, so that part or all of the amount attributable to the financial goals could be awarded if one goal was met but not the other.

        20% of the award for achieving the nonfinancial strategic corporate goals was based on the following:

  •
  33.3% on leveraging the brand, of which we achieved 30.83%;

  •
  33.3% on innovating our platform, of which we achieved 32.29%; and

  •
  33.3% on expanding distribution, of which we achieved 34.16%.

        With respect to the 2012 nonfinancial strategic corporate goals portion of the bonus, no minimum threshold was set for funding. Our Compensation Committee determined a percentage of overall achievement based on an evaluation of our performance in meeting each of these goals during the year. Some of these goals include defined milestones or other business metrics while others are subjective and not capable of being defined by bright-line measurements. Our Compensation Committee's determination of the percentage of each strategic objective that was achieved was an overall achievement of 97.28%.

        For the fourth quarter of 2012, we developed the Strategic Incentive Plan ("SIP") to further incent the transformation of our product delivery mix to more of an online presence through digital downloads and online subscriptions (collectively, "Digital Sales"). This transformation is an important step in our overall business strategy for long-term growth.

        Funding of the adjusted EBITDA portion of the corporate financial goals under the 2012 Executive Bonus Plan was reliant on meeting both of the key goals of the SIP. The key goals for the SIP were the following:

  •
  Adjusted EBITDA (as defined in the 2012 Executive Bonus Plan) for Q4 2012 must at least be $5 million, equivalent to our existing Q4 2012 adjusted EBITDA threshold, as projected in our operating plan; and

  •
  Digital Sales of at least 15% of our US Consumer business in Q4 2012.

        If both SIP goals were met at 100%, the achievement under the SIP would result in funding that was equal in magnitude to what the funding would have been had the Adjusted EBITDA portion of the financial targets of the 2012 Executive Bonus Plan been achieved at 100%. If both SIP goals were met, and the online sales goal resulted in a percentage higher than 15% of our US Consumer Q4 2012 sales, greater funding would be achieved based on interpolation, up to a maximum of 110% of what the funding would have been if 100% of the Adjusted EBITDA portion of the financial targets of the 2012 Executive Bonus Plan had been achieved. If the 2012 Executive Bonus Plan global revenue target was exceeded, resulting in more than 110% of funding, the 2012 Executive Bonus Plan would supersede this Plan and the higher amount, up to a maximum of 150% funding, would be recognized.

        Results of the SIP were as following:

  •
  Q4 Adjusted EBITDA was $9.4 million, exceeding the $5 million threshold.

  •
  Digital Sales for Q4 was 18.9%, exceeding the 15% threshold.

  •
  Overall result of the SIP was 114% of target, providing for a payout equal to 45.6% of funding related to the adjusted EBITDA financial portion of the 2012 Executive Bonus Plan compared to a funding level of 36.32% based on actual adjusted EBITDA results. That is, the SIP resulted in a bonus equal to 9.28% of the target Executive Bonus awards given the above achievements.

Therefore the overall financial funding for the Executive Bonus Plan was 102.4%. The overall non-financial corporate goals funding for the Executive Bonus Plan was 97.28% for a final bonus funding blended rate of 101.35% as illustrated in the chart below:

  2012 Final Corporate Bonus Results and Funding

        All of our named executive officers are part of this plan, with the exception of our sales and marketing executives, Mr. Shah and Ms. Verses. The structure of the plan for both Mr. Shah and Ms. Verses was generally the same, with 80% based on the corporate financial goals described above, the financial performance of their line of business, Global Consumer and Global Institutions, respectively; and 20% based on nonfinancial strategic corporate goals as outlined above. The threshold for the amount of the bonus attributable to financial targets for both Mr. Shah and Ms. Verses was 80%. The line of business and corporate components of the financial metrics were mutually exclusive, so that part or all of the bonus attributable to the financial goals could be awarded if one goal was met but not the other.

        The financial targets for Mr. Shah's bonus were determined based on financial targets for the global consumer business of the Company and corporate financial targets for 2012 in accordance with the line of business financial metric component being weighted at 60% and consisting of 60% booking target of $229.99 million and 40% operating EBITDA target of $92.83 million; 20% the same corporate financial goals as described above; and 20% the same non-financial strategic goals as defined above. The global consumer business for 2012 achieved 95.9% of bookings at $220.58 million and 92.3% operating EBITDA at $85.67 million.

        The financial targets for Ms. Verses' bonus were determined based on financial targets for the global institutions business of the Company and corporate financial targets for 2012 in accordance with the line of business financial metric component being weighted at 60% and consisting of 60% booking target of $69.0 million and 40% operating EBITDA target of $36.84 million; 20% the same corporate financial goals as defined above; and 20% the same non-financial strategic goals as defined above. The global institutions business for 2012 achieved 93.53% of bookings at $64.53 million and 93.43% operating EBITDA at $34.42 million.

        A summary of the bonus payouts for Mr. Shah's and Ms. Verses' bonus plans is provided in the graph below:

        Our Compensation Committee reviews our executives' annual cash incentive compensation on an annual basis taking into consideration the factors described above as well as changes in position or responsibilities. In the event of material changes in position, responsibilities, or other factors, the Compensation Committee may consider changes in target incentive pay during the year.

        Our Compensation Committee set each executive's 2012 target bonus under our executive cash bonus plan as a percentage of his or her 2012 annualized base salary as set forth in the following table.

Name	2012 Annualized Base Salary	2012 Total Target Annualized Bonus Opportunity	Target Bonus as Percentage of Base Salary	Financial Target Bonus	Nonfinancial Strategic Target Bonus	Market Position of Target Bonus*
Stephen M. Swad(1)	$500,000	$500,000	100%	$400,000	$100,000	<MM
Tom P.H. Adams(2)	$438,000	$—	—%	$—	$—	N/A
Thomas M. Pierno(3)	$320,000	$160,000	50%	$128,000	$32,000	<MM
Michael S. Fulkerson(4)	$263,000	$131,500	50%	$105,200	$26,300	<MM
Pragnesh N. Shah	$275,000	$206,250	75%	$165,000	$41,250	<MM
Judy K. Verses	$300,000	$225,000	75%	$180,000	$45,000	<MM
Michael C. Wu	$300,000	$150,000	50%	$120,000	$30,000	=MM

*
MM means median of the overall market data as described above.

(1)
Mr. Swad's 2012 annualized base salary and bonus opportunity reflect his appointment as President and Chief Executive Officer in February 2012. Prior to February 2012, Mr. Swad's annualized base salary was $400,000 and his target annualized bonus opportunity was $240,000 (60% of his base salary) in his role as our Chief Financial Officer.

(2)
As a result of Mr. Adams's resignation as our President and Chief Executive Officer in February 2012, his base salary was terminated on February 22, 2012 and he was not eligible to receive a 2012 bonus payment.

(3)
Mr. Pierno was hired in May 2012 and therefore was eligible to receive a pro rata portion of his 2012 bonus payment equivalent to the number of months he was employed in 2012.

(4)
Mr. Fulkerson separated from the Company in August 2012 and therefore was eligible to receive a pro rata portion of his 2012 bonus payment equivalent to the number of months he was employed in 2012.

        Our Compensation Committee determined the following bonuses were earned by our named executive officers for 2012.

Name	Financial Bonus(1)		Nonfinancial Strategic Bonus(2)		Total Bonus
Stephen M. Swad(1)		$374,102		$88,849		$462,951
Tom P.H. Adams(2)	$		$		$
Thomas M. Pierno(3)		$87,382		$20,753		$108,135
Michael S. Fulkerson(4)		$71,680		$17,024		$88,704
Pragnesh N. Shah		$159,135		$40,128		$199,263
Judy K. Verses		$172,292		$43,776		$216,068
Michael C. Wu		$122,880		$29,184		$152,064

(1)
Mr. Swad's bonus target was prorated based on his appointment to Chief Executive Officer on February 22, 2012.

(2)
Mr. Adams did not receive a bonus payment in 2012 due to his change in role from President and Chief Executive Officer to the Chairman of the Board on February 22, 2012.

(3)
Mr. Pierno's bonus target was prorated based on his hire date of May 2, 2012.

(4)
Mr. Fulkerson's bonus payment was prorated based on his separation date of August 1, 2012.

        The following chart shows the target bonus amount and actual amount paid (other than for Mr. Swad, Mr. Pierno, and Mr. Fulkerson, which shows the pro rata target bonus amounts and the actual amounts paid) for each named executive officer based on achievement of the financial and nonfinancial strategic corporate goals under our executive bonus plan, as described above:

  2012 Discretionary Bonuses

        Retention bonuses were determined based on what was deemed the appropriate level for each individual to ensure that the executives were retained during the period of leadership transition. A philosophy of 50% cash and 50% equity was implemented to ensure alignment with stockholders. Mr. Swad's retention bonus did not affect his other CEO compensation and was awarded to him prior to his being promoted to CEO, for his service as CFO and for his expanded operational role during the search for a new CEO. The table below indicates the cash awards and restricted stock grants.

Name	Restricted Stock—2 Yr Vesting Schedule (Shares)	Cash Award—1 Yr Period for Payout ($)
Swad, Stephen M.	134,561	150,000
Fulkerson, Michael S.	21,246	150,000
Verses, Judy K.	3,541	25,000
Shah, Pragnesh N.	3,541	25,000
Wu, Michael C.	14,164	100,000

        Allocation of Equity-Based Compensation Awards    Throughout the year, our Compensation Committee evaluates grants for new hires at the senior vice president level and above, promotions to the senior vice president level and above, or other changes that may warrant additional grants. Our Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, performance, the amount of stock-based equity compensation already held by the executive, the non-equity compensation received by the executive and the total number of shares subject to awards to be granted to all participants during the year. For new hire grants, the vesting start date is typically the date of hire. For ongoing annual grants, the vesting start date is determined by the Compensation Committee.

        Our Compensation Committee also evaluates and makes annual grants for the named executive officers and other members of senior management on a discretionary basis during the annual performance review process. For annual grants, we target the 50th percentile of the market, based on the median of the overall market data pay levels. For equity grants, meeting the median level has not been possible due to concerns of share dilution.

        Equity awards, including nonqualified stock options and restricted stock, granted to executives and other employees under our 2009 Plan, as amended, typically vests over a period of four years, with 25% of the shares vesting on each annual anniversary of the vesting commencement date with the exception of (i) Mr. Swad's November 2010 grant, which includes a three-year vesting schedule that was negotiated at hire; (ii) Mr. Swad's January 2012 grant, received in connection with his expanded operational role and which has a two-year vesting schedule; and (iii) the special retention awards granted to our named executive officers and certain other executives in 2012, which have two-year vesting schedules to ensure retention of key executives during a pivotal transformation period of the Company. Prior to 2012, restricted stock was only used for new hire grants of our named executive officers and all equity annual grants to named executive officers were awards of nonqualified stock options. In 2012, the Compensation Committee approved a change to the mix of equity granted annually to our named executive officers to 60% nonqualified stock option awards and 40% awards of restricted stock to better align with market practice, encourage retention of executives, and discourage undue risk from executive decisions.

        Timing of Equity-Based Compensation Awards    The Compensation Committee has delegated its authority with respect to new hire equity grants to our Chief Executive Officer (such grants to be made on a monthly basis for eligible employees within the new hire grant matrix), with the exception of the named executive officers and senior vice presidents and above. The Compensation Committee retained its authority to approve new hire equity grants for all named executive officers and senior vice presidents and above. On a quarterly basis, the Compensation Committee reviews all grants in a summary report provided by management. Our Compensation Committee typically makes annual grants of restricted stock and stock options, if any, to our named executive officers and other members of the senior management team in connection with its annual review of our executives' compensation.

        We do not have any program, plan or practice to time stock option and restricted stock grants in coordination with the release of material non-public information. The exercise price of stock options for 2012 is determined based on the trading price of our common stock at the close of the market on the date of grant.

        Executive Equity Ownership    We encourage our executives to hold a significant equity interest in our Company. However, we have not had specific share retention and ownership guidelines for our executives until January 2013 when the Compensation Committee approved guidelines for our executives. Effective January 1, 2013, our guidelines are as follows:

  •
  CEO: 5x base salary

  •
  SVPs and above levels: 2x base salary

We have provided a timeframe of five years to attain the equity ownership levels.

        Insider Trading Policy Prohibiting Hedging and Pledging    In February 2013, our Board of Directors adopted an amended Insider Trading Policy which prohibits all hedging and pledging transactions in Company stock by officers, directors and other insiders, to ensure that the interests of these holders of Company stock are fully aligned with those of stockholders in general. We also discourage the purchase and sale of exchange-traded options on our stock by our executives.

        Type of Equity-Based Compensation Awards    Our 2009 Plan, as amended, permits us to issue stock options, RSUs, restricted stock, stock appreciation rights, performance units and performance shares. In 2012, we issued stock options and restricted stock to our employees and executives and stock options and RSUs to our non-employee directors.

        Severance and Change in Control Arrangements    Each of our equity incentive plans provides for a potential acceleration of vesting of outstanding awards in the event of a change in control, as defined in each such plan. In 2012, Restricted Stock Agreements were updated to provide that starting with equity awards granted in 2012, none of the equity awards granted to our named executive officers would provide for automatic vesting acceleration upon consummation of a change in control transaction unless there is also a termination of service other than for cause or voluntary resignation for good reason in connection with the change in control.

        In addition, see "Employment Arrangements with Named Executive Officers" and "Potential Payments Upon Termination of Employment or Upon Change in Control" below for a description of the severance and change in control arrangements we have with our named executive officers. The Compensation Committee believes that these arrangements were necessary to attract and are necessary to retain our named executive officers. The terms of each arrangement were determined in negotiation with the applicable named executive officer in connection with his or her hiring and were not based on any set formula.

        Effect of Accounting and Tax Treatment on Compensation Decisions    In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. While we consider the applicable accounting and tax treatment of alternative forms of equity compensation, these factors alone are not dispositive. We also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

        Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our next three most highly compensated executive officers, unless specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet certain other requirements. We believe grants of equity awards under our existing stock plans qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards. However, for the grant of the LTIP awards, we utilized a performance metric (EBITDA) that was not specifically set out in the 2009 Plan. Consequently, we included that metric in the latest amendment to the 2009 Plan (see Proposal 3 in this proxy statement) and made the LTIP awards subject to stockholder approval of this amendment in order to preserve the tax deductibility of these awards under Section 162(m). While the Compensation Committee is mindful of the benefit of full deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Compensation Committee has not adopted a policy that requires that all compensation be deductible. The Compensation Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of our Company and our stockholders.

        Compensation Policies and Practices as They Relate to Risk Management    In 2012, our Compensation Committee reviewed our compensation policies and practices and concluded that the mix and design of these policies and practices are not reasonably likely to encourage our employees to take excessive risks. In connection with its evaluation, our Compensation Committee considered, among other things, the structure, philosophy and design characteristics of our primary incentive compensation plans and programs in light of our risk management and governance procedures, as well as other factors that may calibrate or balance potential risk-taking incentives.

        The Compensation Committee also reviewed our compensation programs for certain design features that have been identified by experts as having the potential to encourage excessive risk-taking, including:

  •
  long-term incentive compensation value that is driven entirely by increases in stock price; and

  •
  low compensation levels exacerbated by performance-driven awards not paying out—including both annual bonus and long-term incentive compensation.

The Compensation Committee noted several design features of our cash and equity incentive programs for all employees that reduce the likelihood of excessive risk-taking, including:

  •
  the Compensation Committee's ability to exercise discretion to decrease incentive award payouts;

  •
  the use of an array of performance metrics across compensation programs (that is, bonuses are based on both financial/nonfinancial strategic metrics, while the value of long-term incentives is driven by stock price gains);

  •
  the fact that many of our executives hold significant vested equity stakes in the Company; and

  •
  the fact that the mix of compensation balances a short-term and long-term focus.

Based on this assessment, our Compensation Committee concluded that risks arising from our compensation policies and practices for all employees, including executive officers, are not reasonably likely to have a material adverse effect on us.

EXECUTIVE COMPENSATION

2012 Summary Compensation Table

        The following table provides information regarding the compensation of our former Chief Executive Officer, our current President and Chief Executive Officer, our other three most highly compensated executive officers serving as of December 31, 2012 and one former executive officer who departed from the Company during the fiscal year. We refer to these executive officers as our named executive officers.

Name and Principal Position	Year	Salary		Bonus		Stock Awards(1)(2)	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Stephen M. Swad	2012	$481,923	(3)	$150,000	(4)	$1,374,861	$642,287	$462,951	$19,410	(5)	$3,131,432
President, Chief Executive	2011	400,000		—		291,141	—	32,400	9,800	(6)	733,341
Officer	2010	44,615	(7)	240,000	(8)	2,122,000	1,947,930	—	—		4,354,545
Tom P.H. Adams	2012	114,588	(9)	575,000	(10)	49,994	49,560	—	52,456	(11)	841,598
Former President and Chief	2011	438,000		—		1,291,141	408,667	$44,348	$9,800	(6)	2,191,956
Executive Officer	2010	425,000		—		—	979,823	140,187	9,800	(6)	1,554,810
Thomas M. Pierno	2012	200,616	(12)	—		158,250	308,015	108,135	7,979	(13)	782,995
Chief Financial Officer
Michael S. Fulkerson	2012	186,346	(14)	150,000	(4)	193,601	66,172	88,704	39,983	(15)	724,806
Former Chief Technology	2011	255,000		—		516,457	163,468	13,770	9,594	(6)	958,289
Officer
Pragnesh N. Shah(16)	2012	275,000		25,000	(4)	24,999	—	199,263	442,751	(17)	967,013
President, Global Consumer
Judy K. Verses	2012	300,000		25,000	(4)	35,901	16,542	216,068	11,126	(18)	604,637
President, Global Institutions	2011	61,154	(19)	—		561,521	392,789	68,794	—		1,084,258
Michael C. Wu	2012	300,000		100,000	(4)	143,602	66,172	152,064	11,137	(20)	772,639
General Counsel and	2011	252,000		—		258,228	137,461	13,392	9,800	(6)	670,881
Secretary	2010	240,000		—		—	278,209	42,221	7,407	(6)	567,837

(1)
Represents the aggregate grant date fair value for restricted stock awards and stock option awards granted in the applicable year, computed in accordance with ASC 718. Information about the assumptions used to value these awards can be found in Note 10 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 7, 2013. An overview of the features of these awards can be found in "Compensation Discussion and Analysis" above.

(2)
For all named executive officers other than Ms. Verses and Mr. Pierno, the amounts included for 2011 represent the grant date fair value of awards under the 2011 LTIP, the only stock awards that they received in that year. For Ms. Verses, $361,520 of the amount for 2011 represents the fair value of her award under the 2011 LTIP and $200,001 represents the grant date fair value of a restricted stock grant. If all milestones under the 2011 LTIP had been met, the values of the LTIP awards as of their respective grant dates would have been: $2,573,750 for Mr. Adams; $1,029,500 for Mr. Fulkerson; $2,573,750 for Mr. Swad; $364,700 for Ms. Verses; and $514,750 for Mr. Wu. As described in the Compensation Discussion and Analysis, the LTIP was canceled on November 30, 2011. Accordingly, no shares were ever granted under this program and no value was realized by any of the named executive officers in connection with these awards. The amount included for Mr. Swad for 2010 represents the grant date fair value of a restricted stock grant.

(3)
In February 2012, Mr. Adams transitioned from his role as President and Chief Executive Officer to the Chairman of the Board of Directors and Mr. Swad was appointed from the position of Chief Financial Officer to the position of President and Chief Executive Officer. The amount listed in the 2012 Salary column above for Mr. Swad includes the base salary earned by Mr. Swad as Chief Financial Officer (at his annualized base salary of $400,000) prior to his appointment as President and Chief Executive Officer. As President and Chief Executive Officer, Mr. Swad earned base salary at an annual rate of $500,000.

(4)
In January 2012, the Compensation Committee granted special retention bonuses consisting of cash and equity awards to selected key members of our management team, including our named executive officers other than Mr. Adams and Mr. Pierno, in order to retain key executives during the transformation of our business model, keeping them focused on the Company's business objectives during the search for a successor to serve as our President and Chief Executive Officer. The retention cash awards were paid in single payments on December 31, 2012 contingent upon the applicable named executive officer remaining employed until December 31, 2012, or the earlier termination of his or her employment by us without cause.

(5)
Represents insurance premiums paid by the Company on behalf of the employee under our group term life insurance policy and our health & welfare policies in the amount of $11,968; an employee gift in the amount of $532; and 401(k) matching contributions in the amount of $6,909 provided on behalf of Mr. Swad during the specified year.

(6)
Consists of 401(k) matching contributions provided on behalf of the executive during the specified year.

(7)
Mr. Swad joined our Company effective November 9, 2010. His annualized base salary for 2010 was $400,000.

(8)
Mr. Swad received a one-time guaranteed bonus per his Executive Employment Agreement executed on October 12, 2010 in the amount of $240,000. This bonus was earned in 2010 and paid out in 2011.

(9)
In February 2012, Mr. Adams transitioned from his role as President and Chief Executive Officer to the Chairman of the Board of Directors. The amounts listed in the table above for 2012 include amounts earned by Mr. Adams in 2012 for his services as the Chairman of the Board of Directors, as further described in the section above entitled "Director Compensation". Specifically, the "Salary" column above includes $30,357 in non-employee director fees, the "Stock Awards" column above reflects the $49,994 aggregate grant date fair value of restricted stock unit awards and the "Option Awards" column above reflects the $49,560 aggregate grant date fair value of stock options that awarded to Mr. Adams for his services as a non-employee director in 2012.

(10)
Pursuant to Mr. Adams's transition arrangement entered into in October 2011 in connection with his transition from President and Chief Executive Officer to Chairman of the Board of Directors, Mr. Adams continued to perform his duties and obligations as an officer prior to the appointment of the new chief executive officer, in exchange for which he was entitled to receive a $575,000 cash transition payment after the hiring of a new chief executive officer, which was ultimately paid in August 2012.

(11)
Represents insurance premiums paid by the Company on behalf of the executive under our group term life insurance policy and our health & welfare policies in the amount of $1,995 during the specified year; $30,324 in earned, accrued vacation upon termination of employment; 401(k) matching contributions in the amount of $6,356 provided on behalf of Mr. Adams during the specified year; an employee gift in the amount of $799; and $12,982 in COBRA premiums for continuation of health insurance benefits beginning in March 2012 in connection with his termination of employment.

(12)
Mr. Pierno joined our Company effective May 2012. His annualized base salary for 2012 was $320,000.

(13)
Represents insurance premiums paid by the Company on behalf of the executive under our group term life insurance policy and our health & welfare policies in the amount of $7,979 during the specified year.

(14)
Mr. Fulkerson separated from the Company effective August 2012. He received a pro rata portion of his annual salary for 2012.

(15)
Represents insurance premiums paid by the Company on behalf of the executive under our group term life insurance policy and our health & welfare policies in the amount of $7,948 during the specified year; $18,750 in earned, accrued vacation paid upon termination; 401(k) matching contributions in the amount of $7,259; $5,192 in COBRA premiums for continuation of health insurance benefits beginning in September 2012 in connection with the executive's termination of employment; and an employee gift in the amount of $834.

(16)
Mr. Shah's first year as a named executive officer was 2012 and, accordingly, prior year compensation information is not included in the Summary Compensation Table.

(17)
Represents insurance premiums paid by the Company on behalf of the executive under our group term life insurance policy and our health & welfare policies in the amount of $14,066 during the specified year; represents the following amounts paid by the Company attributed to an international assignment to Japan in 2012: (i) $45,252 in relocation; (ii) $40,249 in tuition costs; (iii) $201,081 in housing allowances, and (iv) $132,485 in tax equalization to offset the difference in tax liability attributable to working in Japan while remaining a US citizen for an aggregate of $419,067; 401(k) matching contributions in the amount of $9,097; and an employee gift in the amount of $521.

(18)
Represents insurance premiums paid by the Company on behalf of the executive under our group term life insurance policy and our health & welfare policies in the amount of $860 during the specified year; 401(k) matching contributions in the amount of $9,744; and an employee gift in the amount of $521.

(19)
Ms. Verses joined our Company effective October 2011. Her annualized base salary for 2011 was $300,000.

(20)
Represents insurance premiums paid by the Company on behalf of the executive under our group term life insurance policy and our health & welfare policies in the amount of $816 during the specified year; 401(k) matching contributions in the amount of $9,800; and an employee gift in the amount of $521.

Grants of Plan-Based Awards In Fiscal Year 2012

        The following table sets forth each grant of plan-based awards to our named executive officers during 2012.

						All Other Stock Awards: Number of Shares of Stock or Units (#)(4)		All Other Option Awards: Number of Securities Underlying Options (#)(4)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
	Award Type	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)(3)
Stephen M. Swad	Annual Cash		40,000	500,000	600,000
	Restricted Stock	1/09/2012				63,739	(5)			449,997
		1/09/2012				70,822	(5)			500,003
		2/22/2012				48,500				424,860
	Stock Options	2/22/2012						125,000	8.76	642,288
Tom P. H. Adams	Restricted Stock	5/23/2012				3,628				49,994
	Stock Options	5/23/2012						6,150	13.78	49,560
Thomas M. Pierno	Annual Cash		12,800	160,000	192,000
	Restricted Stock	5/4/2012				15,000				158,250
	Stock Options	5/4/2012						50,000	10.55	308,015
Michael S. Fulkerson	Annual Cash		10,520	131,500	157,800
	Restricted Stock	1/09/2012				21,246				149,997
		2/23/2012				4,872				43,604
	Stock Options	2/23/2012						12,605	8.95	66,172
Pragnesh N. Shah	Annual Cash		16,500	206,250	247,500
	Restricted Stock	1/9/2012				3,541				24,999
Judy K. Verses	Annual Cash		18,000	225,000	270,000
	Restricted Stock	1/09/2012				3,541				24,999
		2/23/2012				1,218				10,901
	Stock Options	2/23/2012						3,151	8.95	16,542
Michael C. Wu	Annual Cash		12,000	150,000	180,000
	Restricted Stock	1/09/2012				14,164				99,998
		2/23/2012				4,872				43,604
	Stock Options	5/23/2012						12,605	8.95	66,172

(1)
Represents potential payouts under the Executive Bonus Plan for 2012, 80% of which consisted of a financial component and 20% of which consisted of a non-financial component, as further described above under "Annual Cash Incentive Compensation". For all named executive officers except Mr. Shah and Ms. Verses, the financial portion of the bonus was based on achievement of the corporate financial goals. There were two components of the financial portion of the bonus, (i) achievement of the 2012 target global revenue goal (weighted at 60%); and (ii) achievement of the 2012 target adjusted EBITDA goal (weighted at 40%). For Mr. Shah and Ms. Verses, the financial portion of the bonus was based on achievement of bookings and Operating EBITDA targets for their respective lines of business, Global Consumer and Global Institutions, respectively, and the corporate financial goals for the overall Company.

A Strategic Incentive Plan (SIP) was approved as described above under "Annual Incentive Plan Compensation" introducing a new goal of digital sales in our US Consumer channels for the fourth quarter of 2012 and a potential new funding structure for the Adjusted EBITDA portion of the corporate financials for the 2012 Executive Bonus Plan for all of the named executive officers. Under the SIP, if the following occurred: (i) the target Q4 2012 Adjusted EBITDA threshold was met of at least $5.0M; and the (ii) Q4 2012 digital for U.S. Consumer was at least 15%; funding would be provided equal or greater to 100% funding under the Adjusted EBITDA portion of the 2012 Executive Bonus Plan. If the SIP goals were achieved and Q4 2012 US Consumer percentage of sales was more than 15%, over achievement funding would be based on interpolation; up to a maximum of 110%. Since the SIP would not result in additional funding but rather a new structure of funding for the original 2012 Executive Bonus Plan adjusted EBITDA corporate financial metric and since it has no impact on the funding of the 2012 Executive Bonus Plan non-financial metrics, it has no impact on the magnitude of Threshold, Target or Maximum Estimated Future Payouts Under Non-Equity Incentive Plan Awards.

  The non-financial strategic targets under the 2012 Executive Bonus Plan did not have achievement thresholds or maximums for any of the named executive officers and therefore the amounts attributable to the non-financial component of the bonus are reported in the "Target" column at the target amounts.

(2)
With respect to all named executive officers, amounts in this column represent the lowest possible payout if the Company were to achieve 80% of financial targets and each named executive officer therefore earned 10% of the portion of his or her target bonus that was based on the financial targets (assuming no payout in respect of the non-financial targets).

(3)
With respect to all named executive officers, amounts in this column represent the highest possible payout if the Company were to achieve 120% or more of each of the financial targets described in footnote (1). For all named executive officers if achievement of one financial metric exceeded the threshold, and the other did not, the bonus would be funded for the metric that was achieved. Plan funding for the non-financial strategic targets was based on the attainment percentage of the specified non-financial strategic goals as determined by the Compensation Committee.

(4)
For all named executive officers other than Mr. Adams, represents stock options and restricted stock awards granted to each named executive officer which vest over a period of time based on the individual's services to the Company. The restricted stock awards granted on January 9, 2012 were special retention awards granted to ensure retention of key executives during a pivotal transformation period of the Company. Awards granted on February 22, 2012 represent annual awards. The amount of each annual award was discretionary and intended to put each named executive officer's equity awards and total equity ownership at the 50th percentile of their respective peers based on the third party compensation study conducted by Exequity and to give each of our named executive officers significant equity ownership that was subject to vesting to provide forward retention value. Due to operational constraints (primarily share dilution concerns), we have been unable to provide equity grants to equal the 50th percentile compared to our peer base. Our Compensation Committee intends to make grants of stock options and restricted stock subject to vesting or other forms of equity based awards to our executives as part of its annual review of our executives' compensation as described under the caption "Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Equity Based Compensation" in order to continue to align their interests with those of our stockholders. Our Compensation Committee has not adopted any formal stock ownership guidelines for our executives requiring them to own any particular percentages of our common stock. Our Compensation Committee considers the liquidity of the executives' equity ownership as an important part of the executives' perception of the value of the equity award as compensation. For Mr. Adams, represents stock options and restricted stock units granted pursuant to our non-employee director compensation policy described in "Director Compensation."

(5)
Mr. Swad received his retention bonus in two portions, one for his service as CFO and another portion for his expanded operational role during the search for a new CEO.

 Outstanding Equity Awards at December 31, 2012

        The following table lists all outstanding equity awards held by our named executive officers as of December 31, 2012.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares of stock or units that have not vested		Market value of shares or units of stock that have not vested
Stephen M. Swad	75,000	(1)	75,000	(1)	$22.39	10/12/20	33,333	(2)	$411,329
	—		125,000	(17)	$8.76	2/22/22	134,561	(3)	$1,660,483
							48,500	(4)	$598,490
Tom P.H. Adams	213,564		—		$3.85	5/22/16	—		—
	110,685	(5)	36,894	(5)	$18.00	4/15/19	—		—
	32,500	(6)	32,500	(6)	$25.99	3/15/20	—		—
	13,750	(7)	41,250	(7)	13.66	5/26/21	—		—
	3,075	(16)	3,075	(16)	13.78	5/23/22
Thomas M. Pierno	—		50,000	(8)	$10.55	5/4/2022	15,000	(9)	$185,100
Michael S. Fulkerson	—		—		—	—	—		—
Pragnesh N. Shah	16,250	(14)	48,750	(14)	$7.35	12/09/21	5,102	(15)	$62,959
							3,541	(3)	$43,696
Judy K. Verses	16,250	(10)	48,750	(10)	$10.42	10/05/21	14,395	(11)	177,634
							3,541	(3)	$43,696
	—		3,151	(12)	8.95	2/23/22	1,218	(13)	$15,030
Michael C. Wu	29,133		—		$3.85	12/08/16	—		—
	11,188	(5)	3,729	(5)	$18.00	4/15/19	—		—
	9,228	(6)	9,228	(6)	$25.99	3/15/20	—		—
	4,625	(7)	13,875	(7)	$13.66	5/26/21	—		—
							14,164	(3)	$174,784
	—		12,605	(12)	$8.95	2/23/22	4,872	(13)	$60,120

(1)
Options vested as to one-fourth of the total number of shares on October 12, 2011 and thereafter vest at the rate of one-quarter per annum.

(2)
Mr. Swad received 100,000 shares of restricted stock under the 2009 Plan on November 9, 2010 that vest in equal annual installments over three years.

(3)
Restricted stock will vest in equal annual installments over two years from grant date of January 9, 2012.

(4)
Mr. Swad received 48,500 shares of restricted stock under the 2009 Plan on February 22, 2012 that vest in equal annual installments over four years.

(5)
Options vested as to one-fourth of the total number of shares on April 15, 2010 and thereafter vest at the rate of one-quarter per annum.

(6)
Options vested as to one-fourth of the total number of shares on March 15, 2011 and thereafter vest at the rate of one-quarter per annum.

(7)
Options vested as to one-fourth of the total number of shares on May 26, 2012 and thereafter will vest at the rate of one-quarter per annum.

(8)
Options will vest as to one-fourth of the total number of shares on May 4, 2013 and thereafter vest at the rate of one-quarter per annum.

(9)
Mr. Pierno received 15,000 shares of restricted stock under the 2009 Plan on May 4, 2012 that vest in four equal annual installments beginning May 4, 2013.

(10)
Options vested as to one-fourth of the total number of shares on October 5, 2012 and thereafter vest at the rate of one-quarter per annum.

(11)
Ms. Verses received 19,194 shares of restricted stock under the 2009 Plan on October 5, 2011 that vest in four equal annual installments beginning October 5, 2012.

(12)
Options vested as to one-fourth of the total number of shares on February 23, 2013 and thereafter vest at the rate of one-quarter per annum.

(13)
Restricted stock will vest in equal annual installments over four years from grant date of February 23, 2012.

(14)
Options vested as to one-fourth of the total number of shares on December 9, 2012 and thereafter vest at the rate of one-quarter per annum.

(15)
Mr. Shah received 6,803 shares of restricted stock under the 2009 Plan on December 9, 2011 that vest in four equal annual installments beginning November 14, 2012.

(16)
Options granted as part of Mr. Adams's non-employee director compensation; options vest at the rate of 25% per quarter from the May 23, 2012 grant date.

(17)
Options vested as to one-fourth of the total number of shares on February 22, 2013 and thereafter vest at the rate of one-quarter per annum.

Option Exercises and Stock Vested for Fiscal Year 2012

        The following table sets forth information regarding shares of common stock acquired upon the exercise of stock options and vesting of restricted stock during the fiscal year ended December 31, 2012:

	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)(6)
Stephen M. Swad	—		—	33,333		428,329
Tom P.H. Adams(1)	—		—	3,628	(1)	49,994
Thomas M. Pierno	—		—	—		—
Michael S. Fulkerson	50,461	(2)	251,282	26,118	(3)	332,221
Pragnesh N. Shah	—		—	1,701	(4)	21,722
Judy K. Verses	—		—	4,799	(5)	54,940
Michael C. Wu	—		—	—		—

(1)
In connection with his service as a non-employee director, Mr. Adams received a restricted stock unit that was fully vested on the May 23, 2012 grant date.

(2)
Mr. Fulkerson sold all shares acquired as a result of his stock option exercise in a same day sale transaction on the date of exercise.

(3)
Mr. Fulkerson sold all 4,872 of the 26,118 shares that vested on August 1, 2012 and paid cash to cover the tax liability associated with the remainder of restricted stock that vested resulting in 21,246 net shares received.

(4)
Mr. Shah sold 543 shares to cover the tax liability associated with the restricted stock vesting and received 1,158 net shares.

(5)
Ms. Verses sold 1,909 shares to cover taxes associated with the restricted stock vesting and received 2,890 shares.

(6)
The dollar amount in this column represents the number of shares exercised or vested multiplied by the closing price of the Company's stock on the date of exercise or vesting, as applicable, and does not necessarily represent the cash value the named executive officers realized in connection with the stock option or stock award.

Pension Benefits

        None of our employees participates in or has account balances in qualified or nonqualified defined benefit plans sponsored by Rosetta Stone.

Nonqualified Deferred Compensation

        None of our employees participates in or has account balances in nonqualified defined contribution plans or other deferred compensation plans maintained by Rosetta Stone.

Employment Arrangements with Named Executive Officers

        We have executive employment agreements with each of our named executive officers with the exception of Mr. Adams, whose employment agreement was terminated in February 2012 in connection with his transition out of the role of President and Chief Executive Officer and to the role of non-executive Chairman and Mr. Fulkerson, whose employment agreement was terminated in August 2012. The agreements have one year terms that automatically renew each day so that there is always one year remaining on the term. The employment agreements with our named executive officers set the annual base salaries of our executive officers that may be increased from time to time but not decreased.

        The employment agreements also provide that the executives will be eligible to receive an annual bonus in accordance with our Company bonus policy established by our Board of Directors from time to time, but no bonus amount is guaranteed. The table below sets forth the 2012 base salary percentage for the total target bonus opportunity for each of our named executive officers with whom we have employment agreements.

Name	2012 Total Target Bonus Opportunity
Stephen M. Swad	100%
Thomas M. Pierno	50%
Michael S. Fulkerson	50%
Pragnesh N. Shah	75%
Judy K. Verses	75%
Michael C. Wu	50%

        Under the agreements, each executive is entitled to severance benefits if his or her employment is terminated without cause or if he or she terminates his or her employment for good reason. Termination without cause is defined in the agreements as termination for a reason other than the executive's commission of a felony or a crime involving moral turpitude, an act involving dishonesty or fraud involving his or her duties, failure to perform his or her duties or gross negligence or willful misconduct involving his or her duties, material breach of his or her employment agreement, failure to comply with instructions given by our Board of Directors which affect our business, misconduct likely to injure our reputation, harassment of or discrimination against our employees, customers or vendors, misappropriation of our Company's assets, willful violation of our policies, or issues involving his or her immigration status affecting his ability to continue his or her employment with us. Good reason is defined in the agreements as a material reduction in the executive's annual salary, duties, authority or responsibilities, our material breach of his or her employment agreement, or our relocation of him or her to an area outside of the Arlington, Virginia or Harrisonburg, Virginia localities. If we terminate one of these executives' employment without cause or if he or she terminates his or her employment for good reason, we will be required to pay severance in an amount equal to 12 months (18 months in the case of Mr. Swad) of his or her annual base salary, such payment to be made six months after the termination date, if he or she signs a general release waiving any claims he or she may then have against us and agrees not to compete against us for 12 months after the date of termination (18 months in the case of Mr. Swad) and provide COBRA continuation for health benefits and the annual bonus which the executive would have earned for such year, pro rated to the date of termination. These agreements contain provisions known as "best-after tax provisions," which provide that in the event that any excise tax would otherwise be payable by an executive on any "parachute payment," then the amount of those payments may instead be reduced to eliminate or minimize any required excise tax payment.

        In February 2012, Mr. Adams transitioned from his position as President and Chief Executive Officer to Chairman of the Board of Directors upon the appointment of Mr. Swad as the Company's President and Chief Executive Officer. Pursuant to the transition arrangement entered into in October 2011, which supserseded Mr. Adams's employment agreement, Mr. Adams continued to perform his duties and obligations as an officer prior to the appointment of the new chief executive officer, in exchange for which he was entitled to receive a $575,000 transition payment after the hiring of a new chief executive officer. Mr. Adams did not receive any cash severance payments, but he is entitled to COBRA premiums for continuation of health insurance benefits for 15 months. Mr. Adams's equity awards will continue to vest as long as he continues serving in the capacity of a director.

        In February 2012, Mr. Swad was appointed as President and Chief Executive Officer. Upon appointment, the Compensation Committee agreed to amend his existing employment agreement dated October 2010 to extend the base salary and COBRA severance benefits to an amount equal to 18 months and extend the non-compete clause to a period of 18 months as outlined in the paragraph above.

Potential Payments Upon Termination of Employment or Upon Change in Control as of December 31, 2012

        In addition to the severance payments that may be paid to our named executive officers upon termination under their executive employment agreements, upon a change in control of our Company, all of our named executive officers are also entitled to accelerated vesting of their unvested stock options that were granted prior to October 1, 2011 and Mr. Swad is entitled to accelerated vesting of his unvested new hire restricted stock award granted on November 9, 2010 as per his executive employment agreement. All of our named executive officers are entitled to accelerated vesting of their unvested restricted stock awards granted prior to August 1, 2012 as a result of termination for cause or resignation for good reason. Beginning with stock option awards granted on or after October 1, 2011 and restricted stock awards granted on or after August 1, 2012, as well as the restricted stock awards ("retention grant award") granted on or after January 9, 2012, accelerated vesting of equity awards in the event of a change in control is based on a "double trigger," which also requires termination of the executive officer's employment without cause or by the executive for good reason. The following table sets forth information concerning the payments that would be received by each named executive officer upon a termination of employment without cause or for good reason or upon a change in control. The table assumes the termination or change in control, as applicable, occurred on December 31, 2012, using the fair market value of $12.34 for each share of our common stock which was the closing price per share as of that date. The table below only shows additional amounts that the named executive officers would be entitled to receive upon termination, and does not show other items of compensation that may be earned and payable at such time, such as earned but unpaid base salary.

Name	Termination Without Cause or for Good Reason($)		Change in Control With No Termination($)		Change in Control and Termination without Cause or For Good Reason($)(1)
Stephen M. Swad
Severance Payments	1,395,729	(2)	0		1,395,729	(2)
Equity Acceleration	2,670,301	(3)	411,329	(4)	3,117,802	(5)
Total Benefits	4,513,531		411,329		4,513,531
Tom P.H. Adams(6)
Severance Payments	587,982		N/A		N/A
Equity Acceleration	N/A		0		N/A
Total Benefits	587,982		0		N/A
Thomas M. Pierno
Severance Payments	452,853	(7)	N/A		452,853	(7)
Equity Acceleration	185,100	(8)	N/A		274,600	(9)
Total Benefits	637,953		N/A		727,453
Michael S. Fulkerson
Severance Payments	563,422	(10)	N/A		N/A
Equity Acceleration	332,221	(11)	N/A		N/A
Total Benefits	895,643		N/A		N/A
Pragnesh N. Shah
Severance Payments	548,981	(12)	N/A		548,981	(12)
Equity Acceleration	106,655	(13)	N/A		349,917	(14)
Total Benefits	630,636		N/A		873,898
Judy K. Verses
Severance Payments	549,668	(15)	0		549,668	(15)
Equity Acceleration	236,630	(16)	0		340,642	(17)
Total Benefits	786,298		0		890,310
Michael C. Wu
Severance Payments	560,664	(18)	0		560,664	(18)
Equity Acceleration	234,904	(19)	0	(20)	277,635	(21)
Total Benefits	795,568		0		838,299

(1)
Represents benefits payable upon the named executive officer's termination by the Company without Cause or resignation for Good Reason within one year following a change in control event.

(2)
Represents a severance payment equal to 18 months of Mr. Swad's base salary in the amount of $750,000, $24,178 in COBRA premium costs paid on his behalf for 18 months, $462,951 in bonus payment earned as of December 31, 2012, $8,600 in outplacement services and $150,000 in cash award for the discretionary retention payment.

(3)
Represents acceleration of Mr. Swad's unvested restricted stock awards of 216,394 shares of our common stock, each of which will accelerate vesting upon a termination by the Company without Cause or by Mr. Swad for Good Reason as defined above.

(4)
Represents acceleration of Mr. Swad's unvested options to purchase 75,000 shares of our common stock with an exercise price of $22.39 per share and unvested restricted stock award of 33,333 shares which will accelerate in full upon a change in control of our Company.

(5)
Represents vesting acceleration set forth in (3) above plus acceleration of Mr. Swad's unvested stock options to purchase 125,000 shares of our common stock with an exercise price of $8.76 per share that would be accelerated upon a change in control of our Company and his termination by the Company without Cause or by Mr. Swad for Good Reason, as defined above, within one year of the change in control event.

(6)
In connection with his termination of employment and transition to position of Chairman of the Board of Directors, Mr. Adams was not eligible to receive any severance benefits under the terms of his employment agreement since it terminated effective February 22, 2012. However, Mr. Adams received a transition payment of $575,000 and COBRA premium payments for up to $12,982 for continuation of health insurance benefits for 15 months. Mr. Adams's unvested equity continued to vest in accordance with the vesting schedule associated with his equity awards for the duration of his service on the board of directors. Mr. Adams had unvested options to purchase 36,894 shares of our common stock with an exercise price of $18.00 per share, 16,250 shares of our common stock with an exercise price of $25.99, 41,250 shares of our common stock with an exercise price of $13.66, and 4,612 shares of our common stock with an exercise price of $13.78 that would be accelerated upon a change in control of our Company but would have no value upon acceleration on December 31, 2012.

(7)
Represents a severance payment equal to 12 months of Mr. Pierno's base salary in the amount of $320,000, $16,118 in COBRA premium costs paid on his behalf for 12 months, $8,600 in outplacement services, and $108,135 in bonus payment earned as of December 31, 2012.

(8)
Represents acceleration of Mr. Pierno's unvested restricted stock award of 15,000 shares of our common stock which will accelerate vesting upon a termination by the Company without Cause or by Mr. Pierno for Good Reason as defined above.

(9)
Represents vesting acceleration set forth in (8) above plus unvested options to purchase 50,000 shares of our common stock with an exercise price of $10.55 per share that would accelerate vesting upon change in control of our company and Mr. Pierno's termination by the Company without Cause or by Mr. Pierno for Good Reason, as defined above, within one year of the change in control event.

(10)
Mr. Fulkerson terminated his employment with the Company on August 1, 2012 and was provided severance and termination benefits as outlined in his executive employment agreement. Represents a severance payment equal to 12 months of Mr. Fulkerson's base salary in the amount of $300,000 which was payable six months after his termination date, $16,118 in COBRA premiums paid on his behalf for 12 months starting from the date of his termination, $88,704 in bonus payment earned as of August 1, 2012, $8,600 in outplacement services, and $150,000 in cash award for the discretionary retention payment totaling $554,822.

(11)
At the time of his termination, Mr. Fulkerson also received vesting acceleration of his unvested restricted stock awards of 26,118 shares.

(12)
Represents a severance payment equal to 12 months of Mr. Shah's base salary in the amount of $300,000, $16,118 in COBRA premium costs paid on his behalf for 12 months, $199,263 in bonus payment earned as of December 31, 2012, $8,600 in outplacement services, and $25,000 in cash award for the discretionary retention payment.

(13)
Represents acceleration of Mr. Shah's unvested restricted stock award of 8,643 shares of our common stock which will accelerate vesting upon a termination by the Company without Cause or by Mr. Shah for Good Reason as defined above.

(14)
Represents vesting acceleration set forth in (13) above plus unvested options to purchase 48,750 shares of our common stock with an exercise price of $7.35 per share that would accelerate vesting upon change in control of our company and Mr. Shah's termination by the Company without Cause or by Mr. Shah for Good Reason, as defined above, within one year of the change in control event.

(15)
Represents a severance payment equal to 12 months of Ms. Verses' base salary in the amount of $300,000, $216,068 in bonus payment earned as of December 31, 2012, $8,600 in outplacement services, and $25,000 in cash award for the discretionary retention payment. Ms. Verses is not enrolled in our health and welfare benefits programs and therefore would not receive any COBRA continuation.

(16)
Represents acceleration of Ms. Verses' unvested restricted stock award of 19,154 shares of our common stock which will accelerate vesting upon a termination by the Company without Cause or by Ms. Verses for Good Reason as defined above.

(17)
Represents vesting acceleration set forth in (16) above plus unvested options to purchase 48,750 shares of our common stock with an exercise price of $10.42 per share and unvested options to purchase 3,151 shares of our common stock with an exercise price of $8.95 per share that would accelerate vesting upon change in control of our company and Ms. Verses' termination by the Company without Cause or by Ms. Verses for Good Reason, as defined above, within one year of the change in control event.

(18)
Represents a severance payment equal to 12 months of Mr. Wu's base salary in the amount of $300,000, $152,064 in bonus payment earned as of December 31, 2012, $8,600 in outplacement services, and $100,000 in cash award for the discretionary retention payment. Mr. Wu is not enrolled in our health and welfare benefits programs and therefore would not receive any COBRA continuation.

(19)
Represents acceleration of Mr. Wu's unvested restricted stock award of 19,036 shares of our common stock which will accelerate vesting upon a termination by the Company without Cause or by Mr. Wu for Good Reason as defined above.

(20)
Represents acceleration of Mr. Wu's unvested options to purchase 3,729 shares of our common stock with an exercise price of $18 per share, 9,228 shares of our common stock with an exercise price of $25.99 per share, and 13,875 shares of our common stock with an exercise price of $13.66 per share which will accelerate in full upon a change in control of our Company.

(21)
Represents vesting acceleration set forth in (19) & (20) above plus unvested options to purchase 12,605 shares of our common stock with an exercise price of $8.95 per share that would accelerate vesting upon change in control of our company and Mr. Wu's termination by the Company without Cause or by Mr. Wu for Good Reason, as defined above, within one year of the change in control event.

TRANSACTIONS WITH RELATED PERSONS

        Since January 1, 2012, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described elsewhere in this proxy statement, and as set forth below.

        Tom P.H. Adams, our current Chairman and former Chief Executive Officer, has a brother-in-law who is employed by one of the Company's subsidiaries and earned approximately $196,909 in 2012. This compensation was paid in pounds, and the foregoing U.S. dollar amount was calculated based on the December 31, 2012 U.S. dollar/pound exchange rate. The amount of compensation for Mr. Adams's brother-in-law is commensurate with that of other employees of the Company and its subsidiaries in similar positions.

Procedures for Related Party Transactions

        Under our code of business conduct and ethics and our policy governing related party transactions, our employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for us. In addition, they must report any potential conflict of interest, including related party transactions, to their managers and/or our General Counsel who then reviews and summarizes the proposed transaction for our Audit Committee. Pursuant to its charter and our policy governing related party transactions, our Audit Committee must then approve any related-party transactions, including those transactions involving our directors. In approving or rejecting such proposed transactions, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to our Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director's independence. Our Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion. A copy of our code of business conduct and ethics and Audit Committee charter may be found at our corporate website, www.rosettastone.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our directorship is divided into three classes, with all of the members of one class standing for election each year to serve three-year terms. Our Corporate Governance and Nominating Committee, consisting solely of independent directors, as determined by our Board of Directors under applicable NYSE listing standards, recommended the two directors named below for nomination by our full Board of Directors. Based on that recommendation, our Board of Directors has nominated those directors for election at the Annual Meeting.

        Nominees    The following two incumbent members of Class I of our Board of Directors have been nominated for re-election to our Board of Directors: Phillip A. Clough and Stephen M. Swad.

        Each nominee, if elected, will serve until our annual meeting of stockholders in 2016 and until his or her qualified successor is elected, unless the nominee dies, resigns or is removed from our Board of Directors prior to such meeting. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holder may vote your shares to approve the election of any substitute nominee proposed by our Board of Directors. Please see "Our Board of Directors and Nominees—Directors Standing for Election" above for information concerning each of our nominees standing for election.

        Directors will be elected by a plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting. As a result, the two nominees with the most votes will be elected. Broker non-votes will have no effect on the outcome of the election of directors.

Our Board of Directors unanimously recommends that you vote
"FOR" the election of each of the nominated directors.

 PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements and the effectiveness of internal control over financial reporting for the year ending December 31, 2013 and directed that such engagement be submitted to the stockholders of Rosetta Stone for ratification. In recommending ratification by the stockholders of such engagement, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to Deloitte & Touche LLP's independence, professional competence and standing. As a matter of good corporate governance, we are asking stockholders to ratify this selection. Our Audit Committee continually monitors the services and fees of the independent registered public accounting firm and even if the selection is ratified by our stockholders, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders. One or more representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if they wish to do so. It is also expected that Deloitte & Touche LLP's representative(s) will be available to respond to appropriate questions from stockholders.

        Our Audit Committee's Policy on Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm    It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee authorizes specific projects within categories of services, subject to a budget for each project. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The independent auditor and management periodically report to the Audit Committee the actual fees incurred versus the pre-approved budget. All audit contracts that were entered into in 2012 were pre-approved by the Audit Committee.

Fees Paid to Deloitte & Touche LLP

        The following table shows fees that we paid (or accrued) for professional services rendered by Deloitte & Touche LLP for 2012 and 2011:

Fees Category	Year Ended December 31, 2012	Year Ended December 31, 2011
Audit Fees	$1,283,034	$1,037,932
Audit-Related Fees	—	—
Tax Fees	25,989	71,839
All Other Fees	53,039	—

Total All Fees	1,362,062	$1,109,771

        Audit Fees    These fees consist of amounts for professional services rendered in connection with the integrated audit of our financial statements and internal control over financial reporting, review of the interim financial statements included in quarterly reports, and statutory and regulatory filings or engagements.

        Audit-Related Fees    These fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under "Audit Fees."

        Tax Fees    These fees consist of amounts paid for federal, state, local and foreign tax compliance, tax advice and tax planning and related matters.

        All Other Fees    These fees consist of all other amounts we paid to Deloitte & Touche LLP during the applicable period that do not come within one of the foregoing categories.

        Proposal No. 2 must be approved by a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal. If the selection of Deloitte & Touche LLP is not ratified accordingly, our Board of Directors will consider whether we should select another independent registered public accounting firm.

Our Board of Directors unanimously recommends that you vote
"FOR" the ratification of the selection of Deloitte & Touche LLP.

PROPOSAL NO. 3

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR CERTAIN AWARDS UNDER THE ROSETTA STONE INC. 2009 OMNIBUS INCENTIVE PLAN, AS AMENDED, TO PERMIT THE COMPANY TO GRANT AWARDS THAT MAY QUALIFY AS PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE

        We are asking our stockholders to approve the material terms of the performance goals for certain awards granted under the 2009 Omnibus Incentive Plan, as amended (the "2009 Plan"). Approval of this Proposal No. 3 by our stockholders will permit us to grant performance stock awards, performance unit awards and annual cash incentive awards under the 2009 Plan that may qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code ("Section 162(m)").

        Section 162(m) disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to "covered employees" (currently our Chief Executive Officer and three highest paid officers other than our Chief Executive Officer or Chief Financial Officer) in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified "performance-based compensation," are not subject to this deduction limitation.

        For compensation to qualify as "performance-based compensation" under Section 162(m), among other things, the material terms of the performance goals under which the compensation is to be paid must be approved by the stockholders. The material terms include (i) a description of the employees eligible to receive such compensation, (ii) a description of the business criteria on which the performance goals for such compensation is based, and (iii) the maximum number of shares subject to performance awards payable in shares and the maximum amount of cash subject to performance awards payable in cash that may be granted to any employee during a specified period. Accordingly, we are requesting that our stockholders approve the material terms of the performance goals for performance stock awards, performance unit awards and annual cash incentive awards granted under our 2009 Plan (as described in the summary below).

        We believe it is in the best interests of the Company and our stockholders to preserve the ability to grant "performance-based compensation" under Section 162(m). However, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as "performance-based compensation" for purposes of Section 162(m). Moreover, even if we intend to grant compensation that qualifies as "performance-based compensation" for purposes of Section 162(m), we cannot guarantee that such compensation ultimately will be deductible by us.

        Our Board of Directors approved an amendment to the 2009 Plan on February 21, 2013, subject to the approval of our stockholders, to add the following new business criteria upon which our Compensation Committee may establish performance goals for performance stock awards, performance unit awards and annual cash incentive awards under our 2009 Plan:

  •
  revenue;

  •
  revenue growth rate;

  •
  sales;

  •
  sales growth;

  •
  stock price growth;

  •
  economic value added (net operating profit after tax, minus the sum of capital, multiplied by the cost of capital);

  •
  return on stockholders' equity;

  •
  return on sales;

  •
  adjusted net income (loss), excluding stock-based compensation expenses, restructuring costs, costs associated with mergers and acquisitions and the non-cash tax valuation allowance for deferred tax assets;

  •
  adjusted net income (loss) per share, excluding stock-based compensation expenses, restructuring costs, costs associated with mergers and acquisitions and the non-cash tax valuation allowance for deferred tax assets;

  •
  operating income before depreciation and amortization (OIBDA);

  •
  earnings before interest, taxes, depreciation and amortization (calculated in accordance with GAAP) (EBITDA);

  •
  adjusted EBITDA (EBITDA excluding stock-based compensation expenses, restructuring costs and costs associated with mergers and acquisitions);

  •
  operating EBITDA (GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization and stock-based compensation expenses plus the change in deferred revenue);

  •
  adjusted operating EBITDA (operating EBITDA excluding stock-based compensation expenses, restructuring costs and costs associated with mergers and acquisitions);

  •
  operating cash flow growth;

  •
  cash efficiency;

  •
  reduction in expenses;

  •
  completion or progress on the achievement of significant transactions, acquisitions, divestitures, product development and/or projects or processes;

  •
  credit rating;

  •
  customer satisfaction surveys;

  •
  brand equity measure (market research);

  •
  achievement of product and/or service quality goals;

  •
  application downloads;

  •
  average revenue per unit or paid online learner (ARPU);

  •
  average deal value (global institutional);

  •
  average order value (AOV);

  •
  bookings;

  •
  booking growth;

  •
  conversion rate on leads captured (consumer and institutional);

  •
  cost per acquisition for consumer (CPA);

  •
  leads captured (consumer and institutional);

  •
  licenses/seats (unit metric for global institutional);

  •
  life-time value (LTV);

  •
  net economic value;

  •
  paid online learners (consumer);

  •
  percentage digital sales (percentage of new consumer units sold);

  •
  product engagement (usage metric);

  •
  product ratings on e-commerce sites;

  •
  product units sold (consumer);

  •
  productivity ratios (quota reps); and

  •
  renewal rate (consumer and institutional).

        In addition to adding the new business criteria listed above, the amendment to the 2009 Plan described above provides that unless specified otherwise by the Compensation Committee (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the performance goals are established, the Compensation Committee shall appropriately adjust any evaluation of performance under a performance goal to exclude: (i) litigation or claim judgments or settlements, (ii) restructuring costs, transaction costs, and other costs associated with mergers and acquisitions, (iii) adjustments related to recording the non-cash tax valuation allowance for deferred tax assets, (iv) asset write-downs, (v) the effect of changes in, or provisions under, tax law, accounting principles or other such laws or provisions affecting reported results, (vi) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, and (vii) restructuring and/or other nonrecurring charges.

Material Terms of Performance Goals under the 2009 Plan

        The material terms of the performance goals for performance stock awards, performance unit awards and annual cash incentive awards granted under our 2009 Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of our 2009 Plan, as amended, attached as Appendix A to this Proxy Statement.

Eligible Employees

        All of the approximately 1,500 employees of our Company and our affiliates as of April 2, 2013 are eligible to receive performance stock awards and performance unit awards under our 2009 Plan.

Only key executive employees of our Company and our affiliates who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company are eligible to receive annual cash incentive awards under our 2009 Plan.

Business Criteria for Performance Goals

        Under our 2009 Plan, performance stock awards, performance unit awards, and annual cash incentive awards are subject to the satisfaction of one or more performance goals during the applicable performance period. The performance goals for such awards will be established by our Compensation Committee within the time period prescribed by Section 162(m) (no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain).

        The performance goals upon which the payment or vesting of a performance stock award, performance unit award or annual cash incentive award to a "covered employee" (as defined in Section 162(m) and the regulations or other guidance promulgated by the Internal Revenue Service under Section 162(m)) that is intended to qualify as performance-based compensation under Section 162(m) will be based on one or more of the new business criteria listed above (which were added by the amendment to our 2009 Plan discussed above, subject to stockholder approval) or the following business criteria (which are the existing business criteria in our 2009 Plan), which may apply to the participant, one or more business units or subsidiaries of the Company, the Company as a whole, or relative to a peer group of companies:

  •
  earnings per share;

  •
  earnings per share growth;

  •
  increased revenue;

  •
  revenue ratios (per employee or per customer);

  •
  customer growth;

  •
  stock price;

  •
  total market value;

  •
  market share;

  •
  return on capital compared to cost of capital;

  •
  total shareholder return;

  •
  cash return on capitalization;

  •
  return on equity;

  •
  return on assets;

  •
  return on capital;

  •
  return on capital employed;

  •
  return on invested capital;

  •
  shareholder value;

  •
  net income;

  •
  operating income;

  •
  earnings before interest and taxes (EBIT);

  •
  net cash flow;

  •
  free cash flow;

  •
  cash flow;

  •
  cash flow from operations;

  •
  net cash flow before financing activities;

  •
  cost reductions;

  •
  cost ratios (per employee or per customer);

  •
  proceeds from dispositions;

  •
  project completion time and budget goals; and

  •
  customer satisfaction scores.

        Prior to the payment of any compensation based on the achievement of performance goals, our Compensation Committee must certify in writing that the applicable performance goals and any of the material terms thereof were satisfied.

Maximum Amount of Compensation

        The maximum number of shares of our common stock with respect to which performance stock awards may be granted to an employee during a fiscal year is 609,436 shares, subject to adjustment for certain changes in our capitalization as provided in the 2009 Plan. The maximum number of shares of our common stock with respect to which performance unit awards payable in shares of our common stock may be granted to an employee during a fiscal year is 609,436 shares, subject to adjustment for certain changes in our capitalization as provided in the 2009 Plan. Under our 2009 Plan, the maximum value of cash with respect to which performance unit awards payable in cash may be granted to an employee during a fiscal year is $5,000,000 and the maximum amount that may be paid to a key executive employee under all annual cash incentive awards granted to the employee during a fiscal year is $5,000,000.

        Our Compensation Committee may, in its discretion, decrease the amount payable under a performance stock award, performance unit award or an annual cash incentive award, but may not increase the amount payable under any such award.

Long Term Incentive Program

        Pursuant to the terms of the 2009 Plan, our Compensation Committee has adopted a Long Term Incentive Program ("LTIP") to set forth the terms and conditions of certain performance stock awards and cash payments (which are annual cash incentive awards under our 2009 Plan) to be granted and/or paid under the 2009 Plan. The purpose of the LTIP is to motivate senior management to achieve key financial and strategic business objectives of the Company and its subsidiaries, offer eligible employees a competitive total compensation package, reward employees for the success of the Company, provide ownership in the Company and retain key talent.

        The LTIP will be effective from January 1, 2013 until December 31, 2014 (the "Program Period"), but only if the material terms of the performance goals for awards granted under the 2009 Plan (as described in this Proposal No. 3) are approved by our stockholders.

        The employees who are currently employed in the following positions are eligible to receive awards under the LTIP: Chief Executive Officer; Chief Financial Officer; Chief Information Officer; Chief Product Officer; General Counsel; Senior Vice President, Human Resources; President, Global Consumer; President, Global Institutions and other executives as approved by our Compensation Committee. An executive is eligible to participate in the LTIP only if the executive is designated as eligible to participate by our Compensation Committee, renders overall satisfactory work performance, and continues active employment with the Company through the date any award is granted under the LTIP.

        Eligible executives may receive performance stock awards and cash payments upon the Company's achievement of the following specified performance goals during the Program Period: (i) bookings (which means executed sales contracts by the Company that are either recorded immediately as revenue or as deferred revenue); (ii) operating EBITDA (as described above); and (iii) percentage digital sales. We define percentage of digital sales as the percentage of all new unit sales of our Global Consumer products which are downloaded (requiring a physical portion of our product to be downloaded onto an electronic device such as TOTALe); online (subscription based sales that don't require any physical download including TOTALe subscriptions and our ReFlex advanced English product); renewals of existing digital sales; and paid applications such as our iPhone application or companions.

        An executive's individual amount of performance stock awards and cash payments that he or she may be able to receive will be set forth in his or her award agreement, provided that the maximum number of shares subject to any such performance stock awards and the maximum amount of cash subject to any such cash payments may not exceed the limits described above under "Maximum Amount of Compensation." The executive's incentive target is determined as a multiple of the executive's base salary or target bonus depending on the executive's level in effect as of December 31, 2012. The Chief Executive Officer's incentive target is 3x base salary, while all other named executive officers are at 1x base salary. The incentive target value in each executive's award will consist of 70% in performance stock awards and 30% in cash payments. Each executive's target performance stock award is based on valuation as of January 1, 2013. Such valuation is based on the monthly average of the closing price of our common stock from December 1, 2012 to January 1, 2013. If at any time a new executive is added to the LTIP, upon approval by the Compensation Committee, the executive's incentive target for his or her award will be determined and valued upon the effective date of participation.

        In order for the granting of any performance stock award or any cash payment to be made under the LTIP, the Company must meet the minimum threshold requirements for each of the three specified performance goals for the 2014 fiscal year, regardless of the 2013 fiscal year results and/or the total results for each performance goal for the Program Period. In addition, each specified performance goal is mutually exclusive of the other two specified performance goals. Each specified performance goal has vesting and payout levels dependent upon the achievement of the performance goal ranging from zero to 200% of the incentive target. The maximum payout for any award granted under the LTIP is 200% of target performance stock awards and target cash payments.

        In the event of any change in the outstanding shares of our common stock by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange, or any distribution to stockholders of shares other than regular cash dividends, or any transaction similar to the foregoing, the Compensation Committee will make such substitution or adjustment, if any, as it deems to be equitable as to: (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the LTIP or pursuant to outstanding awards; (ii) the maximum number of shares for which awards may be granted during a calendar year to any participant; and/or (iii) any other affected terms of such awards, provided such substitution or adjustment is in compliance with the requirements of Section 162(m).

 New Plan Benefits

        The following table sets forth, for each of the named executive officers and the various groups indicated, the number of shares subject to performance stock awards granted under the 2009 Plan pursuant to the terms of the LTIP as of April 2, 2013, subject to stockholder approval of this Proposal No. 3.

Long Term Incentive Program Under the 2009 Omnibus Incentive Plan

Name and position	Number of shares subject to stock awards(1)
Stephen M. Swad President, Chief Executive Officer	175,000
Tom P.H. Adams(2) Former President and Chief Executive Officer	N/A
Thomas M. Pierno Chief Financial Officer	37,333
Michael S. Fulkerson(3) Chief Technology Officer	N/A
Pragnesh N. Shah President, Global Consumer	32,083
Judy K. Verses President, Global Institutions	35,000
Michael C. Wu General Counsel and Secretary	35,000
All current executive officers as a group	314,416
All current non-executive officer directors as a group(4)	N/A
All employees, other than current executive officers, as a group	92,283

(1)
The number of shares in this column equals the maximum number of shares subject to performance stock awards that may be granted under the 2009 Plan pursuant to the terms of the LTIP, assuming that the maximum threshold for each applicable performance goal for the Program Period is achieved. If such performance goals are achieved at levels lower than the maximum threshold, the number of shares subject to such performance stock awards will be reduced.

(2)
Mr. Adams is not eligible to participate in the LTIP.

(3)
Mr. Fulkerson's employment ended on August 1, 2012 and he is not eligible to participate in the LTIP.

(4)
Our non-employee directors are not eligible to participate in the LTIP.

U.S. Federal Income Tax Consequences of 2009 Plan Awards

        A general summary of the principal U.S. Federal income tax consequences to participants who are either U.S. citizens or residents of certain transactions with respect to performance stock awards, performance unit awards and annual cash incentive awards granted under our 2009 Plan and to the

Company is set forth in Proposal No. 4 under "U.S. Federal Income Tax Status Consequences of 2009 Plan Awards."

Vote Required for Approval

        Approval of this Proposal No. 3 requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions will have the effect of votes against the proposal, while broker non-votes will have no effect on the outcome of the proposal.

        Our Board of Directors unanimously recommends that you vote "FOR" the approval of the material terms of the performance goals for certain awards under the Rosetta Stone Inc. 2009
Omnibus Incentive Plan, as amended, to permit the Company to grant awards that may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

 PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE
ROSETTA STONE INC. 2009 OMNIBUS INCENTIVE PLAN, AS AMENDED

        We are asking our stockholders to approve an amendment to the 2009 Omnibus Incentive Plan, as amended (the "2009 Plan"), to increase the number of shares available for issuance under the 2009 Plan (the "Amendment"). The 2009 Plan was originally approved by our Board of Directors and stockholders effective as of February 27, 2009. Our Board of Directors approved the Amendment on February 21, 2013, subject to the approval of our stockholders.

        The purpose of the Amendment is to create additional flexibility to continue to aid the Company and its affiliates in recruiting and retaining employees, directors and advisors and to motivate such employees, directors and advisors to exert their best efforts on behalf of the Company and its affiliates by providing incentives through the granting of awards. We expect that we will benefit from the added interest which such employees, directors and advisors will have in the welfare of the Company as a result of their proprietary interest in our success. We believe that equity-based incentive awards are crucial to recruit and retain employees, as well as an important means of aligning employee interests with those of our stockholders.

Changes to the 2009 Plan Made by the Amendment

        The Amendment:

  •
  Adds 2,317,000 shares to the 2009 Plan by increasing the maximum aggregate number of shares of common stock in respect of which awards may be granted under the 2009 Plan from 4,560,674 to 6,877,674 shares (of which approximately 3,455,289 shares would be available for grant if our stockholders approve this Amendment); and

  •
  Increases the aggregate number of shares of our common stock with respect to which incentive stock options may be granted under the Plan to 6,877,674 shares.

        We believe it is necessary at this time to increase the maximum number of shares available for awards under the 2009 Plan to ensure that we have adequate capacity to continue to attract and retain talented employees and directors. We believe that this number represents a reasonable amount of potential equity dilution and allows us to continue to award equity incentives, which are an important component of our overall compensation program.

Summary of the 2009 Plan (As Amended by the Amendment)

        The material features of our 2009 Plan, as amended by the Amendment, are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of our 2009 Plan, as amended by the Amendment, attached as Appendix A to this Proxy Statement.

Types of Awards

        The terms of the 2009 Plan provide for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance unit awards, annual cash incentive awards, other stock-based awards and cash-based awards.

Eligibility

        All of the approximately 1,500 employees of our Company and our affiliates, all of the ten non-employee directors of our Company, and all of the approximately 110 consultants, agents, representatives, advisors and independent contractors who render services to our Company and our affiliates that are not in connection with the offer and sale of our Company's securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our Company's securities ("third party service providers") as of April 2, 2013 are eligible to receive all types of awards under our 2009 Plan, except that: (i) only those persons who are, on the dates of grant, key employees of our Company or any parent or subsidiary corporation of our Company are eligible for incentive stock options under our 2009 Plan; (ii) only key executive employees of our Company and our affiliates who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company are eligible to receive annual cash incentive awards under our 2009 Plan; and (iii) directors and third party service providers are only eligible to receive nonqualified stock options, stock appreciation rights, and other awards settled in shares of our common stock, other than incentive stock options, under our 2009 Plan.

        In addition, an award other than an incentive stock option, performance stock award, performance unit award or annual cash incentive award may be granted to a person who is expected to become a key employee of our Company or an affiliate within six months of the date of grant of the award, conditioned upon the person becoming an employee within such time period.

Shares Available for Awards and 162(m) Limits

        If the Amendment is approved by our stockholders, a maximum of 6,877,674 shares of our common stock will be available for issuance under the 2009 Plan, subject to adjustment for certain changes in our capitalization as provided in the 2009 Plan. This number includes our prior share reserve of 4,560,674 shares, plus 2,317,000 additional shares.

        If the Amendment is approved by our stockholders, the aggregate number of shares of our common stock with respect to which incentive stock options may be granted under the 2009 Plan will be equal to 6,877,674 shares, subject to adjustment for certain changes in our capitalization as provided in the 2009 Plan.

        The maximum number of shares of our common stock with respect to which incentive stock options may be granted to an employee during a fiscal year is 609,436 shares, subject to adjustment for certain changes in our capitalization as provided in the 2009 Plan. The maximum number of shares of our common stock with respect to which nonqualified stock options may be granted to an employee during a fiscal year is 609,436 shares, subject to adjustment for certain changes in our capitalization as provided in the 2009 Plan. The maximum number of shares of our common stock with respect to which stock appreciation rights may be granted to an employee during a fiscal year is 609,436 shares, subject to adjustment for certain changes in our capitalization as provided in the 2009 Plan. The maximum number of shares of our common stock with respect to which performance stock awards may be granted to an employee during a fiscal year is 609,436 shares, subject to adjustment for certain changes in our capitalization as provided in the 2009 Plan. The maximum number of shares of our common stock with respect to which performance unit awards payable in shares of our common stock may be granted to an employee during a fiscal year is 609,436 shares, subject to adjustment for certain changes in our capitalization as provided in the 2009 Plan. Under our 2009 Plan the maximum value of cash with respect to which performance unit awards payable in cash may be granted to an employee during a fiscal year is $5,000,000 and the maximum amount that may be paid to a key executive employee under all annual cash incentive awards granted to the employee during a fiscal year is $5,000,000.

        Each share of our common stock subject to awards, other than stock options or stock appreciation rights, that are settled by the issuance of shares of our common stock ("Full Value Awards") will be counted as 1.47 shares against the aggregate share reserve under the 2009 Plan. Each share of our common stock subject to stock options and stock appreciation rights will be counted as one share against the aggregate share reserve under the 2009 Plan.

        If an award is settled in cash rather than in shares of our common stock, the shares reserved for such award will become available again for issuance under the 2009 Plan. If any award is cancelled, forfeited, terminates, expires, or lapses for any reason, any shares of our common stock subject to such award again will become available again for issuance under the 2009 Plan. To the extent a Full Value Award is forfeited prior to the expiration of the applicable vesting period or performance goal period, the same number of shares of our common stock will be added to the aggregate share reserve under the 2009 Plan as were deducted when such award first was granted. If shares of our common stock are issued under the 2009 Plan with respect to a substitution award (as described below), such shares will not count against the aggregate share reserve under the 2009 Plan.

        If shares of our common stock are withheld from any award to satisfy applicable tax withholding obligations, or if shares of our common stock are tendered by a participant to pay the exercise price of a stock option or to satisfy applicable tax withholding obligations of an award, such shares will not become available again for issuance under the 2009 Plan.

        If a stock appreciation right is settled in shares of our common stock, the number of shares subject to the stock appreciation right will be counted against the aggregate share reserve under the 2009 Plan as one share for every share subject to the stock appreciation right, regardless of the number of shares used to settled the stock appreciation right upon exercise.

        As of April 2, 2013, the closing price of our common stock as reported on the New York Stock Exchange was $15.67 per share and a total of 22,221,445 shares of our common stock were outstanding.

Administration

        Our Board of Directors will administer our 2009 Plan with respect to awards to non-employee directors and our Compensation Committee will administer our 2009 Plan with respect to awards to employees and third party service providers. In administering awards under our 2009 Plan our Board of Directors or the Compensation Committee, as applicable (the "Committee"), has the power to determine the terms of the awards granted under our 2009 Plan, including the exercise price, the number of shares subject to each award and the vesting and exercisability of the awards. The Committee also has full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the 2009 Plan. The Committee also has the authority to provide for accelerated exercisability and vesting of awards.

        The Committee may delegate to one or more of its members or to one or more officers of our Company or our affiliates or to one or more agents or advisors such administrative duties or powers as it deems advisable. The Committee may authorize one or more officers of our Company to designate employees (other than officers, directors, or owners of more than 10% our securities) and third party service providers to be recipients of awards and determine the size of any such awards. Under any such delegation, the Committee will specify the total number of shares of our common stock that may be subject to the awards granted by such officer.

Repricing; Cancellation and Re-Grant of Stock Awards

        Under our 2009 Plan, without the prior approval of our stockholders, the Committee will not directly or indirectly lower the exercise price of a previously granted option or the grant price of a previously granted SAR, or cancel a previously granted option or previously granted SAR for a payment of cash, other property or other awards if the aggregate fair market value of such award is less than the aggregate exercise price of such award in the case of an option or the aggregate grant price of such award in the case of a SAR.

Stock Options

        Stock options are options to acquire our common stock. The terms and conditions of stock options granted under the 2009 Plan are determined by the Committee and set forth in stock option agreements.

        The exercise price of a stock option granted under our 2009 Plan must at least be equal to the fair market value of our common stock on the date of grant and the term of a stock option may not exceed ten years, except that with respect to an incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.

        Stock options granted under the 2009 Plan may vest and become exercisable at the rate specified by the Committee in the applicable stock option agreement. Shares covered by different stock options granted under the 2009 Plan may be subject to different vesting schedules as the Committee may determine.

        In order to exercise a stock option under the 2009 Plan, a participant must provide a written notice of exercise and pay the exercise price (i) by cash, certified check, bank draft or postal or express money order, (ii) pursuant to an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company), or (iii) in any other form of payment acceptable to the Committee. The Committee may permit a participant to pay the exercise price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of our common stock acquired upon exercise and remit to us a sufficient portion of the sale proceeds to pay the exercise price and applicable tax withholding.

        The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as incentive stock options are treated as nonqualified stock options.

Stock Appreciation Rights

        Stock appreciation rights, or SARs, allow the recipient to receive, upon exercise of the SAR, the appreciation in the fair market value of our common stock between the date of grant and the exercise date. The terms and conditions of SARs granted under the 2009 Plan are determined by the Committee and set forth in SAR agreements. The grant price of a SAR granted under our 2009 Plan must not be less than the fair market value of our common stock on the date of grant and the term of a SAR may not exceed ten years, except that with respect to a tandem SAR granted in connection with an incentive stock option, the tandem SAR will expire no later than the expiration of the underlying incentive stock option. SARs may be subject to vesting in accordance with a vesting schedule determined by the Committee. The amount payable upon exercise of a SAR may be paid in cash or with shares of our common stock, a combination thereof, or in any other manner approved by the Committee.

Restricted Stock Awards

        Restricted stock awards are awards of shares of our common stock that vest in accordance with terms and conditions established by the Committee. The terms and conditions of restricted stock awards granted under the 2009 Plan are determined by the Committee and set forth in restricted stock award agreements.

Restricted Stock Unit Awards

        Restricted stock unit awards are awards that are based on the value of our common stock and may be paid in cash or in shares of our common stock. The terms and conditions of restricted stock unit awards granted under the 2009 Plan are determined by the Committee and set forth in restricted stock unit award agreements. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule determined by the Committee. A restricted stock unit award agreement may specify that the participant will be entitled to the payment of dividend equivalents under the award.

Performance Stock and Performance Unit Awards

        Performance stock and performance unit awards are awards that will result in a payment to a participant only if specified performance goals (as provided in the 2009 Plan) established by the Committee are achieved or the award otherwise vests. The terms and conditions of performance stock and performance unit awards granted under the 2009 Plan are determined by the Committee and set forth in performance stock and performance unit award agreements. The Committee will establish organization or individual performance goals which, depending on the extent to which they are met, will determine the number and the value of performance stock and performance units to be paid out to participants. Payment under performance unit awards may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the Committee. The amount of, the vesting and the transferability restrictions applicable to any performance stock or performance unit award will be based upon the attainment of such performance goals as the Committee may determine, provided that the performance period for any performance stock or performance unit award will not be less than one year. A performance stock or performance unit award agreement may specify that the participant will be entitled to the payment of dividend equivalents under the award, provided that no dividend equivalents will be distributed unless the restrictions imposed on the award lapse.

Annual Cash Incentive Awards

        Annual cash incentive awards are awards payable in cash upon the attainment of specified performance goals (as provided in the 2009 Plan) established by the Committee. The terms and conditions of annual cash incentive awards granted under the 2009 Plan are determined by the Committee and set forth in annual cash incentive award agreements.

Other Stock-Based Awards

        Other stock-based awards (including the grant or offer for sale of unrestricted shares of our common stock) may be granted under the 2009 Plan upon terms and conditions determined by the Committee. Such awards may involve the transfer of actual shares of our common stock to participants, or payment in cash or otherwise of amounts based on the value of shares of our common stock and may include awards designed to comply with the applicable laws of jurisdictions other than the United States. Payment with respect to such awards will be made in cash or in shares of our common stock, as determined by the Committee.

Other Cash-Based Awards

        Other cash-based awards may be granted under the 2009 Plan upon terms and conditions determined by the Committee. Payment with respect to such awards will be made in cash.

Substitution Awards

        Awards may be granted under our 2009 Plan in substitution for stock options and other awards held by employees of other corporations who are about to become employees of our Company or any of our affiliates, or whose employer is about to become an affiliate as the result of our merger or consolidation with another corporation, our acquisition of substantially all the assets of another corporation, or our acquisition of at least 50% of the outstanding stock of another corporation as the result of which such other corporation will become our subsidiary. The terms and conditions of the substitute awards granted may vary from the terms and conditions set out in our 2009 Plan to the extent our Board of Directors may deem appropriate to conform to the provisions of the substituted award.

Separation from Service

        The treatment of awards upon a participant's separation from service with our Company and our affiliates will be determined by the Committee and set forth in an award agreement. However, if the Committee finds that, before or after the participant's separation from service, he or she committed certain "cause" events (as described in the 2009 Plan), then as of the date the Committee makes its finding, all of the participant's unexercised awards (including all unvested awards) will be forfeited.

Transferability

        Except as specified in the applicable award agreement or in a domestic relations court order, an award granted under the 2009 Plan will not be transferable by a participant other than by will or the laws of descent and distribution, and will be exercisable, during the participant's lifetime, only by the participant. Incentive stock options may not be transferred other than by will or the laws of descent and distribution, and all incentive stock options will be exercisable during a participant's lifetime only by such participant.

Forfeiture Events and Other Restrictions

        The Committee may specify in an award agreement that the participant's rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include separation from service for cause or for any other reason, violation of our material policies, breach of any applicable noncompetition, confidentiality, or other restrictive covenants, or other conduct by the participant that is detrimental to our business or reputation. The Committee may also impose conditions or restrictions on shares of our common stock issued pursuant to an award, including a requirement that the participant hold the shares for a specified period of time.

Changes to Capital Structure

        The existence of outstanding awards will not affect in any way the right or power of our Company to make any adjustments, recapitalizations, reorganizations or other changes in our Company's capital structure or its business. If our Company shall effect a capital readjustment or any increase or reduction of the number of shares of our common stock outstanding, without receiving compensation therefor in money, services or property, then the following will be appropriately adjusted: (i) the number, class or series and per share price of our common stock subject to outstanding awards under our 2009 Plan; (ii) the number and class or series of our common stock then reserved for issuance under the 2009 Plan; (iii) the aggregate number and class or series of our common stock with respect to which incentive stock options may be granted under the 2009 Plan; and (iv) the maximum number and class or series of our common stock with respect to which awards may be granted to any employee during a fiscal year.

Corporate Transactions

        If we are not the surviving entity in any merger, consolidation or other reorganization (or we survive only as a subsidiary of an entity other than an entity that was wholly-owned by us immediately prior to such merger, consolidation or other reorganization); if we sell, lease or exchange or agree to sell, lease or exchange all or substantially all of our assets (other than to any entity wholly-owned by us); if we are to be dissolved; or if we are a party to any other corporate transaction (as defined under Section 424(a) of the Internal Revenue Code), then the Committee may:

  •
  accelerate the time at which some or all of the awards then outstanding may be exercised so that such awards may be exercised in full for a limited period of time on or before a specified date, after which all such awards that remain unexercised shall terminate;

  •
  require the mandatory surrender to our Company of some or all of the then outstanding awards as of a specified date, in which event the Committee will then cancel such awards and our Company will pay to each such holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of our Company in connection with such transaction over the exercise prices under such awards for such shares;

  •
  have some or all outstanding awards assumed or have a new award of a similar nature substituted for some or all of the then outstanding awards;

  •
  provide that the number and class or series of our shares of common stock covered by an award will be adjusted so that such award when exercised will then cover the number and class or series of our common stock or other securities or property to which the holder of such award would have been entitled pursuant to the terms of the agreement or plan relating to such transaction if the holder of such award had been the holder of record of the number of shares of our common stock then covered by such award; or

  •
  make such adjustments to awards then outstanding as the Committee deems appropriate to reflect such transaction.

        In the event of changes in our outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization, the number and price of the shares or other consideration subject to any outstanding award will be subject to adjustment by the Committee. In the event of any such change in our outstanding common stock, the aggregate number of shares of our common stock available under the 2009 Plan may be appropriately adjusted by the Committee.

        After a merger or consolidation involving our Company in which we are the surviving corporation, each holder of a restricted stock award granted under our 2009 Plan shall be entitled to have his restricted stock appropriately adjusted based on the manner in which the shares of our common stock were adjusted under the terms of the agreement of merger or consolidation.

Plan Amendments and Termination

        Our Board of Directors may alter, amend, or terminate our 2009 Plan and the Committee may alter, amend, or terminate any award agreement in whole or in part; however, no termination, amendment, or modification of our 2009 Plan or any award agreement shall adversely affect in any material way any award previously granted, without the written consent of the holder. We will obtain stockholder approval of any amendment to the 2009 Plan as required by applicable law or stock exchange rules.

        Our 2009 Plan became effective February 27, 2009. No awards may be granted under our 2009 Plan on or after the tenth anniversary of the effective date, unless our 2009 Plan is subsequently amended, with the approval of stockholders, to extend the termination date.

New Plan Benefits

2009 Omnibus Incentive Plan

Name and position	Dollar value	Number of shares subject to stock awards
Stephen M. Swad(1) President, Chief Executive Officer	*	*
Tom P.H. Adams(1) Former President and Chief Executive Officer	*	*
Thomas M. Pierno(1) Chief Financial Officer	*	*
Michael S. Fulkerson(1) Chief Technology Officer	*	*
Judy K. Verses(1) President, Global Institutions	*	*
Pragnesh N. Shah(1) President, Global Consumer	*	*
Michael C. Wu(1) General Counsel and Secretary	*	*
All current executive officers as a group(1)	*	*
All current non-executive officer directors as a group(2)	$700,000	*
All employees, other than current executive officers, as a group(1)	*	*

(1)
Awards granted under the 2009 Plan to our executive officers and employees are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of this Proposal No. 4. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers or employees under the 2009 Plan.

(2)
Pursuant to our current non-employee director compensation policy, each of our current non-employee directors, with the exception of Tom P.H. Adams, John E. Lindahl and Theodore J. (Ted) Leonsis, will receive an annual equity grant with a fair market value as of the date of grant of $100,000, comprised of 50% stock options and 50% restricted stock units granted under the 2009 Plan. The number of shares subject to such awards granted under the 2009 Plan is determined on the basis of the fair market value of our common stock on the date of grant and, therefore, is not determinable at this time.

Plan Benefits

        The following table sets forth the number of shares of our common stock subject to stock options, restricted stock awards and restricted stock unit awards granted under the 2009 Plan that have been received by or allocated as of April 2, 2013 to the following persons or groups: (i) our CEO, (ii) each of our other Named Executive Officers, (iii) our current executive officers as a group, (iv) our current non-executive officer directors as a group, (v) each nominee for election as a director, (vi) all employees, other than current executive officers, as a group, (vii) each associate of any such director, executive officer or nominee, and (viii) each other person who received or is to receive 5% of the awards. The following table does not include the number of shares subject to performance stock awards granted under the 2009 Plan pursuant to the terms of the LTIP as of April 2, 2013, subject to stockholder approval of Proposal No. 3. Such information is set forth in the New Plan Benefits Table in Proposal No. 3.

Name and position	Stock Option Awards (#)	Restricted Stock Awards (#)	Restricted Stock Unit Awards (#)
Stephen M. Swad President, Chief Executive Officer	309,659	150,621	0
Tom P.H. Adams Former President and Chief Executive Officer	739,857	0	3,628
Thomas M. Pierno Chief Financial Officer	58,155	18,208	0
Michael S. Fulkerson Chief Technology Officer	0	0	0
Judy K. Verses President, Global Institutions	76,303	20,286	0
Pragnesh N. Shah President, Global Consumer	73,155	10,080	0
Michael C. Wu General Counsel and Secretary	99,727	13,142	0
Phillip A. Clough Nominee for Election as a Director	15,903	0	9,195
All current executive officers as a group	829,339	212,337	0
All current non-executive officer directors as a group	792,199	0	93,125
All employees, other than current executive officers, as a group	1,679,115	456,235	0
Each associate of any director, executive officer or nominee	0	0	0
Each other 5% holder or future 5% recipient	0	0	0

U.S. Federal Income Tax Consequences of 2009 Plan Awards

        The following is a general summary of the principal U.S. Federal income tax consequences to participants who are either U.S. citizens or residents of certain transactions with respect to awards granted under our 2009 Plan and to the Company. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any locality, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the 2009 Plan.

  Incentive Stock Options

        When the Committee grants an employee an incentive stock option to purchase shares of our common stock under our 2009 Plan, the employee will not be required to recognize any U.S. Federal taxable income as a result of the grant or as a result of the employee's exercise of the incentive stock option; however, the difference between the exercise price and the fair market value of the shares of our common stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of the shares acquired through exercise of an incentive stock option (assuming such sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain (or loss) will be taxed as long-term capital gain (or loss) and our Company will not be entitled to any deduction in connection with the sale or the grant or exercise of the incentive stock option. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares.

        However, if the employee sells the shares acquired upon exercise of an incentive stock option before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the employee will be treated as having received, at the time of sale, compensation taxable as ordinary income, and our Company will be entitled to a corresponding deduction. The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares and the compensation income reported at the time of sale of the shares.

  Nonqualified Stock Options

        When the Committee grants a nonqualified stock option to purchase shares of our common stock under our 2009 Plan, the recipient will not be required to recognize any U.S. Federal taxable income as a result of the grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the nonqualified stock option. Generally, the measure of the income will be equal to the difference between the fair market value of the shares of our common stock acquired on the date the shares are acquired and the option price. The tax basis of the shares acquired on exercise of the nonqualified stock option for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the nonqualified stock option. The income reportable on exercise of the nonqualified stock option by an employee is subject to Federal tax withholding. Generally, our Company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a nonqualified stock option.

  Stock Appreciation Rights

        The grant of a SAR under our 2009 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for our Company, at the time of grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the SAR. Generally, the measure of the income will be equal to the amount realized on exercise of the SAR. The income reportable on exercise of the SAR by an employee is subject to Federal tax withholding. Generally, our Company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a SAR.

  Restricted Stock Awards

        The grant of a restricted stock award under our 2009 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for our Company, at the time of grant unless the recipient timely makes an election under Section 83(b) of the Internal Revenue Code, as described below. Upon the expiration of the forfeiture restrictions applicable to the restricted stock award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid for the shares. The income realized by an employee is subject to Federal tax withholding. The Company will be entitled to a deduction in the amount and at the time the recipient recognizes income. If an election under Section 83(b) of the Internal Revenue Code has not been made, any dividends received with respect to any restricted shares that are not vested (i.e., the forfeiture restrictions have not yet lapsed) generally will be treated as compensation that is taxable as ordinary income to the recipient and our Company will be entitled to a corresponding deduction. With respect to any restricted shares that are vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient and our Company will not be entitled to deductions with respect to the dividends.

        If a participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the restricted shares awarded under the restricted stock award, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.

  Restricted Stock Unit Awards

        The grant of a restricted stock unit award under our 2009 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for our Company at the time of grant. At the time a restricted stock unit award vests or is paid the recipient will recognize ordinary income and our Company will be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the fair market value of our Company's common stock at the time the restricted stock unit is settled.

  Performance Stock and Performance Unit Awards

        Performance stock awards granted under our 2009 Plan generally have the same tax consequences as restricted stock awards as discussed above (except that the compensation deduction limitation described below generally will not apply). A recipient of a performance unit award under our 2009 Plan generally will not realize U.S. Federal taxable income at the time of grant of the award, and our Company will not be entitled to a deduction at that time with respect to the award. When the performance goals applicable to the performance unit award are attained and amounts are due under the award, the holder of the award will be treated as receiving compensation taxable as ordinary income, and our Company will be entitled to a corresponding deduction.

  Annual Cash Incentive Awards

        The grant of an annual cash incentive award under our 2009 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us at the time of grant. At the time the annual cash incentive award is settled in cash, the recipient will recognize ordinary income and our Company will be entitled to a corresponding deduction, in the amount of cash received by the recipient under the award at that time.

  Other Cash-Based and Stock-Based Awards

        The grant of a cash-based award under our 2009 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us at the time of grant. At the time a cash-based award is settled in cash, the recipient will recognize ordinary income and our Company will be entitled to a corresponding deduction, in the amount of cash received by the recipient under the award at that time.

        Other stock-based awards granted under our 2009 Plan generally have the same tax consequences as restricted stock unit awards.

  Section 409A

        The American Jobs Creation Act of 2004 introduced a new section of the Internal Revenue Code ("Section 409A") covering certain nonqualified deferred compensation arrangements. Section 409A generally establishes new rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. The 2009 Plan permits the grants of various types of awards, which may or may not be exempt from Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events described in this section could apply earlier than described, and could result in the imposition of the 20% additional tax plus interest. Restricted stock awards, stock options and stock appreciation rights that comply with the terms of the 2009 Plan, are designed to be exempt from Section 409A. RSUs granted under the 2009 Plan may be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from Section 409A. If not exempt, such RSUs must be specifically designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

  Certain Other Tax Issues

        In addition, (i) any of our officers subject to Section 16(b) liability may be subject to special rules regarding the income tax consequences concerning their awards; (ii) our ability to realize the benefit of any tax deductions described above depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of our tax reporting obligations; and (iii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which excess amounts may be subject to excise taxes and may be nondeductible by us. The 2009 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Other Information and Conclusion

        Our 2009 Plan will continue for 2013 and future years until its termination date as permitted by applicable law if our stockholders do not approve the Amendment. However, if our stockholders do not approve the Amendment, we are unlikely to have sufficient shares available to continue granting equity awards as part of our annual long-term incentive compensation awards.

        The Company believes that its best interests will be served by the approval of the Amendment. The Amendment will enable the Company to be in a position to continue to grant long-term incentive awards to employees and directors, including those who through promotions and development of the Company's business will be entrusted with new and more important responsibilities.

Vote Required for Approval

        Under NYSE rules, approval of the Amendment requires the affirmative vote of a majority of the votes cast on the proposal, provided that a majority of the outstanding shares of common stock are voted on the proposal. Abstentions will have the effect of votes against the proposal, while broker non-votes will have no effect on the outcome of the proposal.

 Equity Compensation Plan Information

        The table below sets forth the following information as of December 31, 2012 for (1) all equity compensation plans previously approved by our stockholders and (2) all equity compensation plans not previously approved by our stockholders.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of such outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1))
Equity compensation plans approved by security holders	703,121	(2)	$6.00	(3)		(4)
	1,767,226	(5)	$15.18	(3)
	89,115	(6)	$0		1,471,063	(7)
Equity compensation plans not approved by security holders	—		—		—

Total

(1)
As of February 28, 2013, the Company had 1,151,368 shares remaining available for grant under its equity compensation plans and the following equity awards were outstanding: 2,635,153 stock options, with a weighted average exercise price of $12.53 and a weighted average remaining term of 7 years, as well as 793,464 Full Value Awards, which consisted of 700,339 restricted stock awards and 93,125 RSUs.

(2)
Represents nonqualified stock options outstanding under the Rosetta Stone Inc. 2006 Stock Incentive Plan.

(3)
Represents the weighted-average exercise price of the outstanding nonqualified stock options excluding the RSUs which can be exercised for no consideration.

(4)
In addition to our 2009 Plan, we maintain the Rosetta Stone Inc. 2006 Stock Incentive Plan, which was previously approved by our stockholders in 2006 prior to our initial public offering. No new awards will be made under the 2006 plan and awards that are forfeited will not be made available for future awards.

(5)
Represents nonqualified stock options outstanding under the Rosetta Stone Inc. 2009 Omnibus Incentive Plan.

(6)
Represents RSU awards outstanding under the Rosetta Stone Inc. 2009 Omnibus Incentive Plan.

(7)
Represents number of securities available for award under the Rosetta Stone Inc. 2009 Omnibus Incentive Plan.

Our Board of Directors unanimously recommends that you vote
"FOR" the approval of the Amendment to the Rosetta Stone Inc. 2009 Omnibus Incentive Plan

 PROPOSAL NO. 5
ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

        The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This vote, commonly referred to as "say on pay," is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules. We are providing this vote as required by Section 14A of the Exchange Act. Accordingly, we are asking our stockholders to vote "FOR" the adoption of the following resolution:

        "RESOLVED, that the stockholders of Rosetta Stone Inc. ("Rosetta Stone") advise that they approve the compensation paid to Rosetta Stone's named executive officers, as disclosed in Rosetta Stone's Proxy Statement for the 2013 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

        While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or our Compensation Committee. Our Board of Directors and our Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

        This proposal must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions with respect to the approval of this proposal will have the effect of a vote against this proposal. Broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this proposal.

        Unless our Board of Directors decides to modify its policy regarding the frequency of advisory votes on the compensation of the Company's named executive officers, they are to be held annually and the next scheduled say-on-pay vote will be at the 2014 Annual Meeting of Shareholders.

Our Board of Directors unanimously recommends that you vote
"FOR" the advisory approval of the resolution set forth above.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Michael C. Wu General Counsel and Secretary

APPENDIX A

ROSETTA STONE INC.
2009 OMNIBUS INCENTIVE PLAN

(Amended and Restated Effective February 21, 2013)

A

A-i

A-ii

A-iii

A-iv

ROSETTA STONE INC.
2009 OMNIBUS INCENTIVE PLAN

(Amended and Restated Effective February 21, 2013)

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

        1.1    Establishment.     The Company originally established this incentive compensation plan, known as the "Rosetta Stone Inc. 2009 Omnibus Incentive Plan," effective February 27, 2009 (the "Effective Date"), and the Plan was approved by the Company's shareholders. The Plan was subsequently amended by the First Amendment to the Plan (effective May 26, 2011) and the Second Amendment to the Plan (effective February 22, 2012). The Plan was then amended by the Third Amendment to the Plan (effective February 21, 2013), subject to the approval of the Company's shareholders at the Company's 2013 Annual Meeting of Stockholders. The Plan is hereby amended and restated effective February 21, 2013 to incorporate the provisions of the amendments, subject to the approval of the Company's shareholders of the Third Amendment to the Plan. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Annual Cash Incentive Awards, Other Stock-Based Awards and Cash-Based Awards.

        1.2    Purpose of the Plan.     The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its Affiliates.

        1.3    Duration of Plan.     The Plan shall continue indefinitely until it is terminated pursuant to Section 16.1. No Awards may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of the Plan by the Board, and (b) the Effective Date.

ARTICLE II

DEFINITIONS

        The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

        2.1  "Affiliate" means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

        2.2  "Annual Cash Incentive Award" means an Award granted to a key executive Employee pursuant to Article XI.

        2.3  "Authorized Shares" shall have the meaning ascribed to that term in Section 4.1(a).

        2.4  "Award" means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Annual Cash Incentive Awards, Other Stock-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan.

        2.5  "Award Agreement" means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

        2.6  "Board" means the board of directors of the Company.

        2.7  "Cash-Based Award" means an Award granted pursuant to Article XIII.

        2.8  "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

        2.9  "Committee" means (a) in the case of an Award granted to a Director, the Board, and (b) in the case of any other Award granted under the Plan, the Compensation Committee of the Board or, if the Compensation Committee of the Board chooses to delegate it duties, a committee of at least two persons who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board to administer the Plan. Each member of the Committee in respect of his or her participation in any decision with respect to an Award that is intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of "outside director" status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3, the requirements of Rule 16b-3(d)(1) with respect to committee action must also be satisfied.

        2.10  "Company" means Rosetta Stone Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

        2.11  "Corporate Change" shall have the meaning ascribed to that term in Section 4.5(c).

        2.12  "Covered Employee" means an Employee who is a "covered employee," as defined in section 162(m) of the Code and the regulations or other guidance promulgated by the Internal Revenue Service under section 162(m) of the Code, or any successor statute.

        2.13  "Director" means a director of the Company who is not an Employee.

        2.14  "Disability" means as determined by the Committee in its discretion exercised in good faith, (a) in the case of an Award that is exempt from the application of the requirements of Section 409A, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company's long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is a Director or is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, "Disability" means a permanent and total disability as defined in section 22(e)(3) of the Code and (b) in the case of an Award that is not exempt from the application of the requirements of Section 409A, (i) the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. A determination of

Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

        2.15  "Dividend Equivalent" means a payment equivalent in amount to dividends paid to the Company's stockholders.

        2.16  "Effective Date" shall have the meaning ascribed to that term in Section 1.1.

        2.17  "Employee" means (a) a person employed by the Company or any Affiliate as a common law employee or (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within six (6) months from the date of a determination made for purposes of the Plan.

        2.18  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor act.

        2.19  "Fair Market Value" of the Stock as of any particular date means a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Stock reported on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value means

  (a)
  the closing sale price of the Stock on that date, if the Stock is traded on that date, or

  (b)
  the closing sale price of the Stock on the last trading date immediately preceding that date, if the Stock is not traded on that date;

        provided, however, that (x) if the Stock is not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

        2.20  "Fiscal Year" means the calendar year.

        2.21  "Freestanding SAR" means a SAR that is granted independently of any Options, as described in Article VI.

        2.22  "Full Value Award" means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of shares of Stock.

        2.23  "Holder" means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

        2.24  "Incentive Stock Option" or "ISO" means an option to purchase Stock granted pursuant to Article V that is designated as an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

        2.25  "Insider" shall mean an individual who is, on the relevant date, an officer, a Director, or more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

        2.26  "Minimum Statutory Tax Withholding Obligation" means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state, local and foreign taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

        2.27  "Nonqualified Stock Option" or "NQSO" means a "nonqualified stock option" to purchase Stock granted pursuant to Article V that does not satisfy the requirements of section 422 of the Code.

        2.28  "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

        2.29  "Option Price" shall have the meaning ascribed to that term in Section 5.4.

        2.30  "Other Stock-Based Award" means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article XII.

        2.31  "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.32  "Performance-Based Compensation" means compensation under an Award that satisfies the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

        2.33  "Performance Goals" means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award are based.

        2.34  "Performance Stock Award" means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

        2.35  "Performance Unit Award" means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

        2.36  "Period of Restriction" means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

        2.37  "Permissible under Section 409A" means with respect to a particular action (such as, the grant, payment, vesting, settlement or deferral of an amount or award under the Plan) that such action shall not subject the compensation at issue to be subject to the additional tax or interest applicable under Section 409A.

        2.38  "Plan" means the Rosetta Stone Inc. 2009 Omnibus Incentive Plan, as set forth in this document as it may be amended from time to time.

        2.39  "Restricted Stock" means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

        2.40  "Restricted Stock Award" means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

        2.41  "RSU" means a restricted stock unit credited to a Holder's ledger account maintained by the Company pursuant to Article VIII.

        2.42  "RSU Award" means an Award granted pursuant to Article VIII.

        2.43  "SAR" means a stock appreciation right granted under the Plan pursuant to Article VI.

        2.44  "Section 409A" means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

        2.45  "Separation from Service" means the termination of the Award recipient's employment or service relationship with the Company and all Affiliates as determined under Section 409A. "Separation from Service" means, in the case of an ISO, the termination of the Employee's employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

        2.46  "Stock" means the common stock of the Company, $0.00005 par value per share (or such other par value as may be designated by act of the Company's stockholders).

        2.47  "Subsidiary Corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.48  "Substantial Risk of Forfeiture" shall have the meaning ascribed to that term in Section 409A.

        2.49  "Tandem SAR" means a SAR that is granted in connection with a related Option pursuant to Article VI herein, the exercise of which shall require forfeiture of the right to purchase a share of Stock under the related Option (and when a share of Stock is purchased under the Option, the Tandem SAR shall similarly be canceled).

        2.50  "Ten Percent Stockholder" means an individual, who, at the time the applicable Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

        2.51  "Third Party Service Provider" means any consultant, agent, representative, advisor, or independent contractor who renders services to the Company or an Affiliate that (a) are not in connection with the offer and sale of the Company's securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

ARTICLE III

ELIGIBILITY

        Except as otherwise specified in this Article III, the persons who are eligible to receive Awards under the Plan are Employees, Directors and Third Party Service Providers, provided, however, that (a) only those persons who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of Incentive Stock Options under the Plan, (b) the only persons who are eligible to receive Annual Cash Incentive Awards under the Plan are key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company and (c) Directors and Third Party Service Providers are only eligible to receive NQSO, SAR and Full Value Awards. Awards other than ISOs, Performance Stock Awards, Performance Units Awards or Annual Cash Incentive Awards may also be granted to a person who is expected to become a key Employee within six months.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

        4.1    Authority to Grant Awards.     The Committee may grant Awards to those Employees, Directors and Third Party Service Providers as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

          (a)   Unless otherwise authorized by the shareholders of the Company and subject to adjustment as provided in Section 4.5, the total number of shares of Stock available for grant under the Plan, including shares subject to Awards previously issued and outstanding under the Plan, may not exceed 6,877,674 (which includes 4,560,674 shares of Stock authorized under the Plan prior to February 21, 2013) (the "Authorized Shares").

          (b)   The aggregate number of shares of Stock with respect to which ISOs may be granted under the Plan is equal to the Authorized Shares.

          (c)   The maximum number of shares of Stock with respect to which ISOs may be granted to an Employee during a Fiscal Year is 609,436. The maximum number of shares of Stock with respect to which NQSOs may be granted to an Employee during a Fiscal Year is 609,436. The maximum number of shares of Stock with respect to which SARs may be granted to an Employee during a Fiscal Year is 609,436. The maximum number of shares of Stock with respect to which Performance Stock Awards may be granted to an Employee during a Fiscal Year is 609,436. The maximum number of shares of Stock with respect to which Performance Unit Awards payable in shares of Stock may be granted to an Employee during a Fiscal Year is 609,436. The maximum value of cash with respect to which Performance Unit Awards payable in cash may be granted to an Employee during a Fiscal Year, determined as of the dates of grants of the Performance Unit Awards, is $5,000,000. The maximum amount that may be paid to a key executive Employee under Annual Cash Incentive Award(s) granted to an Employee during a Fiscal Year is $5,000,000.

          (d)   Each of the foregoing numerical limits stated in this Section 4.1 shall be subject to adjustment in accordance with the provisions of Section 4.5.

        4.2    Shares That Count Against Limit.     The following rules shall apply in determining the number of shares of Stock remaining available for grant under the Plan:

          (a)   While an Award is outstanding, it shall be counted against the authorized pool of shares of Stock, regardless of its vested status.

          (b)   The grant of an Option or SAR shall reduce the shares of Stock available for grant under the Plan by one (1) share of Stock for each share of Stock subject to such Award.

          (c)   Commencing on February 22, 2012, each grant of Restricted Stock, RSU, Performance Stock Awards, Performance Unit Awards, Performance Share, or any Other Stock-Based Awards which are Full Value Awards shall reduce the authorized Stock pool by 1.47 shares of Stock for each share of Stock subject to such Full Value Award.

          (d)   To the extent that an Award is settled in cash rather than in shares of Stock, the shares of Stock reserved for such Award shall not be deducted from the authorized Stock pool, and such number of credited shares of Stock may again be made subject to Awards under the Plan.

          (e)   To the extent shares of Stock are withheld from any Award by the Company as full or partial payment of taxes applicable to any Award, such shares shall not be added back to the number of shares of Stock available for issuance under the Plan.

          (f)    Shares of Stock tendered by a Participant to pay the exercise price of any Option or to satisfy tax-withholding obligations of any Award shall not be added to the authorized Stock pool.

          (g)   When a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan as one (1) share for every share subject to the SAR, regardless of the number of shares used to settled the SAR upon exercise.

          (h)   If any Award granted under this Plan is cancelled, forfeited, terminates, expires, or lapses for any reason, any shares of Stock subject to such Award again shall be available for the grant of an Award under the Plan. Without limiting the foregoing, to the extent a Full Value Award is forfeited prior to the expiration of the applicable Period of Restriction or Performance Goal period (as applicable), the same number of shares of Stock shall be added to the authorized Stock pool as were deducted when such Award first was granted.

        4.3    Non-Transferability.     Except as specified in the applicable Award Agreement or in domestic relations court orders, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him or her; provided, however, no Award may be transferred for value. Any attempted assignment of an Award in violation of this Section shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

        4.4    Requirements of Law.     The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

        4.5    Changes in the Company's Capital Structure.

          (a)   The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b)   If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

          (c)   If while unexercised Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a "Corporate Change"), then, except as a result of the Committee's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the consummation of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company's ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

            (1)   accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

            (2)   require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

            (3)   with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

            (4)   provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

            (5)   make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary to reflect such Corporate Change).

          Any adjustment effected by the Committee under Section 4.5 shall be designed to provide the Holder with the intrinsic value of his or her Award, as determined prior to the Corporate Change, or, if applicable, equalize the Fair Market Value of the Award before and after the Corporate Change.

          In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

          (d)   In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

          (e)   After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

          (f)    The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Awards.

        4.6    Election Under Section 83(b) of the Code.     No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the prior written approval of the General Counsel of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the prior written approval of the General Counsel of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

        4.7    Forfeiture for Cause.     Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Separation from Service (a) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate; (b) substantially and repeatedly failed to perform duties of the office held by the Holder as reasonably directed by the Company or an Affiliate, (c) committed gross negligence or willful misconduct with respect to the Company or an Affiliate; (d) committed a material breach of any employment agreement between the Holder and the Company or an Affiliate that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Affiliate, as applicable; (e) failed, within ten (10) days after receipt by the Holder of written notice thereof from the Company or an Affiliate, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company's or an Affiliate's business or operations, (f) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or an Affiliate, (g) harassed or discriminated against the Company's or an Affiliate's employees, customers or vendors in violation of the Company's policies with respect to such matters, (h) misappropriated funds or assets of the Company or an Affiliate for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board, (i) failed, due to some action or inaction on the part of the Holder, to have immigration status that permits the Holder to maintain full-time employment with the Company or an Affiliate in the United States in compliance with all applicable immigration law, (j) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee or the Board, if applicable, with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

        4.8    Forfeiture Events.     The Committee may specify in an Award Agreement that the Holder's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Separation from Service for cause, Separation from Service for any other reason, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

        4.9    Award Agreements.     Each Award shall be embodied in a written Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a change in control of the Company on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

        4.10    Amendments of Award Agreements.     The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

        4.11    Rights as Stockholder.     A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU, a Performance Unit, or an Other Stock-Based Award payable in Stock until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

        4.12    Issuance of Shares of Stock.     Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

        4.13    Restrictions on Stock Received.     The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

        4.14    Compliance With Section 409A.     Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan that is intended to comply the requirements of Section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option or a SAR shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.

        4.15    Date of Grant.     The date on which an option or SAR is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to a Holder under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option and the minimum Option price are fixed or determinable. If the corporate action contemplates an immediate offer of stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.

        4.16    Source of Shares Deliverable Under Awards.     Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.

 ARTICLE V

OPTIONS

        5.1    Authority to Grant Options.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine; provided that ISOs may be granted only to eligible Employees of the Company or of any Parent Corporation or Subsidiary Corporation (as permitted by section 422 of the Code and the regulations thereunder).

        5.2    Type of Options Available.     Options granted under the Plan may be NQSOs or ISOs.

        5.3    Option Agreement.     Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NQSO, (b) the Option Price, (c) the duration of the Option, (d) the number of shares of Stock to which the Option pertains, (e) the exercise restrictions, if any, applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Award Agreement for such Option, to the extent the limitations of Section 5.11 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NQSO. An Option granted under the Plan may not be granted with any Dividend Equivalents rights.

        5.4    Option Price.     The price at which shares of Stock may be purchased under an Option (the "Option Price") shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Ten Percent Stockholder, the Option Price must not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

        5.5    Duration of Option.     An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years, or, in the case of a Ten Percent Stockholder, no ISO shall be exercisable later than the fifth (5th) anniversary of the date of its grant) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder's Separation from Service.

        5.6    Amount Exercisable.     Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

        5.7    Exercise of Option.

          (a)    General Method of Exercise.    Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of shares of Stock with respect to which the Option is to be exercised and (3) the address to which a stock certificate, if any, representing such shares of Stock should be mailed or delivered. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (c) any other form of payment which is acceptable to the Committee.

          (b)    Exercise Through Third-Party Broker.    The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

        5.8    Transferability—Incentive Stock Options.     Notwithstanding anything in the Plan or an Award Agreement to the contrary, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all ISOs granted to an Employee under this Article V shall be exercisable during his or her lifetime only by such Employee.

        5.9    Notification of Disqualifying Disposition.     If any Employee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Employee shall notify the Company of such disposition within ten (10) days thereof.

        5.10    No Rights as Stockholder.     A Holder of an Option shall not have any rights as a stockholder with respect to Stock covered by an Option until the date a stock certificate for such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

        5.11    $100,000 Limitation on ISOs.     To the extent that the aggregate Fair Market Value of shares of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NQSOs. For this purpose, the "Fair Market Value" of the shares of Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

        5.12    Separation from Service.     Each Award Agreement shall set forth the extent to which the Holder of an Option shall have the right to exercise the Option following the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE VI

STOCK APPRECIATION RIGHTS

        6.1    Authority to Grant SAR Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        6.2    Type of Stock Appreciation Rights Available.     The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

        6.3    General Terms.     Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR. The grant price of Tandem SARs shall be equal to the Option Price of the related Option. A SAR granted under the Plan may not be granted with any Dividend Equivalents rights.

        6.4    SAR Agreement.     Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

        6.5    Term of SAR.     The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the shares of Stock subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the ISO exceeds the Option Price of the ISO.

        6.6    Exercise of Freestanding SARs.     Subject to the terms and provisions of the Plan and the applicable Award Agreement, Freestanding SARs may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be mailed. In accordance with applicable law, a Freestanding SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

        6.7    Exercise of Tandem SARs.     Subject to the terms and provisions of the Plan and the applicable Award Agreement, Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option and by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be mailed. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. In accordance with applicable law, a Tandem SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

        6.8    Payment of SAR Amount.     Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

        6.9    Separation from Service.     Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination or severance.

        6.10    Nontransferability of SARs.     Except as otherwise provided in a Holder's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Holder's Award Agreement, all SARs granted to a Holder under the Plan shall be exercisable during his or her lifetime only by the Holder, and after that time, by the Holder's heirs or estate. Any attempted assignment of a SAR in violation of this Section 6.10 shall be null and void.

        6.11    No Rights as Stockholder.     A grantee of a SAR award, as such, shall have no rights as a stockholder.

        6.12    Restrictions on Stock Received.     The Committee may impose such conditions and/or restrictions on any shares of Stock received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock received upon exercise of a SAR for a specified period of time.

ARTICLE VII

RESTRICTED STOCK AWARDS

        7.1    Restricted Stock Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to Restricted Stock, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

        7.2    Restricted Stock Award Agreement.     Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

        7.3    Holder's Rights as Stockholder.     Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder's name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE VIII

RESTRICTED STOCK UNIT AWARDS

        8.1    Authority to Grant RSU Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

        8.2    RSU Award.     An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a share of Stock.

        8.3    RSU Award Agreement.     Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

        8.4    Dividend Equivalents.     An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

        8.5    Form of Payment Under RSU Award.     Payment under an RSU Award shall be made in either cash or shares of Stock as specified in the applicable Award Agreement.

        8.6    Time of Payment Under RSU Award.     A Holder's payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

        8.7    Holder's Rights as Stockholder.     Each recipient of an RSU Award shall have no rights of a stockholder with respect to the Holder's RSUs. A Holder shall have no voting rights with respect to any RSU Awards.

ARTICLE IX

PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS

        9.1    Authority to Grant Performance Stock Awards and Performance Unit Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine; provided, however, that the performance period for any Performance Stock Award or Performance Unit Award shall not be less than one year. If the Committee imposes vesting or transferability restrictions on a Holder's rights with respect to Performance Stock Award or Performance Unit Awards, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a

Performance Stock Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

        9.2    Performance Goals.     A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Goals set forth in this Article IX, the Performance Goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Goals, which may be based on one or more business criteria that apply to the Holder, one or more business units or subsidiaries of the Company, or the Company as a whole:

(i.)	earnings per share,
(ii.)	earnings per share growth,
(iii.)	revenue,
(iv.)	increased revenue,
(v.)	revenue growth rate,
(vi.)	revenue ratios (per employee or per customer),
(vii.)	sales,
(viii.)	sales growth,
(ix.)	customer growth,
(x.)	stock price,
(xi.)	stock price growth,
(xii.)	total market value,
(xiii.)	market share,
(xiv.)	economic value added (net operating profit after tax, minus the sum of capital, multiplied by the cost of capital),
(xv.)	return on capital compared to cost of capital,
(xvi.)	total shareholder return,
(xvii.)	cash return on capitalization,
(xviii.)	return on equity,
(xix.)	return on stockholders' equity,
(xx.)	return on assets,
(xxi.)	return on sales,
(xxii.)	return on capital,
(xxiii.)	return on capital employed,
(xxiv.)	return on invested capital,
(xxv.)	shareholder value,
(xxvi.)	net income,
(xxvii.)	adjusted net income (loss), excluding stock-based compensation expenses, restructuring costs, costs associated with mergers and acquisitions and the non-cash tax valuation allowance for deferred tax assets,
(xxviii.)	adjusted net income (loss) per share, excluding stock-based compensation expenses, restructuring costs, costs associated with mergers and acquisitions and the non-cash tax valuation allowance for deferred tax assets,
(xxix.)	operating income,
(xxx.)	operating income before depreciation and amortization (OIBDA),

(xxxi.)	earnings before interest and taxes (EBIT),
(xxxii.)	earnings before interest, taxes, depreciation and amortization (calculated in accordance with Generally Accepted Accounting Principles ("GAAP")) (EBITDA),
(xxxiii.)	adjusted EBITDA (EBITDA excluding stock-based compensation expenses, restructuring costs and costs associated with mergers and acquisitions),
(xxxiv.)	operating EBITDA (GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization and stock-based compensation expenses plus the change in deferred revenue),
(xxxv.)	adjusted operating EBITDA (operating EBITDA excluding stock-based compensation expenses, restructuring costs and costs associated with mergers and acquisitions),
(xxxvi.)	net cash flow,
(xxxvii.)	free cash flow,
(xxxviii.)	cash flow,
(xxxix.)	cash flow from operations,
(xl.)	operating cash flow growth,
(xli.)	net cash flow before financing activities,
(xlii.)	cost reductions,
(xliii.)	cost ratios (per employee or per customer),
(xliv.)	cash efficiency,
(xlv.)	reduction in expenses,
(xlvi.)	proceeds from dispositions,
(xlvii.)	project completion time and budget goals,
(xlviii.)	completion or progress on the achievement of significant transactions, acquisitions, divestitures, product development and/or projects or processes,
(xlix.)	credit rating,
(l.)	customer satisfaction scores,
(li.)	customer satisfaction surveys,
(lii.)	brand equity measure (market research),
(liii.)	achievement of product and/or service quality goals,
(liv.)	application downloads,
(lv.)	average revenue per unit or paid online learner (ARPU),
(lvi.)	average deal value (global institutional),
(lvii.)	average order value (AOV),
(lviii.)	bookings,
(lix.)	booking growth,
(lx.)	conversion rate on leads captured (consumer and institutional),
(lxi.)	cost per acquisition for consumer (CPA),
(lxii.)	leads captured (consumer and institutional),
(lxiii.)	licenses/seats (unit metric for global institutional),
(lxiv.)	life-time value (LTV),
(lxv.)	net economic value,
(lxvi.)	paid online learners (consumer),
(lxvii.)	percentage digital sales (percentage of new consumer units sold),
(lxviii.)	product engagement (usage metric),
(lxix.)	product ratings on e-commerce sites,
(lxx.)	product units sold (consumer),
(lxxi.)	productivity ratios (quota reps), and
(lxxii.)	renewal rate (consumer and institutional).

    Items (i) through (xii), items (xxv) through (xlix) and items (liii) through (lxxii) may be referred to as "Performance Measures" from time to time. Items (xiv) through (xxiv) may be referred to as "Return Measures" from time to time. Item (xiii) may be referred to as "Market Share Measure" from time to time. Items (l) through (lii) may be referred to as "Customer Satisfaction Measures" from time to time.

        Unless specified otherwise by the Committee (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Committee shall appropriately adjust any evaluation of performance under a Performance Goal to exclude: (i) litigation or claim judgments or settlements, (ii) restructuring costs, transaction costs, and other costs associated with mergers and acquisitions, (iii) adjustments related to recording the non-cash tax valuation allowance for deferred tax assets, (iv) asset write-downs, (v) the effect of changes in, or provisions under, tax law, accounting principles or other such laws or provisions affecting reported results, (vi) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, and (vii) restructuring and/or other nonrecurring charges.

        Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Stock or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulation section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

        9.3    Time of Establishment of Performance Goals.     With respect to a Covered Employee, a Performance Goal for a particular Performance Stock Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

        9.4    Written Agreement.     Each Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

        9.5    Form of Payment Under Performance Unit Award.     Payment under a Performance Unit Award shall be made in cash and/or shares of Stock as specified in the Holder's Award Agreement.

        9.6    Time of Payment Under Performance Unit Award.     A Holder's payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

        9.7    Holder's Rights as Stockholder With Respect to a Performance Stock Award.     Subject to the terms and conditions of the Plan, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock.

        9.8    Increases Prohibited.     None of the Committee or the Board may increase the amount of compensation payable under a Performance Stock or Performance Unit Award. If the time at which a Performance Stock Award or Performance Unit Award will vest or be paid is accelerated for any reason, the number of shares of Stock subject to, or the amount payable under, the Performance Stock or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

        9.9    Stockholder Approval.     No payments of Stock or cash will be made to a Covered Employee pursuant to this Article IX unless the stockholder approval requirements of Department of Treasury Regulation section 1.162-27(e)(4) are satisfied.

        9.10    Dividend Equivalents.     An Award Agreement for a Performance Stock Award or Performance Unit Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award; provided that, no credited Dividend Equivalents shall be distributed (without interest) to the Holder unless, and only if, the restrictions imposed on the applicable Performance Stock Award and/or Performance Unit Award lapse.

ARTICLE X

DIRECTOR AWARDS

        All Awards to Directors shall be determined by the Board.

ARTICLE XI

ANNUAL CASH INCENTIVE AWARDS

        11.1    Authority to Grant Annual Cash Incentive Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Annual Cash Incentive Awards under the Plan to key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company in such amounts and upon such terms as the Committee shall determine. Subject to the following provisions in this Article XI, the amount of any Annual Cash Incentive Awards shall be based on the attainment of such Performance Goals as the Committee may determine and the term, conditions and limitations applicable to any Annual Cash Incentive Awards made pursuant to the Plan shall be determined by the Committee.

        11.2    Covered Employees.     The Performance Goals upon which the payment or vesting of an Annual Cash Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation must meet the requirements of Sections 9.2, 9.3, 9.8 and 9.9 as applied to such Annual Cash Incentive Award.

        11.3    Written Agreement.     Each Annual Cash Incentive Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

        11.4    Form of Payment Under Annual Cash Incentive Award.     Payment under an Annual Cash Incentive Award shall be made in cash.

        11.5    Time of Payment Under Annual Cash Incentive Award.     A Holder's payment under an Annual Cash Incentive Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Annual Cash Incentive Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

ARTICLE XII

OTHER STOCK-BASED AWARDS

        12.1    Authority to Grant Other Stock-Based Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        12.2    Value of Other Stock-Based Award.     Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.

        12.3    Payment of Other Stock-Based Award.     Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.

        12.4    Separation from Service.     The Committee shall determine the extent to which a Holder's rights with respect to Other Stock-Based Awards shall be affected by the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

        12.5    Time of Payment of Other Stock-Based Award.     A Holder's payment under an Other Stock-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to Section 409A, the Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Other Stock-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

ARTICLE XIII

CASH-BASED AWARDS

        13.1    Authority to Grant Cash-Based Awards.     Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine.

        13.2    Value of Cash-Based Award.     Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

        13.3    Payment of Cash-Based Award.     Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.

        13.4    Time of Payment of Cash-Based Award.     Payment under a Cash-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to Section 409A, the Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Cash-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

        13.5    Separation from Service.     The Committee shall determine the extent to which a Holder's rights with respect to Cash-Based Awards shall be affected by the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

ARTICLE XIV

SUBSTITUTION AWARDS

        Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. If shares of Stock are issued under the Plan with respect to an Award granted under this Article such shares of Stock will not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

ARTICLE XV

ADMINISTRATION

        15.1    Awards.     The Plan shall be administered by the Committee or, in the absence of the Committee or in the case of awards issued to Directors, the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

        15.2    Authority of the Committee.     The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business relating to the Plan or Awards made under the Plan, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

        The Committee may make an Award to an individual who the Company expects to become an Employee of the Company or any of its Affiliates within six (6) months after the date of grant of the Award, with the Award being subject to and conditioned on the individual actually becoming an Employee within that time period and subject to other terms and conditions as the Committee may establish.

        The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan's objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

        15.3    Decisions Binding.     All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its stockholders, Holders and the estates and beneficiaries of Holders.

        15.4    No Liability.     Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company's, its Affiliates', the Committee's or the Board's roles in connection with the Plan.

ARTICLE XVI

AMENDMENT OR TERMINATION OF PLAN

        16.1    Amendment, Modification, Suspension, and Termination.     Subject to Section 16.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company's stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option or the grant price of a previously granted SAR, cancel a previously granted Option or previously granted SAR for a payment of cash, other property or other Awards if the aggregate fair market value of such Award is less than the aggregate Option Price of such Award in the case of an Option or the aggregate grant price of such Award in the case of a SAR, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

        16.2    Awards Previously Granted.     Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XVII

MISCELLANEOUS

        17.1    Unfunded Plan/No Establishment of a Trust Fund.     Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

        17.2    No Employment Obligation.     The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder's employment at any time or for any reason not prohibited by law.

        17.3    Tax Withholding.     The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder's exercise of an Award or the vesting of an Award to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company's or the Affiliate's Minimum Statutory Tax Withholding Obligation.

        The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of or payment under an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the

Company shall (a) calculate the amount of the Company's or an Affiliate's Minimum Statutory Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company's or an Affiliate's Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 17.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder's right, title and interest in such shares of Stock shall terminate.

        The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

        17.4    Indemnification of the Committee.     The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member's duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

        17.5    Gender and Number.     If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

        17.6    Severability.     In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        17.7    Headings.     Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

        17.8    Other Compensation Plans.     The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees, Directors or Third Party Service Providers.

        17.9    Retirement and Welfare Plans.     Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as "compensation" for purposes of computing the benefits payable to any person under the Company's or any Affiliate's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant's benefit.

        17.10    Other Awards.     The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

        17.11    Successors.     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

        17.12    Law Limitations/Governmental Approvals.     The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        17.13    Delivery of Title.     The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

        17.14    Inability to Obtain Authority.     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

        17.15    Investment Representations.     The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

        17.16    Persons Residing Outside of the United States.     Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable—any subplans and modifications to Plan terms and procedures established under this Section 17.16 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

        17.17    Arbitration of Disputes.     Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted in the greater District of Columbia metropolitan area pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

        17.18    No Fractional Shares.     No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        17.19    Governing Law.     The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the Commonwealth of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

X Please mark your votes like this FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY 1. ELECTION OF DIRECTORS 2. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. 4. Approve an amendment to our 2009 Omnibus Incentive Plan, as amended, to increase the number of shares available for issuance under the 2009 Omnibus Incentive Plan. Our Board of Directors recommends that you vote FOR ALL of the nominees listed below: Nominees: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom you are withholding on the line below. __________________________________________________________________ Signature Signature Date , 2013. NOTE: Please sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: For All For All Except Withhold All To act upon such other business as may properly come before the meeting or any adjournment or any postponement thereof. 01) Phillip A. Clough 02) Stephen M. Swad Our Board of Directors recommends you vote FOR the following proposal(s): Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. Vote Your Proxy on the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. OR As a stockholder of Rosetta Stone Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on May 22, 2013. VOTE BY INTERNET QUICK EASY IMMEDIATE Rosetta Stone Inc. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY FOR AGAINST ABSTAIN 5. Conduct an advisory vote on the compensation of the named executive officers. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 3. Approve the material terms of the performance goals for certain awards under our 2009 Omnibus Incentive Plan, as amended, to permit us to grant awards that may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. FOR AGAINST ABSTAIN

ROSETTA STONE INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS May 23, 2013 The undersigned hereby appoints Stephen M. Swad and Michael C. Wu, or either of them, as proxies, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Rosetta Stone Inc. to be held at 3:30 p.m. local time on May 23, 2013, at Rosetta Stone’s offices at 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed on the reverse side: THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ROSETTA STONE. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED “FOR ALL” THE DIRECTOR NOMINEES FOR ELECTION AND “FOR” PROPOSALS 2, 3, 4 AND 5. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof, to the extent authorized by applicable law (including matters that the proxy holders do not know, a reasonable time before this solicitation, are to be presented). WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE AND READ THE REVERSE SIDE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 23, 2013. The Proxy Statement and our 2012 Annual Report to Stockholders are available at: http://www.cstproxy.com/rosettastone/2013 PROXY